As filed with the Securities and Exchange Commission on December 26, 2024

Registration No. 333-282664

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE CHILDREN’S PLACE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	31-1241495
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

500 Plaza Drive

Secaucus, New Jersey 07094

(201) 558-2400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jared E. Shure

Chief Administrative Officer, General Counsel and Corporate Secretary

The Children's Place, Inc.
500 Plaza Drive
Secaucus, New Jersey 07094
(201) 558-2400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Cadwalader, Wickersham & Taft LLP

200 Liberty Street

New York, NY 10281

212-504-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “accelerated filer,” “large accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be distributed until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY Prospectus Dated december 26, 2024

THE CHILDREN’S PLACE, INC.

Non-Transferable Subscription Rights to Purchase Up to $90,000,000 in
Shares of Common Stock, representing 9,230,769 Shares of Common Stock in the Aggregate

The Children’s Place, Inc. (“The Children’s Place”, the “Company”, “we”, “us” or “our”) is distributing at no charge to the holders of our common stock, par value $0.10 per share (the “Common Stock”), on a pro rata basis, non-transferable subscription rights to purchase up to an aggregate of 9,230,769 shares of our Common Stock at a subscription price of $9.75 per whole share, payable by each rights holder (i) in cash, (ii) by delivery in lieu of cash of an equivalent amount of any indebtedness for borrowed money (principal and/or accrued and unpaid interest) owed by the Company to such rights holder, or (iii) by delivery of a combination of cash and such indebtedness. We refer to this offering as the “Rights Offering”. We are offering to each of our stockholders one non-transferable subscription right for each full share of Common Stock owned by that stockholder as of the close of business on December 13, 2024, the record date (the “Record Date”). Each subscription right will entitle its holder to purchase 0.7220 shares of our Common Stock. Additionally, rights holders who fully exercise their basic subscription rights will be entitled to subscribe for additional shares of our Common Stock that remain unsubscribed as a result of any unexercised basic subscription rights (the “over-subscription privilege”). The over-subscription privilege allows a rights holder to subscribe for additional shares of our Common Stock at the subscription price of $9.75 per whole share. We refer to the basic subscription rights and over-subscription privilege as “rights” or “subscription rights”.

The total subscription price of shares of Common Stock offered in this Rights Offering will be $90.0 million, assuming all rights are exercised. To the extent you properly exercise your over-subscription privilege for an amount of shares of Common Stock that exceeds the number of the unsubscribed shares of Common Stock available to you, the subscription agent for this Rights Offering, Equiniti Trust Company, LLC (the “Subscription Agent”), will return to you any excess subscription payments, in the manner and form in which such payments were made, without interest or penalty, as soon as practicable following the Expiration Date and Time (as defined below), and after all necessary calculations, pro rata allocations and adjustments have been completed. We are not requiring a minimum individual or overall subscription to complete the Rights Offering. The Subscription Agent will hold all funds received from subscribing stockholders in a segregated account (or, with respect to any evidence of indebtedness for borrowed money received from subscribing stockholders, in escrow) until we issue your shares of our Common Stock to you upon consummation of the Rights Offering or the withdrawal or termination of the Rights Offering. Subscription rights may only be exercised in aggregate for whole numbers of our Common Stock; fractional shares of Common Stock or cash in lieu of fractional shares of Common Stock will not be issued in the Rights Offering. Any fractional shares of Common Stock resulting from the exercise of the basic subscription rights will be eliminated by rounding down to the nearest whole share of Common Stock.

The subscription rights may be exercised at any time during the Rights Offering subscription period (the “Subscription Period”), which will commence on December 31, 2024, and will expire at 5:00 p.m., New York City time, on January 31, 2025 (the “Expiration Date and Time”). We may, in our sole discretion, extend the Subscription Period. We will extend the duration of the Rights Offering as required by applicable law, and we may choose to extend it if we decide that changes in the market price of our Common Stock warrant an extension or if we decide to give you more time to exercise your subscription rights in this Rights Offering. Once you have exercised your subscription right, your exercise may not be revoked. The rights are non-transferable. The subscription rights that are not exercised by the Expiration Date and Time will expire and will have no value. You should carefully consider whether or not to exercise your subscription rights before the Expiration Date and Time. If you are a beneficial owner of shares of Common Stock registered in the name of a broker, dealer, custodian bank, or other nominee, your nominee may establish an earlier deadline before the Expiration Date and Time by which time you must provide the nominee with your instructions and deliver all documents and payments to exercise your subscription rights.

See “The Rights Offering” for additional information.

The Rights Offering is being made in connection with the Letter Agreement between the Company and Mithaq Capital SPC, a Cayman segregated portfolio company (“Mithaq”) entered into on February 29, 2024 (the “Letter Agreement”).

Our largest stockholder, Mithaq, has indicated that it currently intends, but undertakes no obligation, to exercise all of the subscription rights distributed to it and its subsidiary, Snowball Compounding Ltd. (“Snowball”), by the Company in the Rights Offering, as well as the over-subscription privilege, and that it currently intends, but undertakes no obligation, to pay some or all of the subscription price payable upon the exercise of any such subscription rights directly held by Mithaq with indebtedness for borrowed money owed by the Company to Mithaq (including any indebtedness then-outstanding pursuant to Mithaq Term Loans (as defined below)). Our directors and executive officers who own shares of Common Stock are permitted, but not required, to participate in the Rights Offering on the same terms and conditions applicable to all holders of subscription rights. See “The Rights Offering – Participation of Our Directors, Executive Officers and Significant Stockholders” and “Risk Factors – Risks Related to Our Stock and Stock Price – We have a controlling stockholder who, following the Rights Offering, may continue owning a majority of our outstanding shares of Common Stock, and as a result controls all matters requiring shareholder approval.”

Our Common Stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “PLCE”. On December 24, 2024, the closing price of our Common Stock as reported by Nasdaq was $9.90 per share.

The subscription rights are non-transferable, except that they will be transferable by operation of law. The subscription rights will not be listed for trading on Nasdaq or any other stock exchange or market.

	Per Share of Common Stock	Aggregate
Subscription Price	$9.75	$90,000,000
Proceeds to The Children’s Place, before expenses	$9.75	$90,000,000	(1)

(1) Assumes that the Rights Offering is fully subscribed and that the subscription price for all shares of Common Stock subscribed for is paid in cash. To the extent that the subscription price for any shares of Common Stock subscribed for is paid for by the delivery of indebtedness for borrowed money, such delivery would have the result of reducing the Company’s outstanding indebtedness for borrowed money but would not result in cash proceeds to the Company.

Exercising the subscription rights and investing in our Common Stock involves significant risks. We urge you to read carefully the entirety of this prospectus, including the section titled “Risk Factors” beginning on page 11 of this prospectus, the section titled “Risk Factors” of the Company’s Annual Report on Form 10-K filed on May 6, 2024 (the “Form 10-K”) and in our Quarterly Reports on Form 10-Q for the fiscal quarters ended May 4, 2024, August 3, 2024 and November 2, 2024, and all other information included or incorporated by reference in this prospectus before you decide whether to exercise your rights.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Equiniti Trust Company, LLC will serve as the Subscription Agent and transfer agent (the “Transfer Agent”) for the Rights Offering, and D.F. King & Co., Inc. will serve as the information agent (the “Information Agent”) for the Rights Offering.

Neither we nor our board of directors (the “Board of Directors”) make any recommendation to holders regarding whether they should exercise their subscription rights. As a result of the terms of this Rights Offering, stockholders who do not fully exercise their subscription rights will own, upon completion of this Rights Offering, a smaller proportional interest in our Common Stock than otherwise would be the case had they fully exercised their rights, including as compared to any stockholders that exercise a greater proportion of their rights. See “Risk Factors” beginning on page 11 of this registration statement for more information.

If you have any questions or need further information about this Rights Offering, please call D.F. King & Co., Inc., our Information Agent for this Rights Offering, at (888) 567-1626. It is anticipated that delivery of the Common Stock purchased in this Rights Offering will be made on or about February 7, 2025 (assuming all necessary calculations, pro rata allocations and adjustments have been completed by such date).

The date of this prospectus is [•], 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC. The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase our Common Stock, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the section entitled “Where You Can Find More Information”.

We have not authorized anyone to provide any information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus is accurate only as of the date on its cover page. Our business, financial condition, results of operations and prospects may have changed since those dates.

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QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the Rights Offering. The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. You should carefully read this prospectus and the documents incorporated by reference in this prospectus as they contain more detailed descriptions of the terms and conditions of the Rights Offering and provide additional information about us and our business, including potential risks related to the Rights Offering. We urge you to read this entire prospectus, our financial statements and related notes and the other information incorporated by reference herein as described under the section entitled “Incorporation of Certain Information by Reference”.

Q:	What is the Rights Offering?

A:	The Rights Offering is a pro rata distribution at no charge to holders of our Common Stock of non-transferable subscription rights to purchase up to an aggregate of 9,230,769 shares of our Common Stock at a subscription price of $9.75 per whole share. We are offering to each of our stockholders, either as a holder of record or, in the case of shares held of record by brokers, dealers, custodian banks or other nominees on your behalf, as a beneficial owner of those shares, one non-transferable subscription right for each full share of Common Stock owned by that stockholder as of the close of business on the Record Date. Each subscription right will entitle its holder to purchase 0.7220 shares of our Common Stock. Each subscription right contains the basic subscription right and an over-subscription privilege, as described below. This registration statement is registering both the subscription rights and the shares of Common Stock that may be issued pursuant to the exercise of subscription rights.

Q:	What is the basic subscription right?

A:	The basic subscription right gives our stockholders the opportunity to purchase 0.7220 shares of Common Stock at a subscription price of $9.75 per whole share. We have granted to you, as a stockholder of record on the Record Date, one non-transferable subscription right for every share of our Common Stock you owned at that time.

We determined the ratio of rights required to purchase one share of Common Stock by dividing $90.0 million by the subscription price of $9.75 to determine the number of shares of Common Stock to be issued in the Rights Offering and then dividing the number of shares of Common Stock to be issued in the Rights Offering by 12,784,972, which was the number of shares of our Common Stock outstanding on the Record Date. Accordingly, each subscription right allows the holder thereof to subscribe for 0.7220 shares of Common Stock at a subscription price of $9.75 per whole share. As an example, if you owned 1,000 shares of our Common Stock on the Record Date, you would receive 1,000 subscription rights pursuant to your basic subscription right that would entitle you to purchase up to 722 shares of Common Stock at a subscription price of $9.75 per whole share.

You may exercise all or a portion of your basic subscription right or you may choose not to exercise any subscription rights at all. However, if you exercise less than your full basic subscription right, you will not be entitled to purchase shares of Common Stock under your over-subscription privilege.

If you hold your shares in street name through a broker, dealer, custodian bank, or other nominee who uses the services of The Depository Trust Company (“DTC”), then DTC will issue one non-transferable subscription right to your nominee for every share of our Common Stock you own on the Record Date. Each subscription right can then be used to purchase 0.7220 shares of Common Stock for $9.75 per whole share of Common Stock. See “The Rights Offering – Procedures for DTC Participants”. As in the example above, if you owned 1,000 shares of our Common Stock on the Record Date, your nominee would receive 1,000 subscription rights and you would have the right to purchase up to 722 shares of Common Stock for $9.75 per whole share.

No fractional shares of Common Stock will be issued upon the exercise of subscription rights in the Rights Offering. Any fractional shares of Common Stock created by the exercise of subscription rights will be rounded down to the nearest whole share.

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Q:	What is the over-subscription privilege?

A:	The over-subscription privilege of each subscription right entitles you, if you fully exercise your basic subscription right and subject to certain limitations, to subscribe for additional shares of our Common Stock at the same subscription price per share if any shares are not purchased by other holders of subscription rights under their basic subscription rights as of the Expiration Date and Time. No fractional shares will be issued.

Q:	What if there are an insufficient number of shares of Common Stock to satisfy the over-subscription requests?

If there are an insufficient number of shares of our Common Stock available to fully satisfy the over-subscription requests of rights holders, whether due to all holders exercising their basic subscription rights in full, or due to over-subscription requests exceeding the number of shares not purchased by other holders of subscription rights under their basic subscription rights, subscription rights holders who exercised their over-subscription privilege will receive the available shares of Common Stock pro rata based on the number of shares of Common Stock each subscription rights holder subscribed for under the basic subscription right. “Pro rata” means in proportion to the number of shares of our Common Stock that you and the other subscription rights holders have purchased by exercising your basic subscription rights on your Common Stock holdings. Any excess subscription payments will be returned in the manner and form in which such payments were made, without interest or penalty, as soon as practicable following the Expiration Date and Time, and after all necessary calculations, pro rata allocations and adjustments have been completed.

Q:	Will fractional shares be issued upon exercise of the subscription rights?

A:	No. We will not issue fractional shares of Common Stock in this Rights Offering. Any fractional shares of Common Stock created by the exercise of subscription rights will be rounded down to the nearest whole share. Any excess subscription payments received by the Subscription Agent will be returned in the manner and form in which such payments were made, without interest or deduction, as soon as practicable following the Expiration Date and Time, and after all necessary calculations, pro rata allocations and adjustments have been completed.

Q:	Why are you engaging in the Rights Offering?

A:	On February 28, 2024, the then-Board of Directors of the Company, none of the members of which were associated with Mithaq, approved the Letter Agreement, which requires, among other things, that the Company use reasonable best efforts to prepare, file, and cause to be effective a registration statement, prospectus and other materials required under applicable law to permit, and to then commence and complete, a rights offering, as has been previously disclosed by the Company. In furtherance of the Company’s efforts to comply with such pre-existing contractual obligation, and following the determination of the disinterested directors on the Company’s current Board of Directors (the “Disinterested Directors”) that the Rights Offering is in the best interests of the Company and its stockholders and would, among other things, provide the Company with an opportunity to raise capital and deleverage and more generally strengthen its balance sheet, the Disinterested Directors unanimously approved the Rights Offering. See “Summary – Recent Developments”, “Use of Proceeds” and “The Rights Offering – Reasons for the Rights Offering” for additional information.

Q:	When will I receive my rights certificate?

A:	Promptly after the date of this prospectus, the Subscription Agent will send a rights certificate to each registered holder of our Common Stock as of 5:00 p.m., New York City time, on the Record Date, based on our stockholder registry maintained at the Transfer Agent for our Common Stock. If you hold your shares of Common Stock in “street name” through a brokerage account, dealer, custodian bank, or other nominee, you will not receive a physical rights certificate. Instead, as described in this prospectus, you must instruct your broker, dealer, custodian bank, or other nominee whether or not to exercise subscription rights on your behalf. If you wish to obtain a separate rights certificate, you should promptly contact your broker, dealer, custodian bank, or other nominee and request a separate rights certificate. It is not necessary to have a physical rights certificate to elect to exercise your subscription rights if your shares are held by a broker, dealer, custodian bank, or other nominee.

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Q:	What happens if I choose not to exercise my subscription rights?

A:	You will retain your current number of shares of our Common Stock even if you do not exercise your basic subscription rights. However, if you do not exercise your basic subscription rights, the percentage of our Common Stock that you own may decrease, and your voting and other rights may be diluted.

Q:	Can the Board of Directors amend, withdraw or terminate the Rights Offering?

A:	Yes. Our Board of Directors reserves the right to amend, withdraw or terminate the Rights Offering at any time prior to the expiration of the Rights Offering for any reason. If the Rights Offering is terminated, any subscription payments received by the Subscription Agent will be returned in the manner and form in which such payments were made, without interest or penalty, as soon as practicable following the termination of the Rights Offering. To the extent that our Board of Directors amends material terms of, withdraws or terminates the Rights Offering, we will notify our stockholders in a manner reasonably calculated to inform them about such action.

Q:	When will the Rights Offering expire?

A:	The subscription rights will expire, if not exercised, at the Expiration Date and Time, unless we decide to extend the Rights Offering until some later time. See “The Rights Offering – Expiration of the Rights Offering and Extensions, Amendments and Termination”. The Subscription Agent must actually receive all required documents and payments before that time and date in order for you to properly exercise your subscription rights. Although we will make reasonable attempts to provide this prospectus to our stockholders, the Rights Offering and all subscription rights will expire on the Expiration Date and Time, whether or not we have been able to locate each person entitled to subscription rights. If you cannot deliver your documents and payment before the Expiration Date and Time, you may follow the guaranteed delivery procedures described under “The Rights Offering – Guaranteed Delivery Procedures”.

Q:	How do I exercise my subscription rights?

A:	You may exercise your subscription rights by properly completing and signing your subscription rights certificate if you are a record holder of our Common Stock, or by properly completing the subscription documents received from your bank or broker-dealer if your shares of Common Stock are held in street name. Your subscription rights certificate, or properly completed subscription documents, as the case may be, together with full payment of the subscription price, must be received by the Subscription Agent by the Expiration Date and Time, unless delivery of the subscription rights certificate is effected pursuant to the guaranteed delivery procedures described below. You must exercise your over-subscription privilege at the same time you exercise your basic subscription right in full. In exercising the over-subscription privilege, you must pay the full subscription price for all the shares you are electing to purchase. All subscription payments received by the Subscription Agent from the exercise of subscription rights that are not fulfilled will be returned to investors in the manner and form in which such payments were made, without interest or penalty, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected.

If you use mail, we recommend that you use insured, traceable or overnight mail, return receipt requested. We will not be obligated to honor your exercise of subscription rights if the Subscription Agent receives the documents relating to your exercise after the Expiration Date and Time, regardless of when you transmitted the documents.

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Q:	May I transfer, sell or assign my subscription rights?

A:	No. You may not transfer, sell or assign any of your subscription rights, except that the subscription rights will be transferable by operation of law. The subscription rights are non-transferable and will not be listed on any securities exchange or included in any automated quotation system. Therefore, there will be no market for the subscription rights.

Q:	What should I do if I want to participate in the Rights Offering but my shares of Common Stock are held in the name of my broker, dealer, custodian bank, or other nominee?

A:	If you hold shares of our Common Stock through a broker, dealer, custodian bank, or other nominee, we will ask your broker, dealer, custodian bank, or other nominee to notify you of the Rights Offering. If you wish to exercise your subscription rights, you will need to have your broker, dealer, custodian bank, or other nominee act for you. To indicate your decision, you should complete and return to your broker, dealer, custodian bank, or other nominee the form entitled “Beneficial Owner Election Form”. You should receive this form from your broker, dealer, custodian bank, or other nominee with the other rights offering materials. You should contact your broker, dealer, custodian bank, or other nominee if you do not receive this form, but you believe you are entitled to participate in the Rights Offering. Your nominee may establish an earlier deadline before the Expiration Date and Time by which time you must provide the nominee with your instructions and deliver all documents and payments to exercise your subscription rights.

Q:	Will I be charged a sales commission or a fee if I exercise my subscription rights?

A:	We will not charge a brokerage commission or a fee to subscription rights holders for exercising their subscription rights. However, if you exercise your subscription rights through a broker, dealer, custodian bank, or other nominee, you will be responsible for any fees charged by your broker, dealer, custodian bank, or other nominee.

Q:	Are there any conditions to my right to exercise my subscription rights?

A:	Yes. The Rights Offering is subject to certain limited conditions. See “The Rights Offering – Conditions, Amendment, Withdrawal and Termination”.

Q:	May I participate in this Rights Offering if I sell my Common Stock after the Record Date?

A:	The Record Date for this Rights Offering is December 13, 2024. If you owned Common Stock as of the Record Date, you will receive subscription rights and may participate in the Rights Offering even if you subsequently sell your Common Stock.

Q:	Will the Company’s executive officers and directors exercise their subscription rights?

Messrs. Turki Saleh A. AlRajhi and Muhammad Asif Seemab, members of the Board of Directors, are also Managing Directors of Mithaq, and may be deemed to beneficially own all of the shares of Common Stock currently beneficially owned by Mithaq and its subsidiary, Snowball, and any shares of Common Stock which would be acquired by Mithaq and Snowball upon exercise of their subscription rights in the Rights Offering. Mithaq has indicated that it currently intends, but undertakes no obligation, to exercise all of the subscription rights distributed to it and Snowball by the Company in the Rights Offering, as well as the over-subscription privilege.

More generally, our directors and executive officers who own shares of Common Stock are permitted, but not required, to participate in the Rights Offering on the same terms and conditions applicable to all holders of subscription rights.

Q:	What is the recommendation of the Board of Directors regarding the Rights Offering?

A:	Although the Rights Offering has been approved by the Disinterested Directors, neither the Company nor the Board of Directors is making any recommendation regarding your exercise of subscription rights in the Rights Offering or the sale or transfer of the underlying shares of Common Stock. You are urged to make your decision based on your own assessment of your best interests and of our business and financial condition, our prospects for the future, the terms of the Rights Offering and the information contained in, or incorporated by reference in, this prospectus, as it may be supplemented from time to time.

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Q:	How was the subscription price of $9.75 per whole share of Common Stock established?

A:	The Disinterested Directors determined the subscription price prior to the registration statement of which this prospectus forms a part becoming effective, after consultation with our financial advisor, Roth Capital Partners, LLC (“Roth”), and taking into consideration, among other things, the following factors:

·	the current and historical trading prices of Common Stock on Nasdaq;
·	the Disinterested Directors’ assessment of the price at which stockholders might be willing to participate in the Rights Offering;
·	the Company’s need for additional capital and liquidity and to deleverage;
·	the Company’s business prospects and general conditions of the securities markets;
·	the cost of capital from other sources;
·	comparable precedent transactions, including the percentage of shares offered, the terms of the rights being offered, the subscription price and the discount that the subscription price represents to recent closing prices for those offerings; and
·	the Company’s contractual obligations pursuant to the Letter Agreement.

In conjunction with the review of these factors, the Disinterested Directors considered our history and prospects, including our past and present earnings and cash requirements, our prospects for the future, the outlook for our industry and our current financial condition. The Disinterested Directors believe that the subscription price should be designed to provide an incentive to our current stockholders to participate in the Rights Offering and exercise their basic subscription rights and their over-subscription privilege.

The subscription price does not necessarily bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. No valuation consultant or investment banker has opined or is expected to opine upon the fairness or adequacy of the subscription price. You should not consider the subscription price to necessarily be an indication of the fair value of the Common Stock to be offered in this Rights Offering. You should not assume or expect that, after the Rights Offering, our Common Stock will trade at or above the subscription price in any given time period. The market price of our Common Stock may decline after the Rights Offering. We cannot assure you that you will be able to sell the shares of our Common Stock purchased during the Rights Offering at a price equal to or greater than the subscription price. You should obtain a current price quote for our Common Stock before exercising your subscription sights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the Rights Offering. Once made, all exercises of subscription rights are irrevocable. For a discussion of recent trading prices of our Common Stock on Nasdaq, see “Public Market for Our Common Stock”.

We retained Roth to render certain financial advisory services in connection with the Rights Offering.  We have agreed to pay Roth a $200,000 fee for rendering these services.  See “Plan of Distribution”.

Q:	Is it risky to exercise my subscription rights?

A:	The exercise of your subscription rights involves risks. Exercising your subscription rights means buying additional shares of our Common Stock and should be considered as carefully as you would consider any other equity investment. You should carefully consider the information under the heading “Risk Factors” and all other information included herein before deciding to exercise your subscription rights.

Q:	Am I required to subscribe in the Rights Offering?

A:	No. You may exercise any number of your subscription rights or you may choose not to exercise any subscription rights. If you do not exercise any subscription rights, the number of shares of our Common Stock you own will not change. However, if you choose not to exercise your subscription rights in full, your ownership interest in our capital stock may be diluted by other stockholder purchases. In addition, if you do not exercise your basic subscription right in full, you will not be entitled to participate in the over-subscription privilege. See “Risk Factors - Risks Related to the Rights Offering - Stockholders who do not fully exercise their rights may have their interests diluted”.

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Q:	How do I exercise my subscription rights if I live outside the United States?

A:	Subscription rights certificates will only be mailed to holders as of the Record Date whose addresses are within the United States (other than an APO or FPO address). Holders as of the Record Date whose addresses are outside the United States or who have an APO or FPO address and who wish to subscribe to the Rights Offering either in part or in full should contact the Subscription Agent in writing no later than five business days prior to the Expiration Date and Time. See “The Rights Offering—Foreign Restrictions”.

Q:	After I exercise my subscription rights, can I change my mind and cancel my purchase?

A:	No. Once you send in your subscription rights certificate and payment, you cannot revoke the exercise of your subscription rights, even if the market price of our Common Stock is below the subscription price of $9.75 per whole share of Common Stock. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our Common Stock at a price of $9.75 per whole share of Common Stock. Subscription rights not exercised prior to the expiration of the Rights Offering will expire and will have no value.

Q:	What are the U.S. federal income tax consequences of receiving or exercising my subscription rights?

A:	Although the authorities governing transactions such as the Rights Offering are complex and unclear in certain respects (including with respect to the effects of the over-subscription privilege), we believe and intend to take the position that a holder’s receipt or exercise of rights should generally be non-taxable for U.S. federal income tax purposes. This position regarding the non-taxable treatment of the Rights Offering is, however, not binding on the U.S. Internal Revenue Service (the “IRS”) or the courts. You should consult your tax advisor as to the particular tax consequences to you of the receipt of rights in the Rights Offering and the exercise or lapse of the rights, including the applicability of any state, local or non-U.S. tax laws in light of your particular circumstances. For a more detailed discussion, see “Material U.S. Federal Income Tax Consequences”.

Q:	If the Rights Offering is not completed, will my subscription payment be returned to me?

A:	Yes. The Subscription Agent will hold all funds received from subscribing stockholders in a segregated account (or, with respect to any evidence of indebtedness for borrowed money received from subscribing stockholders, in escrow) until we issue your shares of our Common Stock to you upon consummation of the Rights Offering or the withdrawal or termination of the Rights Offering. If the Rights Offering is not completed, all subscription payments that the Subscription Agent receives will be returned in the manner and form in which such payments were made, without interest or deduction, as soon as practicable after the Expiration Date and Time, and after all necessary calculations, pro rata allocations and adjustments have been completed. If you own shares in “street name”, it may take longer for you to receive payment because the Subscription Agent will return payments to the record holder of your shares of Common Stock.

Q:	How many shares of Common Stock will be outstanding after the Rights Offering?

A:	We expect approximately 22,015,741 shares of our Common Stock will be outstanding immediately after the completion of the Rights Offering, assuming full exercise of each holder’s basic subscription rights and no other changes in our shares outstanding.

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Q:	Will Mithaq exercise the subscription rights?

A:	Mithaq has indicated that it currently intends, but undertakes no obligation, to exercise all of the subscription rights distributed to it and its subsidiary, Snowball, by the Company in the Rights Offering, as well as the over-subscription privilege, and that it currently intends, but undertakes no obligation, to pay some or all of the subscription price payable upon the exercise of any such subscription rights directly held by Mithaq with indebtedness for borrowed money owed by the Company to Mithaq (including any indebtedness then-outstanding pursuant to Mithaq Term Loans). We expect the total subscription price payable upon the exercise of all of such rights by Mithaq and Snowball, excluding any additional subscription price that might be payable in connection with any exercise by Mithaq and Snowball of the over-subscription privilege, to be approximately $49,289,077.50. See “The Rights Offering—Participation of Our Directors, Executive Officers and Significant Stockholders” and “Risk Factors – Risks Related to Our Stock and Stock Price – We have a controlling stockholder who, following the Rights Offering, may continue owning a majority of our outstanding shares of Common Stock, and as a result controls all matters requiring shareholder approval.”

Q:	If I exercise my subscription rights, when will I receive shares of Common Stock purchased in the Rights Offering?

A:

We will deliver to the record holders who purchase shares of our Common Stock in the Rights Offering DRS statements representing the shares of Common Stock purchased in the Rights Offering as soon as practicable after the Expiration Date and Time, or such later date as to which the Rights Offering may be extended, and after all necessary calculations, pro rata allocations and adjustments have been completed.

If you hold your shares of Common Stock in street name through a broker, dealer, custodian bank, or other nominee and you purchase shares of Common Stock in the Rights Offering, your account with your nominee will be credited with the shares you purchased in the Rights Offering as soon as practicable after the Expiration Date and Time, or such later date as to which the Rights Offering may be extended, and after all necessary calculations, pro rata allocations and adjustments have been completed.

Q:	Will the subscription rights be listed on a stock exchange or national market?

A:	No. The subscription rights are non-transferable and will not be listed on any securities exchange or included in any automated quotation system. Therefore, there will be no market for the subscription rights.

Q:	To whom should I send my forms and payment?

A:	The Subscription Agent for this Rights Offering is Equiniti Trust Company, LLC. If your shares of Common Stock are held in the name of a broker, dealer, custodian bank, or other nominee, then you should send your applicable subscription documents to your broker, dealer, custodian bank, or other nominee. If you are a record holder, then you should send your applicable subscription documents, by first class mail, registered, certified or express mail, or overnight courier, to:

Equiniti Trust Company, LLC

55 Challenger Road

Suite # 200

Ridgefield Park, New Jersey 07660

Attn: Reorganization Department

Delivery of your subscription documents to an address other than set forth above does not constitute a valid delivery.

We will pay the fees and expenses of the Subscription Agent and have agreed to indemnify the Subscription Agent with respect to certain liabilities that it may incur in connection with the Rights Offering.

You are solely responsible for timely completing the delivery to the Subscription Agent of your subscription documents, subscription rights certificate and payment. We urge you to allow sufficient time for delivery of your subscription materials.

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Q:	I am a stockholder and also a creditor of the Company with respect to indebtedness for borrowed money. I would like to pay some or all of the subscription price for my shares of Common Stock by delivery, in lieu of cash, of an equivalent amount of indebtedness for borrowed money owed to me by the Company. How can I do so?

A:

If you would like to pay some or all of the subscription price for your shares of Common Stock by delivery, in lieu of cash, of an equivalent amount of indebtedness for borrowed money owed to you by the Company, you must contact the Company at:

500 Plaza Drive

Secaucus, New Jersey 07094

Attention: Jared E. Shure, Chief Administrative Officer, General Counsel & Secretary

Telephone: (201) 453-7049

as soon as practicable after the date of this prospectus (and in any event prior to exercising your subscription rights and delivering any indebtedness for borrowed money in payment therefor) so that the Company can in its sole and absolute discretion, (i) determine whether it considers such indebtedness for borrowed money to be valid and eligible for delivery in payment of some or all of the subscription price and (ii) confirm the documentation that you will be required to deliver to the Subscription Agent in order to validly deliver such indebtedness for borrowed money as payment for some or all of the subscription price. As it may take some time for the Company to evaluate and respond to requests to deliver indebtedness for borrowed money in full or partial payment of the subscription price and for you, thereafter, to complete and provide the necessary documentation to the Subscription Agent, the Company strongly recommends that you start this process as soon as possible and not wait until the final days of the Subscription Period. Your delay in commencing this process may result in your being unable to timely deliver your indebtedness for borrowed money as full or partial payment of the subscription price, which in turn would result in your purported exercise of Rights to be paid for with such indebtedness for borrowed money being rejected.

Following the Company’s determination, in its sole and absolute discretion, that it considers such indebtedness for borrowed money to be valid and eligible for delivery in payment of some or all of the subscription price and confirmation, in its sole and absolute discretion, of the documentation that you will be required to deliver to the Subscription Agent in order to validly deliver such indebtedness for borrowed money as payment for some or all of the subscription price, you must deliver to the Subscription Agent prior to the Expiration Date and Time, at the Subscription Agent’s address set forth above, the original evidence of such indebtedness for borrowed money (principal and/or accrued and unpaid interest) owed to you by the Company in the amount equivalent to the amount of the subscription price (in accordance with the Instructions for Use of Non-Transferable Subscription Rights Certificates that accompanied this prospectus), together with a properly completed and executed subscription rights certificate and any other documentation confirmed to you by the Company.

You should contact the Company directly at the address or phone number stated above for further details regarding the appropriate documentation to submit in order to validly deliver evidence of such indebtedness for borrowed money.

Q:	What should I do if I have other questions?

A:	If you have questions or need assistance, please contact D.F. King & Co., Inc., the Information Agent for the Rights Offering, at (888) 567-1626.

Key Dates for the Rights Offering

Record date	5:00 p.m., New York City time, on December 13, 2024
Launch of Rights Offering and distribution of rights	December 31, 2024
Expiration Date and Time	5:00 p.m., New York City time, on January 31, 2025
Notice of guaranteed delivery due	5:00 p.m., New York City time, on January 31, 2025

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SUMMARY

This summary highlights information included elsewhere in this registration statement and does not contain all of the information that may be important to you. You should read this entire registration statement carefully, including the information contained in the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements”.

Overview

The Children’s Place and its subsidiaries operate an omni-channel children’s specialty portfolio of brands with an industry-leading digital-first operating model. Our global retail and wholesale network includes two digital storefronts, more than 500 stores in North America, wholesale marketplaces and distribution in 15 countries through six international franchise partners. We design, contract to manufacture, and sell fashionable, high-quality apparel, accessories and footwear predominantly at value prices, primarily under our proprietary brands: “The Children’s Place”, “Gymboree”, “Sugar & Jade”, and “PJ Place”. Our physical stores offer a friendly and convenient shopping environment, segmented into departments that serve the wardrobe needs of girls and boys (sizes 4-18), toddler girls and boys (sizes 6 months-5T), and baby (sizes 0-24 months). Our merchandise is also available online at www.childrensplace.com and www.gymboree.com. Our customers are able to shop online for the same merchandise available in our physical stores, in addition to certain merchandise which is exclusive to our e-commerce sites.

The Children’s Place was founded in 1969 and became publicly traded on Nasdaq in 1997. As of February 3, 2024, we operated 523 stores throughout North America, as well as our online stores. On November 19, 2024, we opened our first Gymboree store at the Garden State Plaza in Paramus, New Jersey.

Recent Developments

Mithaq Investment

As of February 12, 2024, Mithaq had acquired more than 50% of our outstanding shares of the Common Stock (the “Mithaq Investment”). As of October 15, 2024, Mithaq beneficially owned 7,001,787 shares of Common Stock, or approximately 55.1% of the shares of our Common Stock outstanding as of September 5, 2024, based on disclosures made by Mithaq in its most recent amendment to its Beneficial Ownership Report on Schedule 13D in respect of the Company.

Mithaq’s acquisition of our Common Stock resulted in a change of control of the Company, thereby triggering an event of default under the Amended and Restated Credit Agreement, dated as of May 9, 2019, with the lenders party thereto (collectively, the “Credit Agreement Lenders”, and such Amended and Restated Credit Agreement, as amended from time to time, the “Credit Agreement”). On April 16, 2024, the Company and certain of its subsidiaries entered into a seventh amendment to the Credit Agreement (the “Seventh Amendment”) with the Credit Agreement Lenders that, among other things, provided a permanent waiver of such change of control event of default.

Governance

On February 29, 2024, we and Mithaq entered into the Letter Agreement for purposes of, among other things, ensuring an orderly transition of the governance of the Company following the change of control. As of May 3, 2024, the size of our Board of Directors was reduced from ten to six, and other than our then-Chief Executive Officer, all other then-members of the Board of Directors resigned and, where applicable, were replaced. On May 20, 2024, Jane T. Elfers departed as President and Chief Executive Officer of the Company and as a member of the Board of Directors, and Muhammad Umair was appointed as President and Interim Chief Executive Officer of the Company.

On October 3, 2024, we announced that Jared E. Shure, who was previously the Company’s Senior Vice President, General Counsel and Corporate Secretary, was named Chief Administrative Officer, General Counsel and Corporate Secretary, effective September 10, 2024.

On December 12, 2024, we announced that, as previously disclosed, Sheamus Toal would be leaving his positions as Chief Operating Officer and Chief Financial Officer (and as the Company’s principal financial officer and principal accounting officer), effective December 14, 2024. Also on December 12, 2024, we announced that Laura Lentini, the Company’s Chief Accounting Officer, has been appointed as Interim Chief Financial Officer as well as the Company’s principal financial officer and principal accounting officer, effective December 15, 2024.

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Indebtedness

We and certain of our subsidiaries maintain the $433.0 million asset-based revolving credit facility (the “ABL Credit Facility”) under our Credit Agreement. The ABL Credit Facility will mature in November 2026. Any payments in respect of the shares of our Common Stock issuable upon exercise of the subscription rights will be subordinated to our obligations under the Credit Agreement.

On February 29, 2024, we and certain of our subsidiaries entered into an interest-free unsecured subordinated promissory note with Mithaq, providing for up to $78.6 million in term loans (the “Initial Mithaq Term Loan”). We received $30 million on February 29, 2024 and $48.6 million on March 8, 2024. The Initial Mithaq Term Loan matures on February 15, 2027.

On April 16, 2024, we and certain of our subsidiaries entered into a new financing agreement with Mithaq for an unsecured and subordinated $90.0 million term loan (the “New Mithaq Term Loan”, and collectively with the Initial Mithaq Term Loan, the “Mithaq Term Loans”). The New Mithaq Term Loan matures on April 16, 2027, and requires monthly payments equivalent to interest charged at the Secured Overnight Financing Rate (“SOFR”) plus 4.000% per annum, with such monthly payments to Mithaq deferred until April 30, 2025. We received the funds from the New Mithaq Term Loan on April 18, 2024.

The proceeds from these financings were used to pay down the Company’s $50.0 million term loan that existed as of February 3, 2024, and the remaining proceeds were used to support the general operations of the Company’s business, including working capital.

Also on April 16, 2024, we and certain of our subsidiaries entered into the Seventh Amendment that, among other things, reduced the ABL Credit Facility from $445.0 million to $433.0 million. The Seventh Amendment also modified certain existing requirements to restrict certain payments, including the repurchase of shares and the payment of dividends.

On May 2, 2024, we entered into a commitment letter with Mithaq for a $40.0 million senior unsecured credit facility (the “Mithaq Credit Facility”). Under the Mithaq Credit Facility, we may request for advances at any time up to July 1, 2026. If any debt is incurred under the Mithaq Credit Facility, it shall require monthly payments equivalent to interest charged at the SOFR plus 5.000% per annum. Additionally, such debt shall require no mandatory prepayments and shall mature no earlier than July 1, 2026.

Rights Offering

Pursuant to the Letter Agreement, the Company agreed to, among other things, use reasonable best efforts to prepare, file, and cause to be effective a registration statement, prospectus and other materials required under applicable law to permit, and to then commence and complete, a rights offering in order to raise up to approximately $90.0 million in additional capital. In light of this obligation, and following the Disinterested Directors’ determination that the Rights Offering is in the best interests of the Company and its stockholders and would, among other things, provide the Company with an opportunity to raise capital and deleverage and more generally strengthen its balance sheet, the Disinterested Directors unanimously approved the Rights Offering. See “The Rights Offering – Reasons for the Rights Offering”.

Mithaq has indicated that it currently intends, but undertakes no obligation, to exercise all of the subscription rights distributed to it and its subsidiary, Snowball, by the Company in the Rights Offering, as well as the over-subscription privilege, and that it currently intends, but undertakes no obligation, to pay some or all of the subscription price payable upon the exercise of any such subscription rights directly held by Mithaq with indebtedness for borrowed money owed by the Company to Mithaq (including any indebtedness for borrowed money then-outstanding pursuant to Mithaq Term Loans). Messrs. Turki Saleh A. AlRajhi and Muhammad Asif Seemab, members of the Board of Directors, are also Managing Directors of Mithaq, and may be deemed to beneficially own all of the shares of Common Stock currently owned by Mithaq and Snowball and any shares of Common Stock which would be acquired by Mithaq and Snowball upon exercise of their subscription rights in the Rights Offering. We expect the total subscription price payable upon the exercise of all of such rights by Mithaq and Snowball, excluding any additional subscription price that might be payable in connection with any exercise by Mithaq and Snowball of the over-subscription privilege, to be approximately $49,289,077.50. See “The Rights Offering – Participation of Our Directors, Executive Officers and Significant Stockholders” and “Risk Factors – Risks Related to Our Stock and Stock Price – We have a controlling stockholder who, following the Rights Offering, may continue owning a majority of our outstanding shares of Common Stock, and as a result controls all matters requiring shareholder approval.”

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Risk Factors Summary

An investment in shares of our Common Stock is subject to a number of risks, including risks relating to the separation, the successful implementation of our strategy and the ability to grow our business. The following list of risk factors is not exhaustive. See “Risk Factors” for a more thorough description of these and other risks.

Risks Related to Business Strategies and Global Operations

·	We depend on generating sufficient cash flows, together with our existing cash balances and availability under our credit facility, to fund our ongoing operations, capital expenditures, debt service requirements, and any future share repurchases or payment of dividends.
·	We may not be able to successfully execute our business strategies.
·	A wide variety of factors can cause a decline in consumer confidence and spending.
·	Fluctuations in the prices of raw materials, labor, energy, and services could result in increased product and/or delivery costs.
·	Damage to, or a prolonged interruption of activities at, any facility that we use in our business operations could have a material adverse effect on our business.
·	We depend on our relationships with unaffiliated manufacturers, suppliers, and transportation companies, both domestically and internationally.
·	We may experience disruptions at ports used to export our products from Asia, Africa, and other regions, or along the various shipping routes, or used as ports of entry in the United States and Canada.
·	Because certain of our subsidiaries operate outside of the United States, some of our revenues, product costs, and other expenses are subject to foreign economic and currency risks.
·	Acts of terrorism, effects of war, pandemics or other health issues, natural disasters, other catastrophes, or political unrest could have a material adverse effect on our business.
·	Our success depends upon the service and capabilities of our management team.
·	Any disruption in, or changes to, our consumer credit arrangements, including our private label credit card agreement, may adversely affect the ability of our customers to obtain consumer credit.
·	We are subject to customer payment-related risks that could increase our operating costs, expose us to fraud or theft, subject us to potential liability and potentially disrupt our business.

Risks Related to the Retail and Apparel Industries

·	We may suffer material adverse business consequences if we are unable to anticipate, identify, and respond to merchandise trends, marketing and promotional trends, changes in technology, or customer shopping patterns. Profitability and our reputation could be materially negatively impacted if we do not adequately forecast the demand for our products and, as a result, create significant levels of excess inventory or insufficient levels of inventory.
·	Product liability costs, related claims, and the cost of compliance with consumer product safety laws in the U.S. and in Canada or our inability to comply with such laws could have a material adverse effect on our business and reputation.
·	We face significant competition in the retail and apparel industries, which could negatively impact our business.
·	If our landlords should suffer financial difficulty or if we are unable to successfully negotiate acceptable lease terms, it could have a material adverse effect on our business.

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Risks Related to Our Stock and Stock Price

·	Changes in our sales, comparable retail sales, margins, operating income, earnings per share, cash flows, and/or other results of operations could have a material adverse effect on the market price of our Common Stock, which subsequently could lead to litigation.
·

We have a controlling stockholder who, following the Rights Offering, may continue owning a majority of our outstanding shares of Common Stock, and as a result controls all matters requiring shareholder approval.

·	Our share price may be volatile.
·	We have no current plans to pay regular cash dividends on our Common Stock for the foreseeable future.
·	Our actual operating results may not meet or exceed our guidance and investor expectations, which would likely cause our stock price to decline.
·	An active, liquid trading market for our Common Stock may not be sustained.
·	If securities or industry analysts do not publish research or reports about our business, our stock price and trading volume could decline.

Risks Related to Cybersecurity, Data Privacy, Information Technology and E-Commerce

·	A privacy breach, through a cybersecurity incident or otherwise, or failure to comply with privacy laws could have a material adverse effect on our business.
·	Our failure to successfully manage our e-commerce business could have a material adverse effect on our business.
·	A material disruption in, failure of, inability to upgrade, or inability to properly implement disaster recovery plans for, our information technology or other business systems could have a material adverse effect on our business.

Risks Related to Legal and Regulatory Matters

·	We have exercised our option for the “controlled company” exemption under Nasdaq rules.
·	We may be unable to protect our trademarks and other intellectual property rights.
·	Federal tax and other legislation have had and will continue to have a material effect on our business.
·	Our failure to comply with federal, state or local law, and litigation involving such laws, or changes in such laws, could materially increase our expenses and expose us to legal risks and liability.
·	Legal and regulatory actions are inherent in our business and could have a material adverse effect on our business, reputation, financial position, results of operations, and cash flows.
·	Legislative actions and new accounting pronouncements could result in us having to increase our administrative expenses to remain compliant and could have other material adverse effects.
·	We have in the past experienced a material weakness in our internal controls over financial reporting.

Risks Related to the Rights Offering

·	In the event that the Rights Offering does not close, or results in less proceeds than expected, we will have less liquidity than expected.
·	The subscription price determined for this Rights Offering is not necessarily an indication of the fair value of our Common Stock. No valuation consultant or investment banker has opined or is expected to opine upon the fairness or adequacy of the subscription price.
·	Stockholders who do not fully exercise their rights may have their interests diluted.
·	You may not revoke your subscription exercise and could be committed to buying shares of Common Stock above the prevailing market price.
·	We may terminate the Rights Offering at any time prior to the expiration of the Subscription Period, and neither we nor the Subscription Agent will have any obligation to you except to return your exercise payments.
·	The rights are not transferable, and there is no market for the rights.
·	You must act promptly and follow instructions carefully if you want to exercise your rights.

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·	Significant sales of our Common Stock, or the perception that significant sales may occur in the future, could adversely affect the market price for our Common Stock.
·	You will not be able to sell the shares of Common Stock you buy in the Rights Offering until you receive your DRS statements or your account is credited with the Common Stock.
·	Because our management will have broad discretion over the use of the net cash proceeds from the Rights Offering, you may not agree with how we use the proceeds, and we may not invest the proceeds successfully.
·	If you use a personal check to pay for the shares of Common Stock, it may not clear in time.
·	If you seek to pay some or all of the subscription price by delivering indebtedness for borrowed money and fail to contact the Company with such request promptly following the commencement of this Rights Offering, such delay may result in your being unable to timely deliver your indebtedness for borrowed money as full or partial payment of the subscription price, which in turn would result in your purported exercise of Rights to be paid for with such indebtedness for borrowed money being rejected.
·	Because no minimum subscription is required and because we do not have formal commitments from our stockholders for the entire amount we seek to raise pursuant to the Rights Offering, we cannot assure you of the amount of proceeds that we will receive from the Rights Offering.

Controlled Company Status

As a result of the Mithaq Investment, we are a “controlled company” within the meaning of Rule 5615(c)(1) of the Nasdaq Listing Rules, and our Board of Directors has chosen to rely on the controlled company exceptions under the Nasdaq Listing Rules that would otherwise require us to have a majority independent board and fully independent Human Capital and Compensation Committee and Corporate Responsibility, Sustainability and Governance Committee. See “Risk Factors – Risks Related to Legal and Regulatory Matters – We have exercised our option for the “controlled company” exemption under Nasdaq rules”.

Corporate Information

The Children’s Place is a Delaware corporation founded in 1969. The address of our principal executive offices is 500 Plaza Drive, Secaucus, New Jersey 07094, and our telephone number is (201) 558-2400. We maintain an internet website at www.childrensplace.com. Our website, and the information contained on or accessible through our website, is not incorporated by reference in this registration statement.

THE RIGHTS OFFERING SUMMARY

The following summary describes the principal terms of the Rights Offering, but it is not intended to be a complete description of the Rights Offering. See the information under the heading “The Rights Offering” in this prospectus for a more detailed description of the terms and conditions of the Rights Offering.

Subscription Rights	We will distribute to each stockholder of record as of close of business on the Record Date, either as a holder of record or, in the case of shares held of record by brokers, dealers, custodians or other nominees on your behalf, as a beneficial owner of those shares, at no charge, one non-transferable subscription right for each share of our Common Stock then owned. Each subscription right will entitle its holder to purchase 0.7220 shares of our Common Stock. The subscription rights will be evidenced by a non-transferable subscription rights certificate. This registration statement is registering both the subscription rights and the shares of Common Stock that may be issued pursuant to the exercise of subscription rights.

Basic Subscription Right	Each subscription right will entitle the holder to purchase 0.7220 shares of our Common Stock at a subscription price of $9.75 per whole share.

Over-subscription Privilege	Each rights holder who elects to exercise its basic subscription right in full may also subscribe for additional shares of our Common Stock at the same subscription price per share. If an insufficient number of shares of our Common Stock is available to fully satisfy the over-subscription privilege requests, the available shares of Common Stock will be distributed proportionately among rights holders who exercised their over-subscription privilege based on the number of shares of Common Stock each rights holder subscribed for under the basic subscription right, subject to certain limitations. You must exercise your over-subscription privilege at the same time you exercise your basic subscription right in full. In exercising the over-subscription privilege, you must pay the full subscription price for all the shares you are electing to purchase. If you exercised your over-subscription privilege and are allocated less than all of the shares of our Common Stock for which you wished to subscribe, your excess payment for shares that were not allocated to you will be returned in the manner and form in which such payment was made, without interest or deduction, as soon as practicable following the Expiration Date and Time, and after all necessary calculations, pro rata allocations and adjustments have been completed.

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Subscription Price	The subscription price is $9.75 per whole share of Common Stock, payable (i) in cash, (ii) by delivery in lieu of cash of an equivalent amount of any indebtedness for borrowed money (principal and/or accrued and unpaid interest) owed by the Company to the applicable rights holder, or (iii) by delivery of a combination of cash and such indebtedness. To be effective, any payment related to the exercise of a subscription right must be received by the Subscription Agent and must clear before the Expiration Date and Time. The subscription price does not necessarily bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities.

No Fractional Shares	No fractional shares of Common Stock will be issued upon the exercise of subscription rights in this Rights Offering. Any fractional shares of Common Stock created by the exercise of subscription rights will be rounded down to the nearest whole share.

Record Date	5:00 p.m., New York City time, on December 13, 2024 (close of business).

Expiration Date and Time	5:00 p.m., New York City time, on January 31, 2025, unless we extend the Subscription Period. Rights not exercised before the Expiration Date and Time will be void and of no value and will cease to be exercisable for our Common Stock. We will not be obligated to honor your exercise of rights if the Subscription Agent receives the documents and payment of the subscription price relating to your exercise after the Expiration Date and Time, regardless of when you transmitted the documents, provided that if you wish to exercise rights, but you do not have sufficient time to deliver the rights certificate evidencing your rights to the Subscription Agent before the Expiration Date and Time, you may exercise your rights by guaranteed delivery procedures described under “The Rights Offering –Guaranteed Delivery Procedures”. All payments in respect of the Subscription Price, whether in cash or by delivery of indebtedness for borrowed money owed to you by the Company, must be received by the Subscription Agent prior to the Expiration Date and Time, even if you intend to deliver the rights certificate evidencing your rights by Notice of Guaranteed Delivery.

Listing and Trading	Our Common Stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “PLCE”. The rights will be non-transferable.

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Procedure for Exercising Rights	To exercise your subscription rights, you must take the following steps:

	·	If you are a registered holder of our Common Stock, the Subscription Agent must receive your payment for each share of Common stock subscribed for pursuant to your subscription right at the subscription price of $9.75 per whole share and properly completed subscription rights certificate before 5:00 p.m., New York City time, on January 31, 2025. You may deliver the documents and payments by first class mail, registered, certified or express mail, or overnight courier. If regular mail is used for this purpose, we recommend using traceable or overnight mail, properly insured, with return receipt requested.

·	If you are a beneficial owner of shares of Common Stock registered in the name of a broker, dealer, custodian bank, or other nominee, or if you would prefer that an institution conduct the transaction on your behalf, you should instruct your broker, dealer, custodian bank, or other nominee to exercise your subscription rights on your behalf and deliver all documents and payments to the Subscription Agent before the Expiration Date and Time. If you are a beneficial owner of shares of Common Stock registered in the name of a broker, dealer, custodian bank, or other nominee, your nominee may establish an earlier deadline before the Expiration Date and Time by which time you must provide the nominee with your instructions and deliver all documents and payments to exercise your subscription rights.

·	If you wish to purchase shares of our Common Stock through the Rights Offering, please promptly contact any broker, dealer, custodian bank, or other nominee who is the record holder of your shares of Common Stock. We will ask your record holder to notify you of the Rights Offering. You should complete and return to your record holder the appropriate subscription documentation you receive from your record holder.

·	If you wish to exercise your subscription rights but cannot deliver your rights certificate to the Subscription Agent prior to the expiration of this Rights Offering, you may follow the guaranteed delivery procedures described under “The Rights Offering – Guaranteed Delivery Procedures”.

·

If you desire to pay some or all of the subscription price for your shares of Common Stock by delivering indebtedness for borrowed money, you must contact the Company at:

500 Plaza Drive

Secaucus, New Jersey 07094

Attention: Jared E. Shure, Chief Administrative Officer, General Counsel & Secretary

Telephone: (201) 453-7049

as soon as practicable after the date of this prospectus (and in any event prior to exercising your subscription rights and delivering any indebtedness for borrowed money in payment therefor) so that the Company can in its sole and absolute discretion, (i) determine whether it considers such indebtedness for borrowed money to be valid and eligible for delivery in payment of some or all of the subscription price and (ii) confirm the documentation that you will be required to deliver to the Subscription Agent in order to validly deliver such indebtedness for borrowed money as payment for some or all of the subscription price. As it may take some time for the Company to evaluate and respond to requests to deliver indebtedness for borrowed money in full or partial payment of the subscription price and for you, thereafter, to complete and provide the necessary documentation to the Subscription Agent, the Company strongly recommends that you start this process as soon as possible and not wait until the final days of the Subscription Period. Your delay in commencing this process may result in your being unable to timely deliver your indebtedness for borrowed money as full or partial payment of the subscription price, which in turn would result in your purported exercise of Rights to be paid for with such indebtedness for borrowed money being rejected.

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No Board Recommendation	Although the Rights Offering has been approved by the Disinterested Directors, neither the Company nor our Board of Directors is making any recommendation as to whether or not you should exercise your subscription rights.

No Revocation	All exercises of subscription rights are irrevocable, even if you later learn of information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase shares of Common Stock at a subscription price of $9.75 per whole share.

U.S. Federal Income Tax Consequences	Although the authorities governing transactions such as the Rights Offering are complex and unclear in certain respects (including with respect to the effects of the over-subscription privilege), we believe and intend to take the position that a holder’s receipt or exercise of rights should generally be non-taxable for U.S. federal income tax purposes. This position regarding the non-taxable treatment of the Rights Offering is, however, not binding on the IRS or the courts. You should consult your tax advisor as to the particular tax consequences to you of the receipt of rights in the Rights Offering and the exercise or lapse of the rights, including the applicability of any state, local or non-U.S. tax laws in light of your particular circumstances. For a more detailed discussion, see “Material U.S. Federal Income Tax Consequences”.

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Issuance of Our Common Stock	DRS statements representing the shares of Common Stock purchased in the Rights Offering will be issued to the record holders as soon as practicable after the Expiration Date and Time, or such later date as to which the Rights Offering may be extended, and after all necessary calculations, pro rata allocations and adjustments have been completed. If you hold your shares of Common Stock in street name through a broker, dealer, custodian bank, or other nominee and you purchase shares of Common Stock in the Rights Offering, your account with your nominee will be credited with the shares you purchased in the Rights Offering as soon as practicable after the Expiration Date and Time, or such later date as to which the Rights Offering may be extended, and after all necessary calculations, pro rata allocations and adjustments have been completed.

Use of Proceeds	The Rights Offering is being made to raise capital for general corporate purposes, and to provide the Company with an opportunity to raise capital and deleverage and more generally strengthen its balance sheet (including through a reduction of the Company’s indebtedness). See “Use of Proceeds”.

Subscription Agent and Transfer Agent	Equiniti Trust Company, LLC.

Information Agent	D.F. King & Co., Inc. If you have any questions or need further information about this Rights Offering, please call the Information Agent at (888) 567-1626.

Non-Transferability of Subscription Rights	The subscription rights may not be sold, transferred, assigned or given away to anyone, except that the subscription rights will be transferable by operation of law. The rights will not be listed for trading on any stock exchange or market.

Financial Advisor	Roth is acting as our financial advisor in connection with the Rights Offering. Neither Roth nor any other broker-dealer is acting as an underwriter in the Rights Offering nor will Roth or any other broker-dealer be obligated to purchase any shares of our Common Stock in the Rights Offering. We have agreed to pay Roth a $200,000 advisory fee for rendering these services and reimburse Roth for certain expenses incurred in connection with these services. In addition, we have agreed to indemnify Roth against certain liabilities.

Shares of Common Stock Outstanding Before the Rights Offering	12,784,972 shares of Common Stock were issued and outstanding as of the Record Date.

Shares of Common Stock Outstanding After Completion of the Rights Offering	We expect 22,015,741 shares of our Common Stock will be outstanding immediately after completion of the Rights Offering, assuming all subscription rights are exercised in full and no other changes in our shares of Common Stock outstanding after the Record Date.

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Interests of Mithaq in the Rights Offering	As of October 15, 2024, Mithaq beneficially owned approximately 55.1% of the shares of our Common Stock outstanding as of September 5, 2024, based on disclosures made by Mithaq in its most recent amendment to its Beneficial Ownership Report on Schedule 13D in respect of the Company. Mithaq has indicated that it currently intends, but undertakes no obligation, to exercise all of the subscription rights distributed to it and its subsidiary, Snowball, by the Company in the Rights Offering, as well as the over-subscription privilege, and that it currently intends, but undertakes no obligation, to pay some or all of the subscription price payable upon the exercise of any such subscription rights directly held by Mithaq with indebtedness for borrowed money owed by the Company to Mithaq (including any indebtedness for borrowed money then-outstanding pursuant to Mithaq Term Loans). We expect the total subscription price payable upon the exercise of all of such rights by Mithaq and Snowball, excluding any additional subscription price that might be payable in connection with any exercise by Mithaq and Snowball of the over-subscription privilege, to be approximately $49,289,077.50. If Mithaq and Snowball fully exercised their rights in the Rights Offering (including the over-subscription privilege) and no other holder of rights exercised its rights in the Rights Offering, Mithaq’s beneficial ownership percentage of our outstanding Common Stock would increase to approximately 73.7% after giving effect to this Rights Offering and assuming (i) no other changes in our Common Stock outstanding between the Record Date and the Expiration Date and Time and that (ii) Mithaq continues to beneficially own all of the shares of Common Stock stated to be held by it and Snowball in Mithaq’s most recent amendment to its Beneficial Ownership Report on Schedule 13D filed in respect of the Company. See “The Rights Offering – Participation of Our Directors, Executive Officers and Significant Stockholders” and “Risk Factors – Risks Related to Our Stock and Stock Price – We have a controlling stockholder who, following the Rights Offering, may continue owning a majority of our outstanding shares of Common Stock, and as a result controls all matters requiring shareholder approval.”

Interests of our Executive Officers and Directors in the Rights Offering	Messrs. Turki Saleh A. AlRajhi and Muhammad Asif Seemab, members of the Board of Directors, are also Managing Directors of Mithaq, and may be deemed to beneficially own all of the shares of Common Stock currently owned by Mithaq and its subsidiary, Snowball, and any shares of Common Stock which would be acquired by Mithaq and Snowball upon exercise of their subscription rights in the Rights Offering. More generally, our directors and executive officers who own shares of Common Stock are permitted, but not required, to participate in the Rights Offering on the same terms and conditions applicable to all holders of subscription rights. See “The Rights Offering – Participation of Our Directors, Executive Officers and Significant Stockholders”.

Risk Factors	Before you exercise your subscription rights to purchase our Common Stock, you should carefully consider the risks described in the section entitled “Risk Factors”, beginning on page 11 of this prospectus.

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RISK FACTORS

You should carefully consider the risks and uncertainties described below, together with the information included elsewhere in this registration statement. The risks and uncertainties described below are those that we deem currently to be material, and do not represent all of the risks that we face. Additional risks and uncertainties not presently known to us or that we currently do not consider material may in the future become material and impair our business operations. If any of the following risks actually occur, our business could be materially harmed, our financial condition, results of operations and prospects could be materially and adversely affected, and the value of our securities could decline significantly. Please also read carefully the section entitled “Cautionary Statement Regarding Forward-Looking Statements”.

RISKS RELATED TO BUSINESS STRATEGIES AND GLOBAL OPERATIONS

We depend on generating sufficient cash flows, together with our existing cash balances and availability under our credit facility, to fund our ongoing operations, capital expenditures, debt service requirements, and any future share repurchases or payment of dividends.

Our ability to fund our ongoing operations, capital expenditures, debt service requirements, and any future share purchase programs or payment of dividends will depend on our ability to generate cash flows. Our cash flows are dependent on, and are affected by, many factors, including:

·	seasonal fluctuations in our net sales and net income;

·	the continued operation of our store fleet and e-commerce websites;

·	the timing of inventory purchases for upcoming seasons, such as when to purchase merchandise for the back-to-school season;

·	vendor and other supplier terms and related conditions, which may be less favorable to us as a smaller company in comparison to larger companies; and

·	consumer sentiment, general business conditions, including the high levels of inflation experienced in Fiscal 2023, macroeconomic uncertainties or slowdowns, and geopolitical conditions, including as a result of events such as acts of terrorism, effects of war, pandemics, or other health issues.

Most of these factors are beyond our control. It is difficult to predict the impact that general economic conditions, including the effects of inflation and geopolitical conditions, will continue to have on consumer spending and our financial results. However, we believe that they could continue to result in reduced spending by our target customer, which would reduce our revenues and our cash flows from operating activities from those that otherwise would have been generated. In addition, steps that we may take to limit cash outlays, such as delaying the purchase of inventory, may not be successful or could delay the arrival of merchandise for future selling seasons, which could reduce our net sales or profitability. If we are unable to generate sufficient cash flows, we may not be able to fund our ongoing operations, planned capital expenditures, debt service requirements, or any future share repurchases, and we may be required to seek additional sources of liquidity as we did in Fiscal 2023 and are continuing to do so in Fiscal 2024.

We require continued access to capital and our business and operating results have been and can be affected by factors such as the availability, terms of and cost of capital, increases in interest rates or a reduction in credit rating. Under the Credit Agreement, we use the ABL Credit Facility to finance our ongoing operations and our future growth, and some of the aforementioned factors have already affected our business, and could continue to cause our cost of doing business to increase, limit our ability to pursue business opportunities, reduce cash flow used for sales and marketing, and place us at a competitive disadvantage. Our historical operating results, including the operational losses experienced in Fiscal 2023, macroeconomic uncertainties or slowdowns, volatility in the financial markets, significant losses in financial institutions’ U.S. retail portfolios, or environmental and social concerns, are all factors that may lead to a contraction in credit availability impacting our ability to finance our operations or our ability to refinance our ABL Credit Facility or other outstanding indebtedness. Any increase in interest rates could increase our interest expense and materially adversely affect our financial condition. These increased costs have, and could continue to, reduce our profitability and/or impair our ability to meet our debt obligations and to conduct ongoing operations. An increase in interest rates also could limit our ability to refinance existing debt upon maturity or cause us to pay higher rates upon refinancing. A significant reduction in cash flow from operations or the availability of credit could materially and adversely affect our cash available and our operating results, by inhibiting our ability to conduct ongoing operations and carry out our development plans.

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Furthermore, as a retail company, we are inherently subject to the risk of inventory loss and theft. These losses may be caused by error or misconduct of associates, customers, vendors or other third parties, including through organized retail crime and professional theft. Since the onset of the COVID-19 pandemic, the retail industry has generally experienced an increase in inventory shrinkage, and there can be no assurance that the measures we are taking will effectively reduce inventory shrinkage. Although some level of inventory shrinkage is an unavoidable cost of doing business, if we were to experience higher rates of inventory shrinkage or incur increased security costs to combat inventory theft, it could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We may not be able to successfully execute our business strategies.

Our strategic initiatives currently involve a focus on (i) delivery of product of a quality and value that resonates with our customers, (ii) scaling and optimizing our infrastructure to support our e-commerce business given the continued shift in our customers’ shopping patterns to online shopping, and (iii) optimization of our North American retail store fleet.

We will continue to implement and refine our business systems transformation initiatives designed to increase sales and profitability. Our business transformation through technology initiative has two key components: digital transformation and inventory management. With respect to digital transformation, we continue to implement a personalized customer contact strategy and are scaling our digital infrastructure to support increased digital demand. These initiatives require the execution of complex projects involving significant systems and operational changes, which place considerable demands on our management and our information and other systems. Our ability to successfully implement and capitalize on these projects is dependent on management’s ability to manage these projects effectively and implement and operate them successfully, without adversely affecting the subject and/or other systems, and on our employees’ ability to operationalize the required changes. If we fail to implement these projects effectively, including aligning them with our sourcing, distribution and logistics operations, if we experience significant delay, cost overruns, or unforeseen costs, or if the necessary operational changes and change management are not enacted properly, we may not realize the return on our investments that we anticipate, and we may adversely affect the operation of other systems, and our business, financial position, results of operations, and cash flows could be materially adversely affected.

We will continue our store fleet optimization program in Fiscal 2024, which is intended to address the accelerated consolidation of the brick and mortar retail channel resulting from the COVID-19 pandemic and to increase the profitability of our existing retail store fleet. Since the program was announced in 2013, we have closed 676 stores, including 90 stores closed in Fiscal 2023. Failure to properly identify or measure underperforming retail stores, failure to achieve anticipated sales transfer rates from closed stores to remaining retail stores and/or e-commerce sales, and failure to properly identify and analyze customer segmentation and spending patterns could have a material adverse effect on our business, financial position, results of operations, and cash flows. In addition, pursuant to U.S. GAAP, we are required to recognize an impairment charge when circumstances indicate that the carrying value of long-lived assets may not be recoverable. If a determination is made that the carrying value of a long-lived asset is not recoverable over its estimated useful life, the asset is written down to its estimated fair value.

Consumer demand, behavior, taste, and purchasing trends, as well as geopolitical conflicts and economic and political stability may differ in international markets and/or in the distribution channels through which our wholesale customers sell products, and, as a result, sales of our products may not be successful or meet our expectations, or the margins on those sales may not be in line with those we currently anticipate. We may also face difficulties integrating foreign business operations and/or wholesaling operations with our current sourcing, distribution, information technology systems, and other operations. In addition, our expanded marketing and advertising strategies to promote sales, including the sponsorship of sweepstakes, contests and donations, and an increased online presence through collaborations with social media influencers, may not generate sufficient interest in our products while exposing us to other risks. Any of these challenges could hinder our success in new and existing markets or new and existing distribution channels. There can be no assurance that we will successfully complete any planned expansion or that any new business will be profitable or meet our expectations.

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In addition, a wholly-owned subsidiary of the Company acquired certain intellectual property and related assets of Gymboree Group, Inc. and related entities, including worldwide rights to the name “Gymboree”. We have relaunched the Gymboree brand to expand our business across our retail stores, e-commerce, international, and wholesale businesses. We also launched the Sugar & Jade brand in November 2021 and launched the PJ Place brand in October 2022. The positioning of the Gymboree, Sugar & Jade and PJ Place brands and their products, relative to our existing products, the fashion choices we make with respect to our products, and our ability to integrate the Gymboree, Sugar & Jade and PJ Place brands and their products into our existing marketing, sourcing, inventory, sales/e-commerce, customer relations, and logistics operations and systems will be critical to our ability to leverage all of these brands to expand our business.

In addition, pursuant to U.S. GAAP, we are required to recognize an impairment charge when circumstances indicate that the carrying value of our indefinite-lived Gymboree tradename asset may not be recoverable. If a determination is made that the carrying value of the Gymboree tradename asset is not recoverable, the asset is written down to its estimated fair value. In Fiscal 2023, we recorded an impairment charge of $29.0 million on the Gymboree tradename, primarily due to an increase in the discount rate used to value the tradename and reductions in Gymboree sales forecasts.

A failure to properly execute our plans and business strategies, delays in executing our plans and business strategies, increased costs associated with executing on our plans and business strategies, or failure to identify alternative strategies could have a material adverse effect on our business, financial position, results of operations, and cash flows.

A wide variety of factors can cause a decline in consumer confidence and spending which could have a material adverse effect on the retail and apparel industries and our business, financial position, results of operations, and cash flows.

The apparel industry is cyclical in nature and is particularly affected by adverse trends in the general economy. Purchases of apparel and related merchandise are generally discretionary and, therefore, tend to decline during recessionary, inflationary and weak economic periods and also may decline at other times. This is particularly true with our target customer who is a value conscious, lower to middle income mother buying for infants and children based on need rather than based on fashion, trend, or impulse. High inflation, high unemployment levels, increases in tax rates, declines in real estate values, availability of credit, volatility in the global financial markets, and the overall level of consumer confidence have negatively impacted, and could in the future negatively impact, the level of consumer spending for discretionary items. This could adversely affect our business as it is dependent on consumer demand for our products. In North America, we have experienced and continue to experience a decrease in customer traffic, including at shopping malls, and a highly promotional environment. If the current macroeconomic environment deteriorates further, there will likely be a negative effect on our revenues, operating margins, and earnings which could have a material adverse effect on our business, financial position, results of operations, and cash flows.

In addition to the economic environment, there are a number of other factors that could contribute to reduced customer traffic and/or reduced levels of consumer confidence and spending, such as actual or potential terrorist acts, including domestic terrorism, natural disasters, severe weather, pandemics or other health issues, political disruption, war, or geopolitical conflicts. These occurrences create significant instability and uncertainty in the United States and elsewhere in the world, causing consumers to defer purchases or to not shop in retail stores in shopping malls, or preventing our suppliers and service providers from providing required products, services, or materials to us. These factors could have a material adverse effect on our business, financial position, results of operations, and cash flows.

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Fluctuations in the prices of raw materials, labor, energy, and services could result in increased product and/or delivery costs. Our profitability and cash flows may decline as a result of increasing pressure on margins.

The apparel industry is subject to significant pricing pressure caused by many factors, including intense competition, the highly promotional retail environment, the financial health of competitors, changes in consumer demand, and macroeconomic conditions. If these factors cause us to reduce our sales prices and we fail to sufficiently reduce our product costs or operating expenses, our profitability and cash flows could decline.

Increases in the price of raw materials, including cotton and other materials used in the production of fabric, clothing, footwear, and accessories, as well as volatility and increases in labor (including increases in minimum wages and wage rates as a result of changes in laws or business practices), energy, shipping or distribution costs, pandemics or other health issues, and other costs, have resulted, and could continue to result, in significant increases in operating costs, as well as cost increases for our products and their importation from our foreign sources of supply and their distribution to our and our third-party partners’ distribution centers, retail locations, international franchise partners, and wholesale and retail customers. To the extent we are unable to offset any such increased costs through value engineering or price increases, such increased costs could have a material adverse effect on our business, financial position, results of operations, and cash flows.

In addition, a shortage of labor or an increase in the cost of labor for our retail stores and/or such distribution centers could also have a material adverse effect on our business, financial position, results of operations, and cash flows.

Damage to, or a prolonged interruption of activities at, any facility that we use in our business operations could have a material adverse effect on our business.

Our single U.S. corporate headquarters is located in Secaucus, New Jersey. One of our company-operated distribution centers is located in Fort Payne, Alabama and supports our U.S. stores, wholesale, and e-commerce shipments in the U.S. We had another company-operated distribution center located in Mississauga, Ontario, which supported all of our store fulfillment activities in Canada. Its lease expired in April 2024 and we moved these operations to the United States to our current distribution center in Alabama as of the end of the first quarter of Fiscal 2024. We also use a third-party warehouse provider, with distribution centers located in Brownsburg, Indiana, to support our U.S. e-commerce operations, and Mississauga, Ontario to support our Canadian e-commerce operations. Our international franchise partners receive the vast majority of shipments of merchandise from our third-party warehouse provider located in Asia. On occasion, we may utilize additional facilities to support our seasonal warehousing needs. Damage to, or prolonged interruption of operations at, any of the Company-operated or third-party facilities due to a work stoppage, pandemics or other health issues, weather conditions such as a tornado, hurricane or flood, other natural disaster, fire, or other event could have a material adverse effect on our business, financial position, results of operations, and cash flows.

We depend on our relationships with unaffiliated manufacturers, suppliers, and transportation companies, both domestically and internationally. Our inability to maintain relationships with any of these entities, the disruption to or failure of any of their businesses, their failure to operate in a lawful or ethical manner, and the risks associated with international business, could have a material adverse effect on our business, financial position, results of operations, and cash flows.

We do not own or operate any manufacturing facilities and, therefore, are dependent upon independent third parties for the manufacture of all of our products. The vast majority of our products are currently manufactured to our specifications, pursuant to purchase orders, by independent manufacturers located primarily in Asia and Africa. We have no exclusive or long-term contracts with our manufacturers. We compete with other companies for manufacturing facilities, many of which have greater financial resources than we have or pay a higher unit price than we do. If an existing manufacturer of merchandise must be replaced for any reason, we will have to find alternative sources of manufacturing or increase purchases from our other third-party manufacturers, and there is no assurance we will be able to do so or do so on terms that are acceptable to us.

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We do not use commissioned buying agents to source any products. Although we believe that we have the in-house capability to more efficiently source all of our products, our inability to do so, or our inability to find adequate sources to support our current needs for merchandise and future growth, could have a material adverse effect on our business, financial position, results of operations, and cash flows.

Our merchandise is shipped directly from manufacturers through third-party logistics providers to our or our third-party providers’ distribution and fulfillment centers, and in turn, to our stores, our e-commerce customers, and our international franchise partners and wholesale customers. Our operating results depend, in material part, on the orderly, timely, and accurate operation of our shipping, receiving, and distribution processes, which depends, in material part, on our manufacturers’ adherence to shipping schedules, the availability of ships, shipping containers and shipping routes, and our third-party providers’ effective management of our domestic and international shipping functions, distribution processes, facilities, and capacity.

If our agents, manufacturers, suppliers or freight operators experience negative financial consequences, our inability to use or find substitute providers to support our manufacturing and distribution needs in a timely manner could have a material adverse effect on our business, financial position, results of operations, and cash flows.

Additionally, given that virtually all of our merchandise is purchased from foreign suppliers, we are subject to various risks of doing business in foreign markets and importing merchandise from abroad, including from less politically or socially stable and/or less developed countries, such as:

·	new tariffs or imposition of duties, taxes, and other charges on or costs of relying on imports;

·	foreign governmental regulations, including, but not limited to, changing requirements in the course of dealing with regard to product safety, product testing, environmental matters, employment, taxation, and language preference;

·	the failure of a direct or indirect vendor or supplier to comply with local laws or industry standards or ethical business practices, including worker safety (e.g., fire safety and building codes), worker rights of association, freedom from harassment and coercion, unauthorized subcontracting or use of forced, indentured or child labor, social compliance with health and welfare standards, and environmental matters;

·	financial, political, or societal instability, or military action, war or other conflict;

·	the rising cost of doing business in particular countries;

·	pandemics or other health issues;

·	bankruptcy or insolvency of our vendors;

·	fluctuation of the U.S. dollar against foreign currencies;

·	pressure from or campaigns by non-governmental organizations or other persons, including on social media;

·	customer acceptance of foreign produced merchandise;

·	developing countries with less or inadequate infrastructure;

·	new and existing legislation relating to use of forced, indentured or child labor by unaffiliated manufacturers or suppliers, import quotas or other restrictions that may limit or prevent the import of our merchandise;

·	changes to, or repeal, suspension or discontinuation of, trade agreements, trade legislation and/or trade preferences;

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·	significant delays in the manufacture, transportation and delivery of cargo due to epidemics or pandemics, port security considerations, political unrest, war, weather conditions, or cyber-security events;

·	disruption of imports by labor disputes and local business or unethical practices;

·	regulations under the United States Foreign Corrupt Practices Act; and

·	increased costs of or shortages of equipment, containers for shipments, or transportation.

In addition to the above, it is possible that other events beyond our control, both domestically and internationally, such as labor disputes, cybersecurity events or allegations of misconduct or unethical behavior affecting our unaffiliated manufacturers, suppliers, or transportation companies, a terrorist or similar act, military action, strike, weather conditions, natural disasters, pandemics or other health issues, or government spending cuts, could result in delays or disruptions in the production, transportation and/or delivery of merchandise to our distribution centers or our stores, international franchise partners and wholesale customers, or the fulfillment of e-commerce orders to our customers, or require us to incur substantial additional costs, including in air freight, to ensure timely delivery. Any such event could have a material adverse effect on our business, financial position, results of operations, and cash flows.

In an attempt to mitigate the above risks within any one region or one country, we maintain relationships with many manufacturers and suppliers in various countries. We cannot predict the effect that this, or the other factors noted above, in any region or country from which we import products could have on our business. If any of these factors rendered the conduct of business in a particular region or country undesirable or impractical, or if our current foreign manufacturing and supply sources ceased doing business with us or we ceased doing business with them for any reason and we were unable to find alternative sources of supply, we could experience a material adverse effect on our business, financial position, results of operations, and cash flows.

Our vendor guidelines and code of conduct are designed to promote compliance with applicable law and industry standards and ethical business practices. We monitor our vendors’ practices; however, we do not control these independent manufacturers, their business practices, their labor practices, their health and safety practices, the physical condition of their factories, worker dormitories or other facilities, the integrity of their information or other business systems, or from where they buy or otherwise source their raw materials or labor. The failure of our third-party manufacturers or suppliers, which we do not control, to address the risks described above, could result in accidents and practices that cause material disruptions or delays in production or delivery, the imposition of governmental penalties or restrictions, and/or material harm to our reputation, any of which could have a material adverse effect on our business, financial position, results of operations, and cash flows.

We may experience disruptions at ports used to export our products from Asia, Africa, and other regions, or along the various shipping routes, or used as ports of entry in the United States and Canada.

We currently ship the vast majority of our products by ocean. If a disruption occurs in the operation of ports through which our products are exported or imported, or along the various shipping routes, we and our vendors may have to ship some or all of our products from Asia, Africa, and other regions by air freight or to or from alternative shipping destinations in the United States or in foreign countries. Shipping by air is significantly more expensive than shipping by ocean and our profitability could be materially reduced. Similarly, shipping to or from alternative destinations could lead to significantly increased costs for our products. A disruption at ports (domestic or abroad) through which our products are exported or imported or along the various shipping routes could have a material adverse effect on our business, financial position, results of operations, and cash flows.

Because certain of our subsidiaries operate outside of the United States, some of our revenues, product costs, and other expenses are subject to foreign economic and currency risks.

We have store operations in Canada, a sourcing office in Hong Kong, sourcing operations in various locations in Asia and Africa, and store operations internationally through franchisees.

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The currency market has seen significant volatility in the value of the U.S. dollar against other foreign currencies. While our business is primarily conducted in U.S. dollars, we purchase virtually all of our products overseas, and we generate significant revenues in Canada in Canadian dollars. Cost increases caused by currency exchange rate fluctuations could make our products less competitive or have a material adverse effect on our profitability. Currency exchange rate fluctuations could also disrupt the business of the third-party manufacturers that produce our products, or franchisees that purchase our products, by making their purchases of raw materials or products more expensive and more difficult to finance.

Changes in currency exchange rates affect the U.S. dollar value of the Canadian dollar denominated prices at which our Canadian business sells product. As a result, fluctuations in exchange rates impact the amount of our reported sales and expenses, which could have a material adverse effect on our business, financial position, results of operations, and cash flows. Additionally, we have foreign currency denominated receivables and payables that are not hedged against foreign currency fluctuations. When settled, these receivables and payables could result in significant transaction gains or losses.

Acts of terrorism, effects of war, pandemics or other health issues, natural disasters, other catastrophes, or political unrest could have a material adverse effect on our business.

Threatened or actual acts of terrorism, including U.S. domestic terrorism, continue to be a risk to the U.S. and global economies. Terrorism and potential military responses, political unrest, war and other conflicts, natural disasters, pandemics or other health issues, have disrupted and could disrupt commerce and impact our or our franchisees’ ability to operate our stores in affected areas, produce our products in foreign countries, import our products from foreign countries, or provide critical functions necessary to the operation of our business. A disruption of commerce, or an inability to recover critical functions from such a disruption, could interfere with the production, shipment, or receipt of our merchandise in a timely manner or increase our costs to do so. Consequently, any such disruption could undermine consumer confidence, which could negatively impact consumer spending patterns or customer traffic, and thus have a material adverse effect on our business, financial position, results of operations, and cash flows.

We have franchise partners located in Middle Eastern countries. When the current Israel-Palestine conflict began, our franchise partner in Israel had to shutter its stores temporarily. We are currently also providing a temporary hiatus on the collection of royalty payments from this franchise partner until December 2024. If the conflict continues or expands further into other countries, it could adversely affect our sales with this franchise partner and all other franchise partners in Middle Eastern countries, and it could have a material adverse effect on our business, financial position, results of operations, and cash flows.

Our success depends upon the service and capabilities of our management team. Changes in management or in our organizational structure, particularly in the most senior positions, or inadequate or ineffective management, could have a material adverse effect on our business.

Our business and success are materially dependent on retaining members of our senior leadership team, including our chief executive officer, and other key individuals within the organization, to formulate and execute the Company’s strategic and business plans. Leadership changes can be inherently difficult to manage and may cause material disruption to our management team or our business operations and financial results.

Senior level management establishes the “tone at the top” by which an environment of ethical values, operating style, and management philosophy is fostered. Changes in senior management could lead to an environment that lacks inspiration and/or a lack of commitment by our employees, which could have a material adverse effect on our business.

Any disruption in, or changes to, our consumer credit arrangements, including our private label credit card agreement, may adversely affect the ability of our customers to obtain consumer credit.

Credit card operations are subject to numerous federal and state laws that impose disclosure and other requirements upon the origination, servicing, and enforcement of credit accounts and limitations on the maximum amount of finance charges that may be charged by a credit provider, such as the Consumer Financial Protection Bureau’s recent amendment to Regulation Z to limit the dollar amounts credit card companies can charge for late fees, which we expect could have a material adverse effect on the income and cash flow from our private label credit card program.

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Additionally, during periods of increasing consumer credit delinquencies, financial institutions may reexamine their lending practices and procedures. There can be no assurance that the delinquencies being experienced by providers of consumer credit generally would not cause providers of third-party credit offered by us to decrease the availability of, or increase the cost of, such credit.

Any of the above risks, individually or in aggregation, could have a material adverse effect on the way we conduct business and could materially negatively impact our business, financial position, results of operations, and cash flows.

We are subject to customer payment-related risks that could increase our operating costs, expose us to fraud or theft, subject us to potential liability and potentially disrupt our business.

We accept payments using a variety of methods, including cash, checks, credit and debit cards, Afterpay, ApplePay, PayPal, our private label credit card, and gift cards. Acceptance of these payment options subjects us to rules, regulations, contractual obligations and compliance requirements, including payment card association operating rules, certification requirements and operating guidelines, data security standards and certification requirements, and rules governing electronic funds transfers. These requirements may change over time or be reinterpreted, making compliance more difficult or costly. Although no system can completely prevent theft, security countermeasures have been deployed to reduce the potential for fraud and theft by criminals. If we fail to comply with applicable rules and regulations, we may be subject to fines or higher transaction fees and may lose our ability to accept online payments or other payment card transactions. If any of these events were to occur, our business, financial position, results of operations, and cash flows could be adversely affected.

RISKS RELATED TO THE RETAIL AND APPAREL INDUSTRIES

We may suffer material adverse business consequences if we are unable to anticipate, identify, and respond to merchandise trends, marketing and promotional trends, changes in technology, or customer shopping patterns. Profitability and our reputation could be materially negatively impacted if we do not adequately forecast the demand for our products and, as a result, create significant levels of excess inventory or insufficient levels of inventory.

The apparel industry is subject to rapidly changing fashion trends and shifting consumer preferences, including the increase in online shopping. Our success depends, in material part, on the ability of our design, merchandising and IT teams to anticipate and respond to these changes for our brands and our global sourcing team to source from vendors that produce merchandise which has a compelling quality and value proposition for our customers. Our design, manufacturing, and sourcing process generally takes up to one year, during which time fashion trends and consumer preferences may further change. If we miscalculate either the demand for our merchandise or our customers’ tastes or purchasing habits, we could experience materially increased costs and lower selling prices due to a need to dispose of excess inventory. Conversely, if we forecast demand for our products that is lower than actual demand, we may experience insufficient levels of inventory, increased costs to fulfill demand from alternative locations of inventory, and reputational damage. Further, it is necessary to develop and implement uses and scaling of technology addressing changes in customer buying behaviors and/or successful customer marketing programs, including loyalty and private label credit card programs and “buy-now-pay-later” programs. Failure to address any of the above risks could have a material adverse effect on our business, financial position, results of operations, and cash flows.

Product liability costs, related claims, and the cost of compliance with consumer product safety laws in the U.S. and in Canada or our inability to comply with such laws could have a material adverse effect on our business and reputation.

We are subject to regulation by the Consumer Product Safety Commission (“CPSC”) in the U.S., Health Canada in Canada, and similar state, provincial, and international regulatory authorities. Although we test the products sold in our stores, on our website, and to our international franchise partners and our wholesale customers, concerns about product safety, including, but not limited to, concerns about those manufactured in developing countries, may lead us to recall selected products, either voluntarily or at the direction of a governmental authority, and may lead to a lack of consumer acceptance or loss of consumer trust. Product safety concerns, recalls, or the failure to properly manage recalls, defects, or errors could result in governmental fines, rejection of our products by customers, damage to our reputation, lost sales, product liability litigation, and increased costs, any or all of which could harm our business and have a material adverse effect on our business, financial position, results of operations, and cash flows.

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The cost of compliance with current requirements and any future requirements of the CPSC, Health Canada, or other federal, state, provincial, or international regulatory authorities, consumer product safety laws, including initiatives labeled as “green chemistry” and regulatory testing, certification, packaging, labeling, and advertising and reporting requirements, or changes to existing laws could have a material adverse effect on our business, financial position, results of operations, and cash flows. In addition, any failure to comply with such requirements could result in significant penalties, litigation, or require us to recall products, any or all of which could have a material adverse effect on our business, reputation, financial position, results of operations, and cash flows.

We face significant competition in the retail and apparel industries, which could negatively impact our business.

The children’s apparel retail market is highly competitive, and we face heightened price and promotional competition. We compete in substantially all of our markets with Target Corporation, Old Navy, GapKids, and babyGap (each of which is a division of The Gap, Inc.), Carter’s, Inc., T.J. Maxx and Marshall’s (each of which is a division of TJX Companies, Inc.), Burlington Coat Factory, Inc., Kohl’s Corporation, Walmart Stores, Inc., and other department stores. We also compete with a wide variety of specialty stores, other national and regional retail chains, catalog companies, and e-commerce retailers, including Amazon. One or more of our competitors are present in virtually all of the areas in which we have stores. E-commerce only retailers generally do not incur the geographical limitations suffered by traditional brick and mortar stores, giving e-commerce only retailers a competitive advantage to and imposing significant pricing pressure on brick and mortar stores. In addition, while we view our business as a single omni-channel business, our e-commerce stores may divert sales from our brick and mortar stores. Many of our competitors are larger than us and have access to significantly greater financial, marketing, and other resources than we have. Increased competition, increased promotional activity, continuing economic pressure on and inflation affecting value-seeking consumers, and liquidation activities by bankrupt and other struggling retailers, including selling apparel, footwear, and accessory merchandise at substantial discounts, could also have a material adverse effect on our ability to compete successfully, and could have a material adverse effect on our business, reputation, financial position, results of operations, and cash flows. We may not be able to continue to compete successfully against existing or future competition.

If our landlords should suffer financial difficulty or if we are unable to successfully negotiate acceptable lease terms, it could have a material adverse effect on our business, financial position, results of operations, and cash flows.

If any of our landlords or their substantial tenants, such as anchor department stores, should suffer financial difficulty, it could render our landlords unable to fulfill their duties under our lease agreements and/or could render certain malls to experience reduced customer traffic. Such duties include providing a sufficient number of mall co-tenants, common area maintenance, utilities, and payment of real estate taxes. While we have certain remedies under our lease agreements, the loss of business that could result if a shopping center should close or if customer traffic were to significantly decline as a result of lost tenants or improper care of the facilities or due to macroeconomic effects, including inflation, could have a material adverse effect on our business, financial position, results of operations, and cash flows.

The leases for a substantial number of our retail stores come up for renewal each year. If we are unable to continue to negotiate acceptable lease and renewal terms, it could have a material adverse effect on our business, financial position, results of operations, and cash flows.

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RISKS RELATED TO OUR STOCK AND STOCK PRICE

Changes in our sales, comparable retail sales, margins, operating income, earnings per share, cash flows, and/or other results of operations could have a material adverse effect on the market price of our Common Stock, which subsequently could lead to litigation.

Numerous factors affect our sales, comparable retail sales, margins, operating income, earnings per share, cash flows, and other financial results, including unseasonable weather conditions, merchandise assortment and product acceptance, the retail price of our merchandise, fashion trends, customer traffic, number of visits to our e-commerce site, as well as related conversion, economic conditions in general, including inflation and consumer confidence, and the retail sales environment in particular, calendar shifts of holidays or seasonal periods, birth rate fluctuations, timing or extent of promotional events by our Company or by competitors and other competitive factors, including competitor bankruptcies, fluctuations in currency exchange rates, macro-economic conditions, and our success in and the cost of executing our business strategies.

Unseasonable weather, for example, warm weather in the winter or cold weather in the spring over an extended period of time, or the occurrence of frequent or severe storms, may adversely affect our sales and, therefore, our comparable retail sales, operating income and earnings per share. The nature of our target customer heightens the effects of unseasonable weather on our sales. Our target customer is a value conscious, lower to middle income mother buying for infants and younger children primarily based on need rather than based on fashion, trend, or impulse.

Therefore, for example, our target customer may not purchase warm weather spring clothing during an extended period of unseasonably cold weather occurring in what otherwise should be warmer weather months, particularly since infants and younger children tend to outgrow clothing at a faster rate than older children and adults.

Our sales, comparable retail sales, margins, operating income, earnings per share, cash flows, and other financial results have fluctuated significantly in the past (including during Fiscal 2023) due to the factors cited above, and we anticipate that they may continue to fluctuate in the future, particularly in the highly competitive retail environment in which we operate, which may result in declines or delays in consumer spending. The investment and analyst community follows all of these financial markers closely and fluctuations in these results, or the failure of our results to meet investors’ or analysts’ models or expectations, have had, and may continue to have, a significant adverse effect on the price of our Common Stock.

Following any such change in the price of our Common Stock, we have, and could in the future, be subject to litigation from our stockholders. For example, in February 2024, a putative class action was filed against us for violations of federal securities laws in the United States District Court of New Jersey. The complaint purported to assert claims under the federal securities laws, alleging that we had made materially false and/or misleading statements, and failed to disclose material adverse facts to our investors such that the price of our Common Stock dropped as a result. See “Item 3. Legal Proceedings” of the Form 10-K for further information. Any adverse results and/or settlements from such litigation could have a material adverse effect on our business, financial position, results of operations, and cash flows.

We have a controlling stockholder who, following the Rights Offering, may continue owning a majority of our outstanding shares of Common Stock, and as a result controls all matters requiring shareholder approval.

Mithaq owns and controls the voting power of approximately 55.1% of the shares of our Common Stock outstanding as of October 15, 2024, based on disclosures made by Mithaq in its most recent amendment to its Beneficial Ownership Report on Schedule 13D in respect of the Company, and Mithaq is expected to continue to own and control more than a majority of our outstanding shares of Common Stock following the Rights Offering. As long as Mithaq continues to control a majority of outstanding shares of our Common Stock, it will be able to determine the outcome of all corporate actions requiring stockholder approval.

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Mithaq and its affiliates engage in a broad spectrum of activities. In the ordinary course of their business activities, Mithaq and its affiliates may engage in activities where their interests may not be the same as, or may conflict with, our interests or the interests of our other stockholders. Other stockholders will not be able to affect the outcome of any stockholder vote while Mithaq controls the majority of the voting power of our outstanding shares of Common Stock. As a result, Mithaq will be able to control, directly or indirectly and subject to applicable law, the composition of our Board of Directors, which in turn will be able to control all matters over which we have control, including, among others:

·	any determination with respect to our business direction and policies, including the appointment and removal of officers and directors;

·	the adoption of amendments to our certificate of incorporation or our bylaws;

·	any determinations with respect to financing, mergers, business combinations or dispositions of assets;

·	our financing and dividend policy, and the payment of dividends on our Common Stock, if any;

·	compensation and benefit programs and other human resources policy decisions;

·	changes to any other agreements that may adversely affect us; and

·	determinations with respect to tax matters.

Because Mithaq’s interests may differ from ours or from those of our other stockholders, Mithaq’s decisions on these matters may be contrary to other stockholders’ expectations or preferences, and they may take actions that could be contrary to other stockholders’ interests. So long as Mithaq beneficially owns a majority of our outstanding shares of Common Stock, it will be able to control the outcome of all corporate actions requiring stockholder approval.

Our share price may be volatile.

Our Common Stock is quoted on Nasdaq. Stock markets in general have experienced, and are likely to continue to experience, price and volume fluctuations, which could have a material adverse effect on the market price of our Common Stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results, other risk factors identified here, announcements or actions by other competitors, the overall economy, legislative, regulatory and other actions resulting from the Presidential administration or U.S. Congress, and the geopolitical environment could individually or in aggregation cause the price of our Common Stock to fluctuate substantially.

We have experienced, and may experience, large “short” positions in our Common Stock relative to other publicly traded companies in our industry. The existence of a relatively large short position may result in substantial volatility in the trading price of our Common Stock, including due to an adverse impact on investors’ and analysts’ perceptions of our business and its prospects or due to “short covering” (relatively large purchases of our Common Stock). Purchasers of our Common Stock during periods of volatility, including as a result of “short covering” when the price of our Common Stock may rise rapidly, could later experience a significant decrease in stock price, eventually leading to a significant loss in value.

Declarations of quarterly cash dividends, and the establishment of future record and payment dates, are at the discretion of our Board of Directors based on a number of factors, including future financial performance, general business and market conditions, and other investment priorities. If payment of dividends is resumed, any subsequent reduction or discontinuance by us of the payment of quarterly cash dividends could cause the market price of our Common Stock to decline.

We have no current plans to pay regular cash dividends on our Common Stock for the foreseeable future.

We have no current plans to pay regular cash dividends on our Common Stock for the foreseeable future. Declarations of cash dividends, and the establishment of future record and payment dates, are at the discretion of our Board of Directors based on a number of factors, including future financial performance, general business and market conditions, and other investment priorities. If payment of dividends is resumed, any subsequent reduction or discontinuance by us of the payment of quarterly cash dividends could cause the market price of our Common Stock to decline.

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Our actual operating results may not meet or exceed our guidance and investor expectations, which would likely cause our stock price to decline.

From time to time, we may release guidance in our earnings releases, earnings conference calls or otherwise, regarding our future performance that represent our management’s estimates as of the date of release. If given, this guidance, which will include forward-looking statements, will be based on projections prepared by our management. Projections are based upon a number of assumptions and estimates that, while presented with numerical specificity, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. Our actual results could differ materially from such projections. Factors that could cause or contribute to such differences include, but are not limited to, those identified in this “Risk Factors” section. The principal reason that we expect to release guidance is to provide a basis for our management to discuss our business outlook with analysts and investors. With or without our guidance, analysts and other investors may publish expectations regarding our business, financial performance and results of operations. Guidance is necessarily speculative in nature, and it can be expected that some or all of the assumptions of the guidance furnished by us will not materialize or will vary significantly from actual results. If our actual performance does not meet or exceed our guidance or investor expectations, the trading price of our Common Stock may decline.

An active, liquid trading market for our Common Stock may not be sustained.

Although our Common Stock is currently listed on Nasdaq under the symbol “PLCE”, an active trading market for our shares may not be sustained. Accordingly, if an active trading market for our Common Stock is not sustained, the liquidity of our Common Stock would be limited, and holders of our Common Stock may not be able to sell their shares when desired. Moreover, the prices that they may obtain for their shares would be adversely affected. An inactive market may also impair our ability to raise capital to continue to fund operations by issuing shares and may impair our ability to acquire other companies by using our shares as consideration.

If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our shares or if our results of operations do not meet their expectations, our stock price and trading volume could decline.

The trading market for our shares is influenced by the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. Moreover, if one or more of the analysts who cover us downgrade our stock, or if our results of operations do not meet their expectations, our stock price could decline.

RISKS RELATED TO CYBERSECURITY, DATA PRIVACY, INFORMATION TECHNOLOGY AND E-COMMERCE

A privacy breach, through a cybersecurity incident or otherwise, or failure to comply with privacy laws could have a material adverse effect on our business.

As part of normal operations, we and our third-party vendors, consultants and other partners receive and maintain confidential and personally identifiable information about our customers and employees, and confidential financial, intellectual property, and other proprietary information. We regard the protection of our customer, employee, and Company information as critical. The regulatory environment surrounding information security and privacy is very demanding, with the frequent imposition of new and changing significant requirements, such as the California Consumer Privacy Act and the California Privacy Rights Act, and more recently, the Virginia Consumer Data Protection Act, the Colorado Privacy Act, the Connecticut Data Privacy Act and the Utah Consumer Privacy Act, some of which involve significant costs to implement and significant penalties if not followed properly. A significant breach of federal, state, provincial, local, or international privacy laws could have a material adverse effect on our business, reputation, financial position, results of operations, and cash flows.

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A cybersecurity breach, whether targeted, random, or inadvertent, and whether at the hands of cyber criminals, hackers, rogue employees, hostile agents of foreign governments, or other persons, may occur and could go undetected for a period of time. Any cybersecurity incident could result in any or all of the following:

·	theft, destruction, loss, misappropriation, or release of confidential financial and other data, intellectual property, customer awards or loyalty points, or customer, employee or vendor information, including personally identifiable information such as payment card information, bank account information, email addresses, passwords, social security numbers, home addresses, or health information;

·	operational or business delays resulting from the disruption of our e-commerce site, computer network, or the computer networks of our third-party vendors, consultants and other partners and subsequent material clean-up and mitigation costs and activities;

·	negative publicity resulting in material reputation or brand damage with our investors, customers, vendors, third-party partners, or industry peers;

·	loss of sales, including those generated through our e-commerce websites; and

·	governmental penalties, fines and/or enforcement actions, payment and industry penalties and fines, and/or class action and other lawsuits.

Our efforts and technology to secure our computer network and systems may not be sufficient to defend us against all unauthorized attempts to access our employees’, customers’, vendors’ and/or our information. We have been and may be subject to attempts to gain unauthorized access to our computer network and systems, including emails. Similarly, a breach to the computer networks and systems of our third-party vendors, consultants or other partners, including those that are cloud-based, may also occur. Any such breach could lead to a material disruption of our computer network and/or the areas of our business dependent on the support, services, and other products provided by these third-party vendors, consultants and other partners, subsequently resulting in the events described above. To date, prior attempts to gain unauthorized access to the networks and systems of the Company, our third-party vendors, consultants or other partners have not had a material adverse effect on us.

Our systems and procedures are required to meet the Payment Card Industry (“PCI”) data security standards, which require periodic audits by independent third parties to assess compliance. Failure to comply with the security requirements or rectify a security issue may result in substantial fines and the imposition of material restrictions on our ability to accept payment by credit or debit cards. There can be no assurance that we will be able to satisfy PCI security standards or to identify security issues in a timely fashion. In addition, PCI are controlled by a limited number of vendors who have the ability to impose changes in PCI’s fee structure and operational requirements on us without negotiation. Such changes in fees and operational requirements may result in our failure to comply with PCI security standards, as well as significant unanticipated expenses.

Any of the above risks, individually or in aggregation, could result in significant costs and/or materially damage our reputation and result in lost sales, governmental and payment card industry fines, and/or class action and other lawsuits, which in turn could have a material adverse effect on our business, financial position, results of operations, and cash flows. Although we carry cybersecurity insurance, in the event of a cyber-incident, that insurance may not be extensive enough or adequate in scope of coverage or amount to reimburse us for damages we may incur.

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Our failure to successfully manage our e-commerce business could have a material adverse effect on our business.

The successful operation of our e-commerce business depends on our ability to conduct an efficient and uninterrupted operation of our online order-taking and our fulfillment operations, whether from our distribution center or from our third-party providers, and on our ability to provide a shopping experience that will generate orders and return visits to our site, including by updating our e-commerce platform to stay abreast of changing consumer shopping habits, such as the significantly increased use of mobile devices and apps to shop online. Risks associated with our e-commerce business include:

·	risks associated with the failure of the computer systems that operate our website or the failure or disruption of our information technology and other business systems, including, but not limited to, inadequate system capacity, security breaches, computer viruses, human error, changes in programming, failure of third parties to continue to support older systems or system upgrades, or unintended disruptions occasioned as a result of such upgrades, or migration of these services to new systems, including to the cloud;

·	increased or unplanned costs associated with order fulfillment and delivery of merchandise to our customers;

·	inadequacy of disaster recovery processes and the failure to align these processes with business continuity plans;

·	the integration of the Gymboree brand in our stores and via our e-commerce website, the continued progress of our Sugar & Jade and PJ Place brands;

·	consumer privacy and information security concerns and regulation;

·	changes in applicable federal, state, provincial, local, or international regulations;

·	disruptions in telephone service or power outages;

·	reliance on third parties for computer hardware and software, cloud-based computing services, updates (patches), as well as delivery of merchandise to our customers;

·	rapid technology changes and changes in consumer shopping habits, such as the significant increase in online shopping, including through the use of mobile devices and apps;

·	credit or debit card fraud;

·	the diversion of sales from our physical stores;

·	natural disasters or adverse weather conditions;

·	negative publicity related to the social media influencers we have engaged;

·	negative customer reviews or influencer reviews on social media; and

·	liability for online advertising and content.

Problems in any one or more of these areas, individually or in aggregation, could have a material adverse effect on our business, financial position, results of operations, and cash flows, and could damage our reputation and brands.

A material disruption in, failure of, inability to upgrade, or inability to properly implement disaster recovery plans for, our information technology or other business systems could have a material adverse effect on our business, financial position, results of operations, and cash flows.

We rely heavily on various information and other business systems to manage our complex operations, including our online business, management of our global supply chain, merchandise assortment planning, inventory allocation and replenishment, order management, warehousing, distribution and shipping activities, point-of-sale processing in our stores, including credit and debit card processing, gift cards, our private label credit card, our customer loyalty program, and various other processes and transactions. We continue to evaluate and implement upgrades and changes to our information technology (“IT”) and other business systems.

Operation of our IT and/or implementation of upgrades and changes to our IT and other business systems carries substantial risk, including failure to operate as designed, failure to properly integrate with, or disruption of, other systems, potential loss of data or information, cost overruns or unforeseen costs, implementation delays, disruption of operations, inability to properly train associates on new processes, inability to properly direct change management, lower customer satisfaction resulting in lost customers or sales, inability to deliver the optimal level of merchandise to our stores in a timely manner, inventory shortages, inventory levels in excess of customer demand, inability to meet the demands of our international franchise partners or our wholesale and retail customers, and the inability to meet financial, regulatory, and other reporting requirements. Further, disruptions or malfunctions affecting our current or new information or other business systems could cause critical information upon which we rely to be lost, delayed, unreliable, corrupted, insufficient, or inaccessible. See also the risks associated with the risk factor above, “Our failure to successfully manage our e-commerce business could have a material adverse effect on our business”.

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We continue to focus on the implementation of IT disaster recovery and/or implementation of high availability readiness with regard to our e-commerce, finance, reporting, distribution, logistics, store operations, merchandising, sourcing, and other key systems in order to protect against the loss or corruption of critical data. There can be no assurance that we will be successful in implementing or executing on the appropriate disaster recovery plans or high availability readiness to protect against such loss or corruption. There is also no assurance that a successfully implemented system will deliver or continue to deliver any anticipated sales or margin improvements or other benefits to us. The failure to do so could have a material adverse effect on our business, financial position, results of operations, and cash flows.

We also rely on third-party vendors and outsourcing partners to design, program, implement, maintain, and service our existing and planned information systems, including those operated through cloud-based technology. Any failures of these vendors to properly deliver their services in a timely fashion, any determination by those vendors to stop supporting certain systems or components, or any failure of these vendors to protect our competitively sensitive data, or the personal data of our customers or employees, or to prevent the unauthorized access to, or corruption of, such data, whether in their possession, through our information systems or cloud-based technology utilized by us, could have a material adverse effect on our business, financial position, results of operations, and cash flows.

RISKS RELATED TO LEGAL AND REGULATORY MATTERS

We have exercised our option for the “controlled company” exemption under Nasdaq rules.

The Company has exercised its right to the “controlled company” exemption under Nasdaq rules, which enables us to forgo certain Nasdaq requirements which include: (i) maintaining a majority of independent directors; and (ii) electing a Human Capital and Compensation Committee and a Corporate Responsibility, Sustainability and Governance Committee composed solely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and, if applicable, during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements. Our status as a controlled company could cause our Common Stock to look less attractive to certain investors or otherwise reduce the trading price of our Common Stock.

We are subject to the requirements of Section 203 of the DGCL, which limits our ability to engage in certain transactions with Mithaq.

We are subject to the requirements of Section 203 of the Delaware General Corporation Law (the “DGCL”), which provides that a corporation shall not engage in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless (1) prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. These restrictions are subject to certain exceptions specified in Section 203(b) of the DGCL. The term “interested stockholder” is generally defined by Section 203 of the DGCL as any person that (i) is the owner of 15% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and associates of such person. The term “business combination” is broadly defined under Section 203 of the DGCL to include mergers, asset sales and other transactions in which the interested stockholder receives or could receive a financial benefit on other than a pro rata basis with other stockholders, as further described in the section entitled “Description of Capital Stock”.

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Without having obtained the prior approval of our Board of Directors or meeting the other conditions described above, Mithaq became an “interested stockholder” with respect to the Company upon its acquisition of more than 15% of our shares of Common Stock in February 2024. As a result, prior to February 2027, Mithaq will generally be prevented from engaging in any business combination (as defined for purposes of Section 203 of the DGCL) with us, in the absence of the approval of our Board of Directors and the affirmative vote of at least two-thirds of our outstanding shares of Common Stock not owned by Mithaq.

We may be unable to protect our trademarks and other intellectual property rights.

We believe that our trademarks and service marks are important to our success and our competitive position due to their name recognition with our customers. We devote substantial resources to the establishment and protection of our trademarks and service marks on a worldwide basis, including in the countries from which we source our merchandise and in which we have business operations or plan to have business operations, including through foreign franchise partners. We are not aware of any material claims of infringement or material challenges to our right to use any of our trademarks in the United States or Canada. Nevertheless, the actions we have taken, including to establish and protect our trademarks and service marks, may not be adequate to prevent others from imitating our products or to prevent others from seeking to block sales of our products. Also, others may assert proprietary rights in our intellectual property, or may assert that we are engaging in activities that infringe on their own intellectual property, and we may not be able to successfully resolve these types of claims, any of which could have a material adverse effect on our business, financial position, results of operations, and cash flows. In addition, the laws of certain foreign countries may not protect our proprietary rights to the same extent as do the laws of the United States, and we may not be successful in obtaining our trademarks in foreign countries where we plan to conduct business. Our failure to protect our intellectual property rights could diminish the value of our brands, weaken our competitive position, and could have a material adverse effect on our business, reputation, financial position, results of operations, and cash flows.

Federal tax and other legislation have had and will continue to have a material effect on our business, financial position, results of operations, and cash flows. In addition, changes in current tax law could adversely impact our business, financial position, results of operations, and cash flows. Other legislative, regulatory, and other actions which might be taken by federal or state governments are unpredictable and could have unforeseen consequences having a material adverse effect on our business.

We are subject to income taxes in the United States and foreign jurisdictions, including Canada and Hong Kong. Our provision for income taxes and cash tax liability in the future could be adversely affected by numerous factors, including, but not limited to, income before taxes being lower than anticipated in countries with lower statutory tax rates and higher than anticipated in countries with higher statutory tax rates, changes in the valuation of deferred tax assets and liabilities, and changes in tax laws, regulations, accounting principles or interpretations thereof, which could adversely impact our business, financial position, results of operations, and cash flows in future periods.

In addition, we are subject to the examination of our income tax returns by the Internal Revenue Service, Canada Revenue Agency, and other state, local and foreign tax authorities. We regularly assess the likelihood of adverse outcomes resulting from these examinations to determine the adequacy of our provision for income and other taxes. There can be no assurance that the outcomes from these continuous examinations will not have a material adverse effect on our business, financial position, results of operations, and cash flows.

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Legislative, regulatory, and other actions, such as minimum wage requirements or overtime regulation and other wage and hour regulations, continue to be unpredictable and could have unforeseen consequences. Such changes could impact our relationship with our workforce, increase our expenses and have a material adverse effect on our business, financial position, results of operations, and cash flows. None of our employees is currently represented by a collective bargaining agreement. However, from time to time there have been efforts to organize our employees at various locations. There is no assurance that our employees will not unionize in the future.

Our failure to comply with federal, state or local law, and litigation involving such laws, or changes in such laws, could materially increase our expenses and expose us to legal risks and liability.

If we fail to comply with applicable laws and regulations, particularly wage and hour, accessibility, privacy and information security, product safety, and pricing, children’s online privacy protection, advertising, sweepstakes, contests, and marketing laws, we could be subject to legal and reputational risk, government enforcement action, and class action civil litigation, which could have a material adverse effect on our business, financial position, results of operations, and cash flows. Changes in regulation and how regulations are enforced, such as taxes, privacy and information security, product safety, trade, consumer credit, pricing, advertising, and marketing, healthcare or environmental protection, among others, could cause our expenses to increase, margins to decrease, or tax deductible expenses to decrease, which could lead to a material adverse effect on our business, financial position, results of operations, and cash flows.

Legal and regulatory actions are inherent in our business and could have a material adverse effect on our business, reputation, financial position, results of operations, and cash flows.

We are, and in the future may be, subject to legal and regulatory actions in the ordinary course of our business. Some of these proceedings have been, and in the future may be, brought on behalf of various alleged classes of complainants. The plaintiffs may seek large and/or indeterminate amounts, including treble, punitive, or exemplary damages and/or payment of legal fees in these proceedings. Substantial legal liability could have a material adverse effect on our business, financial position, results of operations, and cash flows or cause us material reputational harm, which in turn could materially harm our business prospects.

Our litigation and regulatory enforcement and other matters are subject to many uncertainties, and given their complexity and scope, their outcome cannot be predicted. Our reserves for litigation and regulatory and enforcement matters may prove to be inadequate. In light of the unpredictability of our litigation and regulatory and enforcement matters, it is also possible that in certain cases an ultimately unfavorable resolution of, or decision in, one or more litigation or regulatory and enforcement matters could have a material adverse effect on our reputation and/or our business, financial position, results of operations, and cash flows.

Legislative actions and new accounting pronouncements could result in us having to increase our administrative expenses to remain compliant and could have other material adverse effects.

In order to comply with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, accounting guidance or disclosure requirements by the SEC, guidance that may come from the Public Company Accounting Oversight Board (“PCAOB”), or changes in listing standards by Nasdaq, we may be required to enhance our internal controls, hire additional personnel, and utilize additional outside legal, accounting, and advisory services, all of which could cause our general and administrative expenses to increase materially.

Changes to existing tax or other laws, authoritative or regulatory guidance, and regulations may have a material adverse effect on our financial statements. The Financial Accounting Standards Board is continuing its convergence efforts with its international counterpart, the International Accounting Standards Board, to converge U.S. and international standards into one uniform set of accounting rules. The effect of changes in tax and other laws or changes in accounting rules or regulatory guidance on our financial statements could be significant. Changes to our financial position, results of operations, or cash flows could impact our debt covenant ratios or a lender’s perception of our financial statements causing an adverse effect on our ability to obtain credit, or could adversely impact investor analyses and perceptions of our business causing the market value of our stock to decrease. In addition, any changes in the current accounting rules, including legislative and other proposals, could increase the expenses we report under U.S. GAAP and have a material adverse effect on our business, financial position, results of operations, and cash flows.

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We have in the past experienced a material weakness in our internal controls over financial reporting. If we fail to maintain effective internal control and remediate any future control deficiencies, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and our reputation with investors, ultimately leading to a decline in the price of our Common Stock.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sarbanes-Oxley Act, and the rules and regulations of the applicable listing standards of Nasdaq. In particular, Section 404 of the Sarbanes-Oxley Act requires that we evaluate and determine the effectiveness of our internal controls over financial reporting. It also requires our independent registered public accounting firm to attest to our evaluation of our internal controls over financial reporting. If any of our internal controls and systems do not perform as expected, we may experience material weaknesses in our internal controls. While we continually undertake steps to improve our internal control over financial reporting as our business changes, we may not be successful in making the improvements and changes necessary to be able to identify and remediate control deficiencies or material weaknesses on a timely basis. It is possible that our current internal controls and any new internal controls that we develop may become inadequate in the future because of changes in conditions in our business.

For example, as previously disclosed, we had previously identified a material weakness in the operation of our internal control related to the review of the borrowing base calculation provided to the Credit Agreement Lenders under our Credit Agreement. As of February 3, 2024, we have successfully remediated this material weakness by implementing additional review procedures over the accuracy of the borrowing base calculation. Although this material weakness has been remediated, and although our management has determined, and our independent registered public accounting firm has attested, that our internal controls over financial reporting were effective as of February 3, 2024, we cannot assure you that we or our independent registered public accounting firm will not identify a material weakness in our internal controls in the future.

If we have difficulty implementing and maintaining effective internal controls over financial reporting, or if we identify a material weakness in our internal controls over financial reporting in the future, we may not detect errors on a timely basis, such that it could harm our operating results, adversely affect our reputation, cause our stock price to decline, or result in inaccurate financial reporting or material misstatements in our annual or interim financial statements. We may be unable to maintain compliance with securities laws, stock exchange listing requirements and debt instruments’ covenants regarding the timely filing of accurate periodic reports, which could lead to investigations by Nasdaq, the SEC or other regulatory authorities or litigations with our creditors and/or stockholders, hence requiring additional management attention and impairing our ability to operate our business. Our liquidity, access to capital markets and perceptions of our creditworthiness may be adversely affected. We could be required to implement expensive and time-consuming remedial measures. Our independent registered public accounting firm may issue reports that are adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed, or operating, or if it is not satisfied with our remediation of any identified material weaknesses. Any failure to maintain effective disclosure controls and internal control over financial reporting could have a material adverse effect on our business, financial position, results of operations, and cash flows.

Risks Related to the Rights Offering

In the event that the Rights Offering does not close, or results in less proceeds than expected, we will have less liquidity and/or less deleveraging than expected, which could materially adversely affect our business, financial condition, results of operations and cash flows.

We expect the gross cash proceeds from the Rights Offering, together with any delivery by Company creditors to the Company of indebtedness for borrowed money owed to such creditors by the Company in payment of the Subscription Price in the Rights Offering, to be up to $90.0 million in the aggregate, assuming full exercise by all stockholders of their rights; however, we can provide no assurance that we will receive the anticipated cash proceeds and delivery of indebtedness from the Rights Offering or that the proportion of cash proceeds relative to delivered indebtedness will be as anticipated. In the event that we do not receive the full proceeds expected from the Rights Offering or receive less cash proceeds than anticipated, whether due to a material adverse effect having impacted our business, market conditions having resulted in the abandonment or a delay in the Rights Offering or other reasons, we will have less liquidity and/or less deleveraging than expected, which would exacerbate the risks described in this registration statement.

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The subscription price for this Rights Offering is not necessarily an indication of the fair value of our Common Stock. No valuation consultant or investment banker has opined or is expected to opine upon the fairness or adequacy of the subscription price.

The subscription price to purchase a share of Common Stock in this Rights Offering is $9.75 per whole share. This price was determined by the Disinterested Directors taking into consideration a number of factors. The subscription price does not necessarily bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. No valuation consultant or investment banker has opined or is expected to opine upon the fairness or adequacy of the subscription price. You should not necessarily consider the subscription price to be an indication of the fair value of the Common Stock to be offered in this Rights Offering. You should not assume or expect that, after the Rights Offering, our Common Stock will trade at or above the subscription price in any given time period. The market price of our Common Stock may decline after the Rights Offering. We cannot assure you that you will be able to sell the shares of our Common Stock purchased during the Rights Offering at a price equal to or greater than the subscription price. You should obtain a current price quote for our Common Stock before exercising your subscription sights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the Rights Offering. Once made, all exercises of subscription rights are irrevocable. See “Questions and Answers About the Rights Offering – How was the subscription price of $9.75 per whole share of Common Stock established?”

Stockholders who do not fully exercise their rights may have their interests diluted.

The Rights Offering will result in the issuance of additional shares of our Common Stock. If you choose not to fully exercise your rights prior to the expiration of the Rights Offering, your proportionate voting interest may be reduced and your relative ownership interest in us may be diluted. Rights holders who do not exercise their rights prior to the expiration of the Rights Offering will lose any value represented by their rights.

You may not revoke your subscription exercise and could be committed to buying shares of Common Stock above the prevailing market price.

Once you exercise your rights, you may not revoke the exercise. The public trading market price of our Common Stock may decline before the rights expire. If you exercise your rights, you will have committed to buying shares of our Common Stock potentially at a price above the prevailing market price. Moreover, you may be unable to sell your shares of Common Stock at a price equal to or greater than the subscription price you paid for such shares of Common Stock.

We may terminate the Rights Offering at any time prior to the expiration of the Subscription Period, and neither we nor the Subscription Agent will have any obligation to you except to return your exercise payments.

We may, in our sole discretion, decide not to continue with the Rights Offering or terminate the Rights Offering prior to the Expiration Date and Time. If the Rights Offering is terminated, the Subscription Agent will return all exercise payments, in the manner and form in which such payments were made, without interest or deduction, as soon as practicable after such termination.

The rights are not transferable, and there is no market for the rights.

You may not sell, transfer, assign or give away your rights, except that the subscription rights will be transferable by operation of law. Because the rights are non-transferable, there is no market or other means for you to directly realize any value associated with the rights. You must exercise the rights to realize any potential value from your rights.

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You must act promptly and follow instructions carefully if you want to exercise your rights.

Eligible participants and, if applicable, brokers, dealers, custodian banks, or other nominees acting on their behalf, who desire to purchase Common Stock in the Rights Offering must act promptly to ensure that all required rights certificates are actually received prior to the Expiration Date and Time and that all payments are actually received prior to the payment deadline by the Subscription Agent. The time period to exercise rights is limited. If you or your broker fail to complete and sign the required rights certificates, send an incorrect payment amount or otherwise fail to follow the procedures that apply to the exercise of your rights, we may, depending on the circumstances, reject your exercise of rights or accept it only to the extent of the payment received. Neither we nor the Subscription Agent will contact you concerning, or will attempt to correct, an incomplete or incorrect rights certificate or payment, or will contact you concerning whether a broker, dealer, custodian bank, or other nominee holds rights on your behalf.

We have the sole discretion to determine whether an exercise properly follows the procedures that apply to the exercise of your rights.

Significant sales of our Common Stock, or the perception that significant sales may occur in the future, could adversely affect the market price for our Common Stock.

The sale of substantial amounts of our Common Stock could adversely affect the price of these securities. Sales of substantial amounts of our Common Stock in the public market, and the availability of shares of our Common Stock for future sale, including shares of our Common Stock to be issued in this Rights Offering, could cause the market price of our Common Stock to remain low for a substantial amount of time. We cannot foresee the impact of such potential sales on the market, but it is possible that if a significant percentage of such available shares of Common Stock were attempted to be sold within a short period of time, the market for shares of our Common Stock would be adversely affected. Even if a substantial number of sales do not occur within a short period of time, the mere existence of this “market overhang” could have a negative impact on the market for our Common Stock and our ability to raise additional capital. Any disposition by Mithaq, or any other substantial stockholders, of our Common Stock in the public market, or the perception that such dispositions could occur, could adversely affect prevailing market prices of our Common Stock.

You will not be able to sell the shares of Common Stock you buy in the Rights Offering until you receive your DRS statement or your account is credited with the Common Stock.

If you are a record holder and purchase shares of Common Stock in the Rights Offering by submitting a subscription rights certificate and payment, we will mail you a DRS statement as soon as practicable after the Expiration Date and Time, or such later date as to which the Rights Offering may be extended, and after all necessary calculations, pro rata allocations and adjustments have been completed. If your shares of Common Stock are held by a broker, dealer, custodian bank, or other nominee and you purchase shares of Common Stock in the Rights Offering, your account with your nominee will be credited with the shares of our Common Stock you purchased in the Rights Offering as soon as practicable after the Expiration Date and Time, or such later date as to which the Rights Offering may be extended, and after all necessary calculations, pro rata allocations and adjustments have been completed. Until your DRS statements have been delivered or your account is credited, you may not be able to sell your shares of Common Stock even though the Common Stock issued in the Rights Offering will be listed for trading on Nasdaq. The stock price may decline between the time you decide to sell your shares of Common Stock and the time you are actually able to sell your shares of Common Stock.

Because our management will have broad discretion over the use of the net cash proceeds from the Rights Offering, you may not agree with how we use the proceeds, and we may not invest the proceeds successfully.

We currently anticipate that we will use the net cash proceeds of the Rights Offering first (to the extent required by the Credit Agreement) to make a prepayment of the indebtedness outstanding under the Credit Agreement and thereafter for general operating, working capital and other corporate purposes, which, if so determined by the Company, may include additional reduction of the Company’s indebtedness. Under the terms of the Credit Agreement, we are required to apply 80% of the net cash proceeds of the Rights Offering to the prepayment of the ABL Credit Facility. After making required prepayments under the Credit Agreement, our management may allocate any remaining net cash proceeds among the remaining purposes as it deems appropriate. In addition, market factors may require our management to allocate portions of the proceeds for other purposes. Accordingly, you will be relying on the judgment of our management with regard to the use of the proceeds from the Rights Offering, and you will not have the opportunity, as part of your investment decision, to assess whether we are using the proceeds appropriately. It is possible that we may invest the proceeds in a way that does not yield a favorable, or any, return for us.

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If you use a personal check to pay for the shares of Common Stock, it may not clear in time.

Any personal check used to pay for shares of our Common Stock must clear prior to the Expiration Date and Time, and the clearing process may require seven or more business days.

If you seek to pay some or all of the subscription price by delivering indebtedness for borrowed money and fail to contact the Company with such request promptly following the commencement of this Rights Offering, such delay may result in your being unable to timely deliver your indebtedness for borrowed money as full or partial payment of the subscription price, which in turn would result in your purported exercise of Rights to be paid for with such indebtedness for borrowed money being rejected.

If you would like to pay some or all of the subscription price for your shares of Common Stock by delivery, in lieu of cash, of an equivalent amount of indebtedness for borrowed money owed to you by the Company, you must contact the Company as soon as practicable after the date of this prospectus (and in any event prior to exercising your subscription rights and delivering any indebtedness for borrowed money in payment therefor) so that the Company can in its sole and absolute discretion, (i) determine whether it considers such indebtedness for borrowed money to be valid and eligible for delivery in payment of some or all of the subscription price and (ii) confirm the documentation that you will be required to deliver to the Subscription Agent in order to validly deliver such indebtedness for borrowed money as payment for some or all of the subscription price. As it may take some time for the Company to evaluate and respond to requests to deliver indebtedness for borrowed money in full or partial payment of the subscription price and for you, thereafter, to complete and provide the necessary documentation to the Subscription Agent, the Company strongly recommends that you start this process as soon as possible and not wait until the final days of the Subscription Period. Your delay in commencing this process may result in your being unable to timely deliver your indebtedness for borrowed money as full or partial payment of the subscription price, which in turn would result in your purported exercise of Rights to be paid for with such indebtedness for borrowed money being rejected.

Because no minimum subscription is required and because we do not have formal commitments from our stockholders for the entire amount we seek to raise pursuant to the Rights Offering, we cannot assure you of the amount of proceeds that we will receive from the Rights Offering.

No minimum subscription is required for consummation of the Rights Offering. It is also possible that no over-subscription rights will be exercised in connection with the Rights Offering. As a result, we cannot assure you of the amount of proceeds that we will receive in the Rights Offering. Therefore, if you exercise all or any portion of your rights, but other holders do not, we may not raise the desired amount of capital in the Rights Offering, the market price of our Common Stock could be adversely impacted and we may, depending on the then-existing facts, find it necessary to pursue alternative means of financing, which may be dilutive to your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company’s strategic initiatives and results of operations, including net income (loss) per share, adjusted net income (loss) per diluted share, our ability to consummate the Rights Offering, our expectations related to the use of the net cash proceeds from the Rights Offering, our ability to implement the use of proceeds as currently expected, and our ability to achieve the anticipated benefits of such use of proceeds. Forward-looking statements typically are identified by use of terms such as “may”, “will”, “should”, “plan”, “project”, “expect”, “anticipate”, “estimate”, and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company’s filings with the SEC, including in its annual report on Form 10-K for the fiscal year ended February 3, 2024, which is incorporated by reference herein.

Included among the risks and uncertainties that could cause actual results and performance to differ materially are:

·	the risk that the Company will be unable to achieve operating results at levels sufficient to fund and/or finance the Company’s current level of operations and repayment of indebtedness;

·	the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences;

·	the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by changes in economic conditions (including inflation);

·	the risk that changes in the Company’s plans and strategies with respect to pricing, capital allocation, capital structure, investor communications and/or operations may have a negative effect on the Company’s business;

·	the risk that the Company’s strategic initiatives to increase sales and margin, improve operational efficiencies, enhance operating controls, decentralize operational authority and reshape the Company’s culture are delayed or do not result in anticipated improvements;

·	the risk of delays, interruptions, disruptions and higher costs in the Company’s global supply chain, including resulting from disease outbreaks, foreign sources of supply in less developed countries, more politically unstable countries, or countries where vendors fail to comply with industry standards or ethical business practices, including the use of forced, indentured or child labor;

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·	the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases;

·	various types of litigation, including class action litigations brought under securities, consumer protection, employment, and privacy and information security laws and regulations;

·	the imposition of regulations affecting the importation of foreign-produced merchandise, including duties and tariffs;

·	risks related to the existence of a controlling shareholder, and

·	the uncertainty of weather patterns.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements, which speak only as of the date they were made. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included and incorporated by reference in this prospectus, particularly in the “Risk Factors” section. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, collaborations, joint ventures or investments that we may make or enter into. You should read this prospectus and the information incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Dividend Policy

We have no current plans to pay any cash dividends on our Common Stock for the foreseeable future. Declarations of cash dividends, and the establishment of future record and payment dates, are at the discretion of our Board of Directors based on a number of factors, including future financial performance, general business and market conditions, and other investment priorities. If payment of dividends is resumed, any subsequent reduction or discontinuance by us of the payment of quarterly cash dividends could cause the market price of our Common Stock to decline.

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DILUTION

Purchasers of shares of Common Stock in the Rights Offering will experience an immediate dilution of the net tangible book value per share of our Common Stock. Our net tangible book value as of November 2, 2024 was approximately $(48.4) million, or approximately $(3.79) per share of Common Stock (based upon 12,778,984 shares of our Common Stock outstanding as of November 2, 2024). Net tangible book value per share is equal to our total net tangible book value, which is our total tangible assets less our total liabilities, divided by the number of shares of our outstanding Common Stock. Total tangible assets exclude our tradenames and right-of-use assets, and total liabilities exclude our operating lease liabilities.

Dilution per share of Common Stock equals the difference between the amount purchasers paid per share of Common Stock in the Rights Offering and the net tangible book value per share of our Common Stock immediately after the Rights Offering.

Based on the sale by us in the Rights Offering of a maximum of 9,230,769 shares of Common Stock at the subscription price of $9.75 per share, our pro forma net tangible book value as of November 2, 2024 would have been approximately $40.1 million, or $1.82 per share. This represents an immediate increase in pro forma net tangible book value to existing stockholders of $5.61 per share and an immediate dilution in pro forma net tangible book value of $7.93 per share to purchasers in the Rights Offering. The following table illustrates this pro forma per-share dilution:

Subscription Price	$9.75
Net tangible book value per common share as of November 2, 2024, before giving effect to the Rights Offering	$(3.79)
Increase in pro forma net tangible book value per common share to purchasers in the Rights Offering	$5.61
Pro forma net tangible book value per common share as of November 2, 2024 after giving effect to the Rights Offering	$1.82
Dilution in pro forma net tangible book value per common share attributable to the Rights Offering	$7.93

The information above is based on 12,778,984 shares of our Common Stock outstanding as of November 2, 2024.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and consolidated capitalization as of November 2, 2024, on:

·	an actual basis;
·	an adjusted basis to give effect to the Rights Offering and the use of the net cash proceeds therefrom as described under “Use of Proceeds” assuming that all stockholders exercise all of their subscription rights in full and pay their entire subscription prices in cash; and
·	an alternative adjusted basis to give effect to the Rights Offering and the use of the net cash proceeds therefrom as described under “Use of Proceeds” assuming that (i) Mithaq exercises all of its subscription rights in full and pays its entire subscription price by delivery of indebtedness in lieu of cash, and (ii) all other stockholders (including Snowball) exercise all of their subscription rights in full and pay their entire subscription prices in cash.

The as adjusted information set forth below is illustrative only and will be adjusted based on the number of shares of Common Stock actually sold. You should read this information in conjunction with our consolidated financial statements and notes thereto incorporated by reference into this prospectus.

(in thousands of dollars)	As of November 2, 2024 (unaudited)
Actual	As Adjusted (if all subscription rights are fully exercised and the total subscription price is paid by all stockholders in cash)	As Adjusted on an Alternative Basis
(if all
subscription
rights are fully
exercised and
the
subscription
price is paid
by (i) Mithaq
by delivery of
indebtedness
in lieu of cash,
and (ii) all
other
stockholders
			in cash)
Cash and cash equivalents	5,749	23,457	13,601
Long Term Debt (including current portion):
ABL Credit Facility(1)	362,375	291,542 (2)	330,968 (3)
Mithaq Term Loans	165,664	165,664	116,382
Total indebtedness	528,039	457,206	447,350
Stockholders’ Equity
Common Stock, 100,000,000 shares authorized; 12,778,984 shares issued and outstanding (actual); 22,009,753 shares issued and outstanding (as adjusted); 22,009,753 shares issued and outstanding (as adjusted on an alternative basis)	1,278	2,201	2,201
Additional paid-in capital	151,359	238,977	238,977
Treasury stock, at cost	(110)	(110)	(110)
Deferred compensation	110	110	110
Accumulated other comprehensive loss	(17,517)	(17,517)	(17,517)
Accumulated deficit	(184,694)	(184,694)	(184,694)
Total stockholder equity (deficit)	(49,574)	38,967	38,967
Total Capitalization	478,465	496,173	486,317

(1)	We and certain of our subsidiaries maintain the $433.0 million ABL Credit Facility under our Credit Agreement. As of November 2, 2024, we had drawn approximately $362.4 million under the ABL Credit Facility and had approximately $12.2 million of letters of credit outstanding.
(2)	Takes into account a mandatory prepayment of amounts outstanding under our Credit Agreement equal to approximately $70.8 million (i.e., 80% of the net cash proceeds of the Rights Offering on an adjusted basis).
(3)	Takes into account a mandatory prepayment of amounts outstanding under our Credit Agreement equal to approximately $31.4 million (i.e., 80% of the net cash proceeds of the Rights Offering on an alternatively adjusted basis).

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USE OF PROCEEDS

We estimate that the net cash proceeds to us from the sale of shares of Common Stock offered in the Rights Offering, after deducting estimated offering expenses, would be approximately $88.5 million if the Rights Offering is fully subscribed for by all stockholders in cash, and would be approximately $39.3 million if the Rights Offering is fully subscribed for in cash by all stockholders other than Mithaq and fully subscribed for by Mithaq by delivery of indebtedness for borrowed money.

We intend to use net cash proceeds of the Rights Offering first (to the extent required by the Credit Agreement) to make a prepayment of the indebtedness outstanding under the Credit Agreement and thereafter for general operating, working capital and other corporate purposes, which, if so determined by the Company, may include additional reduction of the Company’s indebtedness. Under the terms of the Credit Agreement, we are required to apply 80% of the net cash proceeds of the Rights Offering to the prepayment of the ABL Credit Facility.

In addition, our largest stockholder, Mithaq, has indicated that it currently intends, but undertakes no obligation, to exercise all of the subscription rights distributed to it and its subsidiary, Snowball, by the Company in the Rights Offering, as well as the over-subscription privilege, and that it currently intends, but undertakes no obligation, to pay the subscription price payable upon the exercise of any such subscription rights directly held by Mithaq with indebtedness for borrowed money owed by the Company to Mithaq (including any indebtedness for borrowed money then-outstanding pursuant to Mithaq Term Loans). Any subscription price paid by delivery of indebtedness for borrowed money will not result in net cash proceeds to the Company but would reduce the aggregate outstanding indebtedness of the Company.

Our management will retain broad discretion in deciding how to allocate the net cash proceeds of the Rights Offering, subject to our obligations pursuant to the Credit Agreement. The precise amounts and timing of our use of the net cash proceeds will depend upon market conditions and the availability of other funds, among other factors. See “Risk Factors – Risks Related to the Rights Offering – Because our management will have broad discretion over the use of the net cash proceeds from the Rights Offering, you may not agree with how we use the proceeds, and we may not invest the proceeds successfully”.

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PUBLIC MARKET FOR OUR COMMON STOCK

Our Common Stock trades on Nasdaq under the symbol “PLCE”. As of December 13, 2024, we had approximately 36 holders of record of our Common Stock. Because many of our shares of Common Stock are held by brokers and other institutions on behalf of stockholders, this number is not indicative of the total number of stockholders represented by these stockholders of record. As of December 13, 2024, there were 12,784,972 shares of our Common Stock outstanding. On December 24, 2024, the last reported sales price of our Common Stock as reported by Nasdaq was $9.90 and the high and low sales prices for shares of our Common Stock as reported by Nasdaq were $10.06 and $9.73, respectively.

Transfer Agent and Registrar

The Transfer Agent and registrar for our Common Stock is Equiniti Trust Company, LLC.

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THE RIGHTS OFFERING

The following summary contains basic information about our Common Stock and the Rights Offering and is not intended to be complete. It does not contain all the information that may be important to you. Before deciding whether to exercise your subscription rights, you should carefully read this prospectus or any prospectus supplement, including the information set forth under the heading “Risk Factors” and the information that is incorporated by reference into this prospectus or any prospectus supplement. For a more complete understanding of our Common Stock, you should read the section entitled “Description of Capital Stock” in this prospectus.

The Subscription Rights

We will distribute to each holder of our Common Stock who is a record holder of our Common Stock as of close of business on the Record Date, which is December 13, 2024, either as a holder of record or, in the case of shares held of record by brokers, dealers, custodian banks or other nominees on your behalf, as a beneficial owner of those shares, at no charge, one non-transferable subscription right for each share of our Common Stock owned, for a total of approximately 12,784,972 subscription rights. The subscription rights will be evidenced by non-transferable subscription rights certificates. Each subscription right will allow you to purchase 0.7220 shares of our Common Stock at a price of $9.75 per whole share. If you elect to exercise your basic subscription right in full, you may also subscribe, at the subscription price, for additional shares of our Common Stock under your over-subscription privilege to the extent that other rights holders do not exercise their basic subscription rights in full, subject to certain limitations. If a sufficient number of shares of our Common Stock is unavailable to fully satisfy the over-subscription privilege requests, the available shares of Common Stock will be sold pro rata among subscription rights holders who exercised their over-subscription privilege based on the number of shares of Common Stock each subscription rights holder subscribed for under the basic subscription right.

If you hold your shares of Common Stock in a brokerage account or through a dealer or other nominee, please see the information included below the heading “The Rights Offering — Beneficial Owners”.

Reasons for the Rights Offering

On February 28, 2024, the then-Board of Directors, none of the members of which were associated with Mithaq, approved the Letter Agreement, which requires, among other things, that the Company use reasonable best efforts to prepare, file, and cause to be effective a registration statement, prospectus and other materials required under applicable law to permit, and to then commence and complete, a rights offering. In light of this obligation, and following the Disinterested Directors’ determination that the Rights Offering is in the best interests of the Company and its stockholders, the Disinterested Directors unanimously approved the Rights Offering. The Rights Offering is being made to raise capital for general corporate purposes, and to provide us with an opportunity to raise capital and deleverage and more generally strengthen the Company’s balance sheet (including through a reduction of the Company’s indebtedness). See “Use of Proceeds”.

Subscription Price

The subscription price is $9.75 per whole share of Common Stock.

The Disinterested Directors determined the subscription price after consultation with our financial advisor, Roth, and after taking into consideration, among other things, the following factors:

·	the current and historical trading prices of Common Stock on Nasdaq;

·	the Disinterested Directors’ assessment of the price at which stockholders might be willing to participate in the Rights Offering;

·	the Company’s need for additional capital and liquidity and to deleverage;

·	the Company’s business prospects and general conditions of the securities markets;

·	the cost of capital from other sources;

·	comparable precedent transactions, including the percentage of shares offered, the terms of the rights being offered, the subscription price and the discount that the subscription price represents to recent closing prices for those offerings; and

·	the Company’s contractual obligations pursuant to the Letter Agreement.

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In conjunction with the review of these factors, the Disinterested Directors considered our history and prospects, including our past and present earnings and cash requirements, our prospects for the future, the outlook for our industry and our current financial condition. The Disinterested Directors believe that the subscription price should be designed to provide an incentive to our current stockholders to participate in the Rights Offering and exercise their basic subscription right and their over-subscription privilege.

The subscription price does not necessarily bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. No valuation consultant or investment banker has opined or is expected to opine upon the fairness or adequacy of the subscription price. You should not consider the subscription price to necessarily be an indication of the fair value of the Common Stock to be offered in this Rights Offering. You should not assume or expect that, after the Rights Offering, our Common Stock will trade at or above the subscription price in any given time period. The market price of our Common Stock may decline after the Rights Offering. We cannot assure you that you will be able to sell the shares of our Common Stock purchased during the Rights Offering at a price equal to or greater than the subscription price. You should obtain a current price quote for our Common Stock before exercising your subscription sights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the Rights Offering. Once made, all exercises of subscription rights are irrevocable. For a discussion of recent trading prices of our Common Stock on Nasdaq, see “Public Market for Our Common Stock”.

Conditions, Amendment, Withdrawal and Termination

Our obligation to consummate the Rights Offering is conditioned upon, among other things, Nasdaq approving for listing, subject to official notice of issuance, the shares of our Common Stock issuable upon exercise of the subscription rights. We may terminate, amend or modify the Rights Offering, in whole or in part, at any time before completion of the Rights Offering. If we make any fundamental change to the terms of the Rights Offering after the date of effectiveness of this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included and offer subscribers the opportunity to cancel their subscriptions. In such event, all subscription payments will be returned to each stockholder subscribing to purchase shares in the Rights Offering, and we will recirculate an amended prospectus after the post-effective amendment is declared effective with the SEC. If we extend the Subscription Period of the Rights Offering in connection with any post-effective amendment, we will allow holders of rights a reasonable period of additional time to make new investment decisions on the basis of the new information set forth in the amended prospectus that will form a part of the post-effective amendment. In such event, we will issue a press release announcing the changes to the Rights Offering and the new Rights Offering expiration date. The terms and conditions of the Rights Offering cannot be modified or amended after the Expiration Date and Time.

In addition, we reserve the right to withdraw and terminate the Rights Offering at any time for any reason. We also may terminate the Rights Offering at any time before its completion if our Board of Directors decides to do so in its sole discretion. If we terminate the Rights Offering, we will issue a press release notifying stockholders of the termination.

If the Rights Offering is terminated, in whole or in part, all affected subscription rights will expire without value and all subscription payments received by the Subscription Agent will be returned promptly, in the manner and form in which such payments were made, without interest or deduction. See also “The Rights Offering – Termination of the Rights Offering”.

Effect of Rights Offering on Existing Stockholders

The ownership interests and voting interests of the existing stockholders who do not exercise their subscription rights may be diluted.

See “Questions and Answers About the Rights Offering”.

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Basic Subscription Rights and Over-Subscription Privilege

Your subscription rights entitle you to basic subscription rights and an over-subscription privilege.

Basic Subscription Rights. With your basic subscription rights, you may purchase 0.7220 shares of our Common Stock per subscription right, upon delivery of the required documents and payment of the subscription price of $9.75 per whole share, (i) in cash, (ii) by delivery in lieu of cash of an equivalent amount of any indebtedness for borrowed money (principal and/or accrued and unpaid interest) owed to you by the Company, or (iii) by delivery of a combination of cash and such indebtedness. You are not required to exercise all of your subscription rights. The Subscription Agent will deliver to the record holders who purchase shares of Common Stock in the Rights Offering DRS statements representing the shares of Common Stock that they purchased as soon as practicable after the Expiration Date and Time, or such later date as to which the Rights Offering may be extended, and after all necessary calculations, pro rata allocations and adjustments have been completed. If your shares of Common Stock are held by a broker, dealer, custodian bank, or other nominee and you purchase shares of Common Stock in the Rights Offering, your account with your nominee will be credited with the shares of Common Stock you purchased in the Rights Offering as soon as practicable after the Expiration Date and Time, or such later date as to which the Rights Offering may be extended, and after all necessary calculations, pro rata allocations and adjustments have been completed.

Over-Subscription Privilege. In addition to your basic subscription right, you may subscribe for additional shares of our Common Stock, upon delivery of the required documents and payment of the subscription price of $9.75 per whole share, (i) in cash, (ii) by delivery of an equivalent amount of principal and accrued and unpaid interest of any indebtedness for borrowed money owed by the Company to you, or (iii) by delivery of a combination thereof, before the expiration of the Rights Offering. You may only exercise your over-subscription privilege if you exercised your basic subscription right in full, including payment of the subscription price therefor, and other holders of subscription rights do not exercise their basic subscription rights in full. The Subscription Agent will deliver to the record holders who purchase shares of Common Stock in the Rights Offering DRS statements representing the shares of Common Stock that they purchased with the over-subscription privilege as soon as practicable after the Expiration Date and Time, or such later date as to which the Rights Offering may be extended, and after all necessary calculations, pro rata allocations and adjustments have been completed. If your shares of Common Stock are held by a broker, dealer, custodian bank, or other nominee and you purchase shares of Common Stock in the Rights Offering, your account with your nominee will be credited with the shares of Common Stock you purchased with the over-subscription privilege as soon as practicable after the Expiration Date and Time, or such later date as to which the Rights Offering may be extended, and after all necessary calculations, pro rata allocations and adjustments have been completed.

Pro Rata Allocation. If there are not enough shares of our Common Stock to satisfy all subscriptions made under the over-subscription privilege, we will allocate the remaining shares of our Common Stock pro rata, after eliminating all fractional shares, among those over-subscribing rights holders. “Pro rata” means in proportion to the number of shares of our Common Stock that you and the other subscription rights holders have purchased by exercising your basic subscription rights. If there is a pro rata allocation of the remaining shares of our Common Stock and you receive an allocation of a greater number of shares of Common Stock than you subscribed for under your over-subscription privilege, then we will allocate to you only the number of shares of Common Stock for which you subscribed. We will allocate the remaining shares of Common Stock among all other holders exercising their over-subscription privileges.

Full Exercise of Basic Subscription Rights. You may exercise your over-subscription privilege only if you exercise your basic subscription rights in full. To determine if you have fully exercised your basic subscription rights, we will consider only the basic subscription rights held by you in the same capacity. For example, suppose that you were granted subscription rights for shares of our Common Stock that you own individually and shares of our Common Stock that you own collectively with your spouse. If you wish to exercise your over-subscription privilege with respect to the subscription rights you own individually, but not with respect to the subscription rights you own collectively with your spouse, you only need to fully exercise your basic subscription rights with respect to your individually owned subscription rights. You do not have to subscribe for any shares of Common Stock under the basic subscription rights owned collectively with your spouse to exercise your individual over-subscription privilege.

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When you complete the portion of your subscription rights certificate to exercise your over-subscription privilege, you will be representing and certifying that you have fully exercised your subscription rights as to shares of our Common Stock that you hold in that capacity. You must exercise your over-subscription privilege at the same time you exercise your basic subscription rights in full.

Return of Excess Payment.

If you exercised your over-subscription privilege and are allocated less than all of the shares of our Common Stock for which you wished to subscribe, your excess payment for shares of Common Stock that were not allocated to you will be returned to you in the manner and form in which such payment was made, without interest or penalty, as soon as practicable after the Expiration Date and Time, and after all necessary calculations, pro rata allocations and adjustments have been completed. The Subscription Agent will deliver to the record holders who purchase shares of Common Stock in the Rights Offering DRS statements representing the shares of Common Stock that you purchased as soon as practicable after the Expiration Date and Time, and after all necessary calculations, pro rata allocations and adjustments have been completed.

Participation of Our Directors, Executive Officers and Significant Stockholders

Our largest stockholder, Mithaq, has indicated that it currently intends, but undertakes no obligation, to exercise all of the subscription rights distributed to it and its subsidiary, Snowball by the Company in the Rights Offering. Messrs. Turki Saleh A. AlRajhi and Muhammad Asif Seemab, members of the Board of Directors, are also Managing Directors of Mithaq, and may be deemed to beneficially own all of the shares of Common Stock currently owned by Mithaq and Snowball and any shares of Common Stock which would be acquired by Mithaq and Snowball upon exercise of its subscription rights in the Rights Offering. More generally, our directors and executive officers who own shares of Common Stock are permitted, but not required, to participate in the Rights Offering on the same terms and conditions applicable to all holders of subscription rights. Each such director and executive officer may determine, in their sole discretion, not to participate in the Rights Offering. Any such director or executive officer who exercises the rights distributed in the Rights Offering will pay $9.75 per whole share, the same subscription price paid by all other holders who exercise their subscription rights in the Rights Offering.

See “Risk Factors – Risks Related to Our Stock and Stock Price – We have a controlling stockholder who, following the Rights Offering, may continue owning a majority of our outstanding shares of Common Stock, and as a result controls all matters requiring shareholder approval.”

Method of Subscription – Exercise of Rights

Subscription rights are evidenced by subscription rights certificates, which may be physical certificates but will more likely be electronic certificates issued through the facilities of DTC. Except as described below under “Foreign Restrictions”, the subscription rights certificates will be mailed to the Record Date stockholders or, if a Record Date stockholder’s shares of Common Stock are held by a depository or nominee on his, her or its behalf, to such depository or nominee. Subscription rights may be exercised by completing and signing the subscription rights certificate that accompanies this prospectus together with any required signature guarantees and mailing it in the envelope provided, or otherwise delivering the completed and duly executed subscription rights certificate to the Subscription Agent, together with payment in full of the subscription price by delivery of cash and/or the original evidence of indebtedness for borrowed money (in accordance with the Instructions for Use of Non-Transferable Subscription Rights Certificates that accompanied the mailing of this prospectus, and subject to the Company’s determination, in its sole and absolute discretion, of validity and eligibility of such indebtedness for borrowed money), and any other supplemental documentation requested, by the Expiration Date and Time, unless delivery of the subscription rights certificate is effected pursuant to the guaranteed delivery procedures. See “The Rights Offering – Method of Payment”.

Completed subscription rights certificates and related payments must be received by the Subscription Agent prior to 5:00 p.m., New York City time, on or before the Expiration Date and Time, at the Subscription Agent’s address set forth below, unless delivery of the subscription rights certificate is effected pursuant to the guaranteed delivery procedures described below.

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Method of Payment

A participating subscription rights holder may send the subscription rights certificate together with payment for the shares of offered Common Stock subscribed for in the Rights Offering to the Subscription Agent based on the subscription price of $9.75 per whole share of offered Common Stock. Except as described below under “Guaranteed Delivery Procedures”, to be accepted, the cash payment, together with a properly completed and executed subscription rights certificate and any other supplemental documentation requested, must be received by the Subscription Agent at the Subscription Agent’s address set forth below (see “The Rights Offering – Delivery of Subscription Materials and Payment”), at or prior to the Expiration Date and Time in accordance with the Instructions for Use of Non-Transferable Subscription Rights Certificates that accompanied the mailing of this prospectus.

If you would like to pay some or all of the subscription price for your shares of Common Stock by delivery, in lieu of cash, of an equivalent amount of indebtedness for borrowed money owed to you by the Company, you must contact the Company at:

500 Plaza Drive

Secaucus, New Jersey 07094

Attention: Jared E. Shure, Chief Administrative Officer, General Counsel & Secretary

Telephone: (201) 453-7049

as soon as practicable after the date of this prospectus (and in any event prior to exercising your subscription rights and delivering any indebtedness for borrowed money in payment therefor) so that the Company can in its sole and absolute discretion, (i) determine whether it considers such indebtedness for borrowed money to be valid and eligible for delivery in payment of some or all of the subscription price and (ii) confirm the documentation that you will be required to deliver to the Subscription Agent in order to validly deliver such indebtedness for borrowed money as payment for some or all of the subscription price. As it may take some time for the Company to evaluate and respond to requests to deliver indebtedness for borrowed money in full or partial payment of the subscription price and for you, thereafter, to complete and provide the necessary documentation to the Subscription Agent, the Company strongly recommends that you start this process as soon as possible and not wait until the final days of the Subscription Period. Your delay in commencing this process may result in your being unable to timely deliver your indebtedness for borrowed money as full or partial payment of the subscription price, which in turn would result in your purported exercise of Rights to be paid for with such indebtedness for borrowed money being rejected.

Subject to the Company’s determination, in its sole and absolute discretion, that it considers such indebtedness for borrowed money to be valid and eligible for delivery in payment of some or all of the subscription price, except as described below under “Guaranteed Delivery Procedures”, in order to be accepted, the original evidence of such indebtedness for borrowed money (principal and/or accrued and unpaid interest) owed to you by the Company in the amount equivalent to the amount of the subscription price (in accordance with the Instructions for Use of Non-Transferable Subscription Rights Certificates that accompanied this prospectus), together with a properly completed and executed subscription rights certificate and any other supplemental documentation requested, must be received by the Subscription Agent at the Subscription Agent’s address set forth below (see “The Rights Offering – Delivery of Subscription Materials and Payment”), at or prior to the Expiration Date and Time.

DO NOT SEND SUBSCRIPTION RIGHTS CERTIFICATES, NOTICES OF GUARANTEED DELIVERY OR PAYMENTS DIRECTLY TO THE COMPANY.

All cash payments by a participating subscription rights holder must be made (i) in U.S. dollars by personal check or bank draft payable to “Equiniti Trust Company, LLC (acting as Subscription Agent for The Children’s Place, Inc.)” or by wire transfer to Equiniti Trust Company, LLC with reference to the subscription rights holder’s name, (ii) by delivery in lieu of cash of an equivalent amount of any indebtedness for borrowed money (principal and/or accrued and unpaid interest) owed by the Company to such rights holder (in accordance with the Instructions for Use of Non-Transferable Subscription Rights Certificates that accompanied the mailing of this prospectus and solely after contacting the Company as described above, and further subject to the Company’s determination, in its sole and absolute discretion, of validity and eligibility of such indebtedness and the Company’s confirmation, in its sole and absolute discretion, of any additional documentation that you will be required to deliver), or (iii) by delivery of a combination of cash and such indebtedness for borrowed money. See “The Rights Offering – Delivery of Subscription Materials and Payment” for more information on payment methods for the subscription rights. The Subscription Agent will hold all funds received from subscribing stockholders in a segregated account (or, with respect to any evidence of indebtedness for borrowed money received from subscribing stockholders, in escrow) until we issue your shares of our Common Stock to you upon consummation of the Rights Offering or the withdrawal or termination of the Rights Offering.

The method of delivery of subscription rights certificates and payment of the subscription price to us, including evidence of our indebtedness for borrowed money, will be at the election and risk of the participating subscription rights holders, but if sent by mail, it is recommended that such certificates and payments be sent by traceable or registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and clearance of payment prior to the Expiration Date and Time.

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Whichever of the methods described above is used, issuance of the shares of Common Stock purchased is subject to (1) collection of checks and actual payment, or (2) delivery of valid evidence (as determined by the Company in its sole and absolute discretion) of an equivalent amount of principal and/or accrued and unpaid interest of indebtedness for borrowed money.

If a participating subscription rights holder who subscribes for shares of Common Stock as part of the subscription right does not make payment of any amounts due by the Expiration Date and Time, the Subscription Agent reserves the right to take any or all of the following actions: (i) reallocate the shares of Common Stock to other participating subscription rights holders; (ii) apply any payment actually received by it from the participating subscription rights holder toward the purchase of the greatest whole number of shares of Common Stock which could be acquired by such participating subscription rights holder upon exercise of the subscription right; and/or (iii) exercise any and all other rights or remedies to which it may be entitled, including the right to set off against payments actually received by it with respect to such subscribed for shares of Common Stock.

All questions concerning the timeliness, validity, form and eligibility of any subscription payment and exercise of subscription rights will be determined by the Company, whose determinations will be final and binding. We, in our sole and absolute discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine, or reject the purported exercise of any right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. Neither the Subscription Agent nor the Information Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of subscription rights certificates or incur any liability for failure to give such notification.

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Participating subscription rights holders will have no right to rescind their subscription after receipt of their payment for shares of Common Stock.

Receipt of Payment

Your payment will be considered received by the Subscription Agent only upon receipt by the Subscription Agent of:

☐	A personal check or bank draft;

☐	Wire transfer of immediately available funds directly to the account maintained by Equiniti Trust Company, LLC, as Subscription Agent; and/or

☐	The original evidence of an equivalent amount of any indebtedness for borrowed money (including principal and/or accrued and unpaid interest) (in accordance with the Instructions for Use of Non-Transferable Subscription Rights Certificates that accompanied the mailing of this prospectus and solely after contacting the Company as described above, and further subject to the Company’s determination, in its sole and absolute discretion, of validity and eligibility of such indebtedness and the Company’s confirmation, in its sole and absolute discretion, of any additional documentation that you will be required to deliver).

Missing or Incomplete Information

If you hold your shares of Common Stock in the name of a broker, dealer, custodian bank, or other nominee, the nominee will exercise the subscription rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before the Expiration Date and Time that we have established for the Rights Offering. If you send a payment that is insufficient to purchase the number of shares of Common Stock you requested, or if the number of shares of Common Stock you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of shares of Common Stock under the over-subscription privilege and the elimination of fractional shares of Common Stock. Any excess subscription payments received by the Subscription Agent will be returned in the manner and form in which such payments were made, without interest or penalty, as soon as practicable following the Expiration Date and Time, and after all necessary calculations, pro rata allocations and adjustments have been completed.

If you fail to complete and sign the rights certificate or otherwise fail to follow the subscription procedures that apply to the exercise of your rights before the Rights Offering expires, the Subscription Agent will reject your subscription or accept it to the extent of the payment received. Neither we nor our Subscription Agent undertake any responsibility or action to contact you concerning an incomplete or incorrect subscription form, nor are we under any obligation to correct such forms. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

Expiration of the Rights Offering and Extensions, Amendments and Termination

You may exercise your subscription rights at any time before the Expiration Date and Time.

We may, in our sole discretion, extend the time for exercising the subscription rights. If the commencement of the Rights Offering is delayed for a period of time, the Expiration Date and Time will be similarly extended.

We will extend the duration of the Subscription Period as required by applicable law, and may choose to extend it if we decide that changes in the market price of our Common Stock warrant an extension or if we decide to give investors more time to exercise their subscription rights in the Rights Offering, although we do not presently intend to do so. We may extend the Expiration Date and Time by giving oral or written notice to the Subscription Agent and the Information Agent on or before the scheduled Expiration Date and Time. If we elect to extend the expiration of the Rights Offering, we will issue a press release announcing such extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced Expiration Date and Time.

We reserve the right, in our sole discretion, to amend or modify the terms of the Rights Offering.

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If you do not exercise your subscription rights before the Expiration Date and Time, your unexercised subscription rights will become null and void and will have no value. We will not be obligated to honor your exercise of subscription rights if the Subscription Agent receives the documents relating to your exercise after the Rights Offering expires, regardless of when you transmitted the documents, except if you have timely transmitted the documents under the guaranteed delivery procedures described below.

Termination of the Rights Offering

Our Board of Directors may terminate the Rights Offering, in whole or in part, in its sole discretion at any time prior to the time the Rights Offering expires for any reason (including a change in the market price of our Common Stock). If we terminate the Rights Offering, any payments you made to the Subscription Agent will be refunded in the manner and form in which such payments were made, without interest or penalty, as soon as practicable following such termination.

Instructions for Completing Your Subscription Rights Certificate

You should read and follow the instructions accompanying the subscription rights certificates carefully.

You are responsible for the method of delivery of your subscription rights certificate(s) with your subscription price payment to the Subscription Agent. If you send your subscription rights certificate(s) and subscription price payment by mail, we recommend that you send them by traceable or overnight mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery to the Subscription Agent prior to the time the Rights Offering expires.

Delivery of Subscription Materials and Payment

The Subscription Agent for this Rights Offering is Equiniti Trust Company, LLC. You should deliver your subscription rights certificate and payment of the subscription price, including evidence of our indebtedness for borrowed money, or, if applicable, notices of guaranteed delivery, to the Subscription agent by one of the methods described below:

By first class mail:

Equiniti Trust Company, LLC

55 Challenger Road

Suite # 200

Ridgefield Park, New Jersey 07660

Attn: Reorganization Department

By registered, certified or express mail or overnight courier:

Equiniti Trust Company, LLC

55 Challenger Road

Suite # 200

Ridgefield Park, New Jersey 07660

Attn: Reorganization Department

Your delivery to an address or by any method other than as set forth above will not constitute valid delivery.

If you require further assistance with exercising your subscription rights, you may call D.F. King & Co., Inc., the Information Agent, at (888) 567-1626.

Foreign Restrictions

Subscription rights certificates will only be mailed to holders as of the Record Date whose addresses are within the United States (other than an APO or FPO address). Holders as of the Record Date whose addresses are outside the United States or who have an APO or FPO address and who wish to subscribe to the Rights Offering either in part or in full should contact the Subscription Agent in writing no later than five business days prior to the Expiration Date and Time.

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Questions About Exercising Subscription Rights

If you have any questions or require assistance regarding the method of exercising your subscription rights or requests for additional copies of this document, the Instructions for Use of Non-Transferable Subscription Rights Certificates or the Notice of Guaranteed Delivery, you should contact the Information Agent at the address and telephone number set forth above under “Questions and Answers About the Rights Offering” included elsewhere in this document.

Calculation of Subscription Rights Exercised

If you do not indicate the number of subscription rights being exercised, or do not forward full payment of the total subscription price payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised your basic subscription right with respect to the maximum number of subscription rights that may be exercised with the aggregate subscription price payment you delivered to the Subscription Agent. If your aggregate subscription price payment is greater than the amount you owe for your subscription, you will be deemed to have exercised your over-subscription privilege to purchase the maximum number of shares of our Common Stock with your over-payment. If we do not apply your full subscription price payment to your purchase of shares of our Common Stock, the Subscription Agent will return the excess amount to you in the manner and form in which such payment was made, without interest or penalty, as soon as practicable following the Expiration Date and Time, and after all necessary calculations, pro rata allocations and adjustments have been completed.

Regulatory Limitation

We will not be required to issue to you shares of our Common Stock pursuant to the Rights Offering if, in our opinion, it would be unlawful to do so or you would be required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such shares if, at the time the Rights Offering expires, you have not obtained such clearance or approval. We reserve the right to delay the commencement of this Rights Offering in certain states or other jurisdictions if necessary to comply with local laws. We may elect not to offer shares to residents of any state or other jurisdiction whose laws would require a change in this Rights Offering in order to carry out this Rights Offering in such state or jurisdiction.

All rights issued to a stockholder of record who would, in our opinion, be required to obtain prior clearance or approval from any state, federal or non-U.S. regulatory authority for the ownership or exercise of rights or the ownership of additional shares are null and void and may not be held or exercised by any such holder if, at such time, if applicable, such holder has not obtained such clearance or approval.

Exercising a Portion of Your Rights

If you subscribe for fewer than all of the shares of our Common Stock represented by your rights certificate, you may receive from the Subscription Agent a new rights certificate representing your unused rights.

If you do not indicate the number of rights being exercised, or if you do not make full payment of the total subscription price payment for the number of rights that you indicate are being exercised, then you will be deemed to have exercised your right with respect to the maximum number of rights that may be exercised with the aggregate subscription price payment you delivered to the Subscription Agent. If we do not apply your full subscription price payment to the purchase of shares of Common Stock, the Subscription Agent will return the excess amount in the manner and form in which such payment was made, without interest or penalty, as soon as practicable following the Expiration Date and Time, and after all necessary calculations, pro rata allocations and adjustments have been completed.

Delivering Indebtedness for Borrowed Money as Full or Partial Payment of Subscription Price

If you would like to pay some or all of the subscription price for your shares of Common Stock by delivery, in lieu of cash, of an equivalent amount of indebtedness for borrowed money owed to you by the Company, you must contact the Company at:

500 Plaza Drive

Secaucus, New Jersey 07094

Attention: Jared E. Shure, Chief Administrative Officer, General Counsel & Secretary

Telephone: (201) 453-7049

as soon as practicable after the date of this prospectus (and in any event prior to exercising your subscription rights and delivering any indebtedness for borrowed money in payment therefor) so that the Company can in its sole and absolute discretion, (i) determine whether it considers such indebtedness for borrowed money to be valid and eligible for delivery in payment of some or all of the subscription price and (ii) confirm the documentation that you will be required to deliver to the Subscription Agent in order to validly deliver such indebtedness for borrowed money as payment for some or all of the subscription price. As it may take some time for the Company to evaluate and respond to requests to deliver indebtedness for borrowed money in full or partial payment of the subscription price and for you, thereafter, to complete and provide the necessary documentation to the Subscription Agent, the Company strongly recommends that you start this process as soon as possible and not wait until the final days of the Subscription Period. Your delay in commencing this process may result in your being unable to timely deliver your indebtedness for borrowed money as full or partial payment of the subscription price, which in turn would result in your purported exercise of Rights to be paid for with such indebtedness for borrowed money being rejected.

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Following the Company’s determination, in its sole and absolute discretion, that it considers such indebtedness for borrowed money to be valid and eligible for delivery in payment of some or all of the subscription price and confirmation, in its sole and absolute discretion, of the documentation that you will be required to deliver to the Subscription Agent in order to validly deliver such indebtedness for borrowed money as payment for some or all of the subscription price, you must deliver to the Subscription Agent prior to the Expiration Date and Time, at the Subscription Agent’s address set forth above, the original evidence of such indebtedness for borrowed money (principal and/or accrued and unpaid interest) owed to you by the Company in the amount equivalent to the amount of the subscription price (in accordance with the Instructions for Use of Non-Transferable Subscription Rights Certificates that accompanied this prospectus), together with a properly completed and executed subscription rights certificate and any other documentation confirmed to you by the Company.

You should contact the Company directly at the address or phone number stated above for further details regarding the appropriate documentation to submit in order to validly deliver evidence of such indebtedness for borrowed money. Such documentation, among other things, will among other things need to provide for an acknowledgement and agreement that the amount of such indebtedness for borrowed money will be reduced in an amount equal to the portion of the subscription rights being paid through delivery of such indebtedness.

Guaranteed Delivery Procedures

If you wish to exercise subscription rights, but you do not have sufficient time to deliver the subscription rights certificate evidencing your subscription rights to the Subscription Agent before the Expiration Date and Time, you may exercise your subscription rights by the following guaranteed delivery procedures:

·	deliver to the Subscription Agent before the Expiration Date and Time the payment (after contacting the Company, in the case of any payment to be made by delivery of indebtedness for borrowed money) for each share you elected to purchase pursuant to the exercise of subscription rights in the manner set forth above under “Method of Subscription – Exercise of Rights”;

·	deliver to the Subscription Agent before the Expiration Date and Time the form entitled “Notice of Guaranteed Delivery”; and

·	deliver the properly completed subscription rights certificate evidencing your subscription rights being exercised and the form entitled “Nominee Holder Certification”, if applicable, with any required signatures guaranteed, to the Subscription Agent within one (1) business day following the date you submit your Notice of Guaranteed Delivery.

Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the Instructions for Use of Non-Transferable Subscription Rights Certificates, which will be distributed to you with your subscription rights certificate. Your Notice of Guaranteed Delivery must include a signature guarantee from an eligible institution, acceptable to the Subscription Agent. A form of that guarantee is included with the Notice of Guaranteed Delivery.

In your Notice of Guaranteed Delivery, you must provide:

·	your name and address;

·	the number of rights represented by your subscription rights certificate and the number of shares of our Common Stock for which you are subscribing under your basic subscription right and the number of shares of our Common Stock for which you are subscribing under your over-subscription privilege; and

·	your guarantee that you will deliver to the Subscription Agent a rights certificate evidencing the subscription rights you are exercising within one (1) business day following the date the Subscription Agent receives your Notice of Guaranteed Delivery.

You may deliver your Notice of Guaranteed Delivery to the Subscription Agent in the same manner as your rights certificate at the address set forth above under “Delivery of Subscription Materials and Payment”.

The Information Agent will send you additional copies of the form of Notice of Guaranteed Delivery if you need them. You should call the Information Agent at (888) 567-1626 to request additional copies of the form of Notice of Guaranteed Delivery.

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Procedures for DTC Participants

We expect that the exercise of your basic subscription rights and your over-subscription privilege may be made through the facilities of DTC. If you would like to pay your entire subscription price in cash, you must elect to exercise your basic subscription right and your over-subscription privilege through DTC’s PSOP Function on the “agents subscription over PTS” procedures, and instruct DTC to charge the applicable DTC account for the subscription payment and deliver such cash amount to the Subscription Agent. Shares of Common Stock validly and timely subscribed and paid for in cash in the Rights Offering will be credited to the applicable DTC participant accounts upon settlement of the Rights Offering.

If you would like to pay some or all of the subscription price by delivery, in lieu of cash, of an equivalent amount of indebtedness for borrowed money owed to you by the Company, you must instruct your broker, dealer, custodian bank, or other nominee to elect to exercise your basic subscription right and your over-subscription privilege (to the extent you wish to exercise it), with respect to which you will be paying the subscription price by delivery of such indebtedness, through DTC’s PTOP Function, indicate to DTC that you intend to make the subscription payment by delivery of such indebtedness, and instruct DTC to transfer your subscription rights from your account to the account of the Subscription Agent, and more generally follow all of the procedures established by DTC. You will thereafter need to deliver such indebtedness for borrowed money (after contacting the Company as described under “The Rights Offering – Method of Subscription – Exercise of Rights” above), along with the appropriate documentation, to the Subscription Agent as described under “The Rights Offering – Delivering Indebtedness for Borrowed Money as Full or Partial Payment of Subscription Price” above. Shares of Common Stock validly and timely subscribed and paid for by delivering indebtedness for borrowed money in the Rights Offering will be delivered by the Subscription Agent directly to the applicable bank, broker or other nominee through the DWAC system upon settlement of the Rights Offering.

DTC must receive your rights certificate, Notice of Guaranteed Delivery (if applicable), and (to the extent such payment is cash) payment for the new shares of Common Stock, and, to the extent your payment is by delivery of indebtedness for borrowed money owed to you by the Company, the Subscription Agent must receive the original evidence of such indebtedness for borrowed money and any supplemental documentation requested by the Company, before the Expiration Date and Time, unless guaranteed delivery procedures are utilized with respect to delivery of your rights certificate (in which case such rights certificate must be received within the period described under “The Rights Offering – Guaranteed Delivery Procedures”, above).

U.S. Federal Income Tax Consequences

Although the authorities governing transactions such as the Rights Offering are complex and unclear in certain respects (including with respect to the effects of the over-subscription privilege), we believe and intend to take the position that a holder’s receipt or exercise of rights should generally be non-taxable for U.S. federal income tax purposes. This position regarding the non-taxable treatment of the Rights Offering is, however, not binding on the IRS or the courts. You should consult your tax advisor as to the particular tax consequences to you of the receipt of rights in the Rights Offering and the exercise or lapse of the rights, including the applicability of any state, local or non-U.S. tax laws in light of your particular circumstances. For a more detailed discussion, see “Material U.S. Federal Income Tax Consequences”.

Fees and Expenses

We are not charging any fee or sales commission to issue rights to you or to issue shares of Common Stock to you if you exercise your rights. If you exercise your rights through the record holders of your shares of Common Stock, you are responsible for paying any commissions, fees, taxes or other expenses your record holder may charge you. We will pay all fees and expenses of the Subscription Agent and the Information Agent related to the Rights Offering and have agreed to indemnify the Subscription Agent and the Information Agent with respect to certain liabilities that they may incur in connection with the Rights Offering.

No Fractional Rights

We will not issue fractional subscription rights or cash in lieu of fractional subscription rights. Fractional subscription rights will be rounded down to the nearest whole number.

No Fractional Shares of Common Stock

All shares of Common Stock will be sold at a subscription price of $9.75 per whole share. We will not issue fractional shares of Common Stock or cash in lieu of fractional shares of Common Stock. Fractional shares of Common Stock resulting from the exercise of basic subscription rights and the over-subscription privilege will be eliminated by rounding down to the nearest whole share of Common Stock, with such adjustments as may be necessary to ensure that we offer no more than 9,230,769 shares of Common Stock in this Rights Offering. In the unlikely event that, because of the rounding of fractional shares of Common Stock, this Rights Offering would have been subscribed in an amount in excess of 9,230,769 shares of Common Stock, all holders’ shares issued in this Rights Offering will be reduced in an equitable manner. Any excess subscription payments received by the Subscription Agent will be returned in the manner and form in which such payments were made, without interest or penalty, as soon as practicable following the Expiration Date and Time, and after all necessary calculations, pro rata allocations and adjustments have been completed.

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Notice to Beneficial Holders/Nominees

If you are a broker, a trustee or a depositary for securities who holds shares of our Common Stock for the account of others on the Record Date, you should notify the respective beneficial owners of such shares of the Rights Offering as soon as possible to find out their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner with respect to their subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate subscription rights certificates and submit them to the Subscription Agent with the proper payment. If you hold shares of our Common Stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our Common Stock on the Record Date, provided that you, as a nominee record holder, make a proper showing to the Subscription Agent by submitting the form entitled “Nominee Holder Certification” that we will provide to you with your rights offering materials. If you did not receive this form, you should contact the Subscription Agent to request a copy.

Beneficial Owners

If you are a beneficial owner of shares of our Common Stock or will receive your subscription rights through a broker, custodian bank, or other nominee, we will ask your broker, dealer, custodian bank, or other nominee to notify you of the Rights Offering. If you wish to exercise your subscription rights, you will need to have your broker, dealer, custodian bank, or other nominee act for you. If you hold certificates of our Common Stock directly and would prefer to have your broker, dealer, custodian bank, or other nominee act for you, you should contact your nominee and request it to effect the transactions for you. To indicate your decision with respect to your subscription rights, you should complete and return to your broker, dealer, custodian bank, or other nominee the form entitled “Beneficial Owner Election Form”. You should receive this form from your broker, dealer, custodian bank, or other nominee with the other rights offering materials. If you wish to obtain a separate subscription rights certificate, you should contact the nominee as soon as possible and request that a separate subscription rights certificate be issued to you. You should contact your broker, dealer, custodian bank, or other nominee if you do not receive this form, but you believe you are entitled to participate in the Rights Offering. We are not responsible if you do not receive the form from your broker, dealer, custodian bank, or other nominee or if you receive it without sufficient time to respond. To the extent that you are a beneficial owner of shares of our Common Stock or will receive your subscription rights through a broker, dealer, custodian bank, or other nominee, and desire to pay some or all of the subscription price by delivering indebtedness for borrowed money in lieu of cash, you must also contact the Company and follow the other procedures set forth under “The Rights Offering – Method of Subscription – Exercise of Rights” and “The Rights Offering – Delivering Indebtedness for Borrowed Money as Full or Partial Payment of Subscription Price” above in respect of the delivery of indebtedness for borrowed money.

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Validity of Subscriptions

We will resolve in our sole and absolute discretion all questions concerning the timeliness, validity, form and eligibility of any subscription payment and exercise of subscription rights, including time of receipt and eligibility to participate in the Rights Offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the Expiration Date and Time, unless we waive them in our sole discretion. Neither we, nor the Information Agent nor the Subscription Agent is under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the Rights Offering, only when the Subscription Agent receives a properly completed and duly executed subscription rights certificate and any other required documents and the full subscription payment. Our interpretations of the terms and conditions of the Rights Offering will be final and binding.

Your Funds or Evidence of Our Indebtedness for Borrowed Money Will Be Held by the Subscription Agent Until Shares of Our Common Stock Are Issued or the Withdrawal or Termination of the Rights Offering.

The Subscription Agent will hold all funds received from subscribing stockholders in a segregated account (or, with respect to any evidence of indebtedness for borrowed money, in escrow) until we issue your shares of our Common Stock to you upon consummation of the Rights Offering or the withdrawal or termination of the Rights Offering.

If there is a fundamental change to the Rights Offering and if you decide to cancel your subscription rights, then the Subscription Agent will return your payment in the manner and form in which such payment was made, without interest or penalty, as soon as practicable. If you hold your shares through your broker, dealer, custodian bank, or other nominee, then the cancellation of any subscription rights would have to be initiated by your broker, dealer, custodian bank, or other nominee.

If the Subscription Agent returns payments to you through your broker, dealer, custodian bank, or other nominee, then such broker, dealer, custodian bank, or other nominee may charge you separate service or administration fees. We are not responsible for covering or reimbursing any such fees.

Stockholder Rights

You will have no rights as a holder of the shares of our Common Stock you purchase in the Rights Offering until DRS statements representing the shares of our Common Stock are issued to you, or your account at your nominee is credited with the shares of our Common Stock purchased in the Rights Offering.

No Revocation or Change

Once you have exercised your subscription rights or have instructed your nominee of your subscription request, you may not revoke or change your exercise or request a return of the subscription price payment. All exercises of subscription rights are irrevocable, even if you learn information about us that you consider unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase shares of our Common Stock at the subscription price. Subscription rights not exercised prior to the Expiration Date and Time will expire and will have no value.

Listing and Trading

Our Common Stock is traded on Nasdaq under the symbol “PLCE”.

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Transferability

The subscription rights are evidenced by rights certificates and are non-transferable, except that the subscription rights will be transferable by operation of law. The subscription rights will not be listed for trading on any securities exchange or trading system. The shares of Common Stock will be transferable following their issuance.

Shares of Common Stock Outstanding After the Rights Offering

Based on the shares of our Common Stock issued and outstanding as of December 13, 2024, approximately 22,015,741 shares of our Common Stock will be issued and outstanding following the Rights Offering assuming full exercise of all subscription rights. This assumes that during the Rights Offering, we issue no other shares of our Common Stock and that no options for our Common Stock are exercised.

We will not be issuing share certificates for the Common Stock issued pursuant to this Rights Offering. Issuance of Common Stock will be made electronically via book entry by Equiniti Trust Company, LLC, our Transfer Agent.

Interests of Our Executive Officers and Directors in the Rights Offering

Messrs. Turki Saleh A. AlRajhi and Muhammad Asif Seemab, members of the Board of Directors, are also Managing Directors of Mithaq, and may be deemed to beneficially own all of the shares of Common Stock currently owned by Mithaq and its subsdiary, Snowball, and any shares of Common Stock which would be acquired by Mithaq and Snowball upon exercise of its subscription rights in the Rights Offering. Mithaq has indicated that it currently intends, but undertakes no obligation, to exercise all of the subscription rights distributed to it by the Company in the Rights Offering. More generally, our directors and executive officers who own shares of Common Stock are permitted, but not required, to participate in the Rights Offering on the same terms and conditions applicable to all holders of subscription rights.

Interests of Mithaq in the Rights Offering

Our largest stockholder, Mithaq, has indicated that it currently intends, but undertakes no obligation, to exercise all of the subscription rights distributed to it and its subsidiary, Snowball, by the Company in the Rights Offering, as well as the over-subscription privilege, and that it currently intends, but undertakes no obligation, to pay some or all of the subscription price payable upon the exercise of any such subscription rights directly held by Mithaq with indebtedness for borrowed money owed by the Company to Mithaq (including any indebtedness for borrowed money then-outstanding pursuant to Mithaq Term Loans). We expect the total subscription price payable upon the exercise of all of such rights by Mithaq and Snowball, excluding any additional subscription price that might be payable in connection with any exercise by Mithaq and Snowball of the over-subscription privilege, to be approximately $49,289,077.50. If Mithaq and Snowball fully exercised their rights in the Rights Offering (including its over-subscription privilege) and no other holder of rights exercised its rights in the Rights Offering, Mithaq’s ownership percentage of our outstanding Common Stock would increase to approximately 73.7% after giving effect to this Rights Offering and assuming (i) no other changes in our Common Stock outstanding between the Record Date and the Expiration Date and Time and that (ii) Mithaq continues to hold all of the shares of Common Stock stated to be held by it and Snowball in Mithaq’s most recent amendment to its Beneficial Ownership Report on Schedule 13D filed in respect of the Company. See “The Rights Offering – Participation of Our Directors, Executive Officers and Significant Stockholders” and “Risk Factors – Risks Related to Our Stock and Stock Price – We have a controlling stockholder who, following the Rights Offering, may continue owning a majority of our outstanding shares of Common Stock, and as a result controls all matters requiring shareholder approval.”

No Recommendation

An investment in shares of our Common Stock must be made according to each investor’s evaluation of such investor’s own best interests and after considering all of the information herein, including the “Risk Factors” section beginning on page 11 of this prospectus. No valuation consultant or investment banker has opined or is expected to opine upon the fairness or adequacy of the subscription price.

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Neither the Company nor its Board of Directors is making any recommendation to stockholders as to whether to exercise their rights in the Rights Offering. You should make an independent investment decision about whether to exercise your rights based on your own assessment of your best interests and of our business and financial condition, our prospects for the future, the terms of the Rights Offering and the information contained in, or incorporated by reference in, this prospectus, as it may be supplemented from time to time

Each holder is urged to obtain a recent trading price for the subscription rights on Nasdaq from their broker, bank, financial advisor or the financial press.

DESCRIPTION OF CAPITAL STOCK

The following description of the material terms of the Common Stock is a summary that is not complete and is qualified in its entirety by reference to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Company’s Eighth Amended and Restated Bylaws, as amended (the “Bylaws”). Because this is only a summary, it may not contain all the information that is important to you.

Authorized Capital Stock

Our authorized capital stock consists of (i) 100,000,000 shares of Common Stock, par value of $0.10 per share and (ii) 1,000,000 shares of preferred stock, par value of $1.00 per share (“Preferred Stock”).

Common Stock

Voting Rights

Holders of our Common Stock, at every meeting of stockholders of the Company, are entitled to one vote on each matter submitted to a vote of stockholders for each share of Common Stock held as of the Record Date for such meeting.

Dividend Rights

Subject to the rights, if any, of the holders of the Preferred Stock, the holders of the Common Stock are entitled to all dividends declared and paid by the Company, if any, as may be declared from time to time by the Board of Directors in its discretion.

Liquidation Rights

Subject to the rights, if any, of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to all assets of the Company available for distribution to stockholders in the event of any liquidation, dissolution or winding up of the Company.

Other Rights and Preferences

There are no preemptive, conversion or exchange rights or other subscription rights, and there are no redemption or sinking fund provisions, applicable to the Common Stock. The rights, preferences and privileges of the holders of our Common Stock will be subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that we may designate and issue in the future. There are no provisions in our Certificate of Incorporation or Bylaws discriminating against a stockholder because of such stockholder’s ownership of a particular number of shares of Common Stock.

Preferred Stock

Under our Certificate of Incorporation, our Board of Directors is authorized to direct us to issue “blank check” Preferred Stock. Preferred Stock may be issued (A) in one or more series and with such designations, powers, preferences, rights, and such qualifications, limitations or restrictions thereof, as the Board of Directors shall fix by resolution or resolutions which are permitted by Section 151 of the DGCL for any such series of Preferred Stock, and (B) in such number of shares in each such series as the Board of Directors shall, by resolution, fix, provided that the aggregate number of all shares of Preferred Stock issued shall not exceed the number of shares of Preferred Stock authorized by the Certificate of Incorporation. The authorized shares of our Preferred Stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities are listed. If the approval of our stockholders is not required for the issuance of shares of our Preferred Stock, our Board of Directors may determine not to seek stockholder approval.

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As of December 13, 2024, the Company had no shares of preferred stock issued and outstanding.

A series of our Preferred Stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our Board of Directors will make any determination to issue such shares based upon its judgment as to the best interests of our stockholders. Our Board of Directors, in so acting, could issue Preferred Stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our Board of Directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

Anti-Takeover Effects of Various Provisions of Delaware Law and our Certificate of Incorporation and Bylaws

Provisions of the DGCL and our Certificate of Incorporation and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our Board of Directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Business Combinations

We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL provides that a corporation shall not engage in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless (1) prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 662/3% of the outstanding voting stock which is not owned by the interested stockholder. These restrictions are subject to certain exceptions specified in Section 203(b) of the DGCL. The term “interested stockholder” is generally defined by Section 203 of the DGCL as any person that (i) is the owner of 15% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and associates of such person.

The term “business combination” is defined broadly under Section 203 of the DGCL, and includes the following:

·	Any merger or consolidation of the corporation or any direct or indirect majority-owned subsidiary of the corporation with (A) the interested stockholder, or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation subsection (a) of Section 203 of the DGCL is not applicable to the surviving entity;

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·	Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in 1 transaction or a series of transactions), except proportionately as a stockholder of such corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the corporation or of any direct or indirect majority-owned subsidiary of the corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation;

·	Any transaction which results in the issuance or transfer by the corporation or by any direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or of such subsidiary to the interested stockholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of such corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (B) pursuant to a merger under §251(g) of the DGCL; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of such corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of such corporation subsequent to the time the interested stockholder became such; (D) pursuant to an exchange offer by the corporation to purchase stock made on the same terms to all holders of said stock; or (E) any issuance or transfer of stock by the corporation; provided however, that in no case under items (C)-(E) of this subparagraph shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the corporation or of the voting stock of the corporation;

·	Any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

·	Any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in paragraphs (c)(3)(i)-(iv) of Section 203(b) of the DGCL) provided by or through the corporation or any direct or indirect majority-owned subsidiary.

The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our Board of Directors, including discouraging attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders.

These anti-takeover provisions could make it more difficult for a third party to acquire us, even if the third party’s offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares. These provisions could limit the price that investors might be willing to pay in the future for shares of our Common Stock.

Size of Board and Vacancies

Our Bylaws provide that the number of directors on our Board of Directors shall be not less than three nor more than 12 and the exact number shall be fixed from time to time by the Board of Directors. Subject to the rights, if any, of the holders of any Preferred Stock, the vacancies on our Board of Directors (whether by reason of resignation, removal, an increase in the number of directors or otherwise) may be filled generally by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Our Bylaws permit stockholders to remove any director with or without cause.

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Indemnification of Directors and Officers

Section 102 of the DGCL permits a corporation to eliminate the personal liability of its directors and officers or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except where the director or officer breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law (as a director) or obtained an improper personal benefit. The Certificate of Incorporation provides that no director shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our Bylaws provide that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) will be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnitee in connection with such action, suit or proceeding, if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.

The Company maintains a general liability insurance policy which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Special Stockholder Meetings

Our Bylaws provide that special meetings of the stockholders for any purpose or purposes (i) may be called at any time by (A) the Chairman or Vice-Chairman of the Board of Directors, or (B) the Secretary of the Company within ten (10) calendar days after receipt of a written request from a majority of the total number of directors which the Company would have if there were no vacancies, and (ii) subject to certain provisions of the Bylaws, must be called by the Secretary of the Company upon delivery of a written request in proper form to the Secretary by one or more stockholders that collectively own not less than 25% of the issued and outstanding shares of Common Stock entitled to vote generally in an election of directors.

Prohibition of Stockholder Action by Written Consent

Our Certificate of Incorporation expressly prohibits our stockholders from acting by written consent. Stockholder action will be required to take place at an annual or a special meeting of our stockholders.

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Advanced Notice Procedures

Our Bylaws establish advance notice procedures with respect to stockholder proposals. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall an adjournment, postponement or deferral, or public disclosure of an adjournment, postponement or deferral, of a meeting of stockholders commence a new time period (or extend any time period) for the giving of the notice of business. In addition, nominations for directors of the Company may be made at an annual meeting of stockholders by any stockholders who complies with the information and timely notice requirements of the Bylaws.

Transfer Agent and Registrar

Equiniti Trust Company, LLC is the Transfer Agent and registrar for our Common Stock.

Listing

Our Common Stock is traded on Nasdaq under the trading symbol “PLCE”.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of material U.S. federal income tax consequences relating to the receipt, exercise, transfer and expiration of the subscription rights acquired by U.S. holders and non-U.S. holders (each as defined herein and collectively referred to as “holders”) by distribution from the Company in the Rights Offering and the ownership and disposition of shares of our Common Stock received upon exercise of such subscription rights. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, published administrative positions of the IRS and judicial decisions, all as in effect on the date hereof. Those authorities may be changed or subject to new interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those summarized below. We have not sought, and do not expect to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with our statements and conclusions or that a court would not sustain any challenge by the IRS in the event of litigation. Moreover, this summary does not address any U.S. federal non-income (including estate or gift), state, local or non-U.S. tax considerations, the Medicare tax imposed on certain net investment income or considerations under any applicable tax treaty.

This summary applies only to holders (1) that acquire the subscription rights by distribution from the Company in the Rights Offering (and only with respect to subscription rights so acquired), and (2) that will hold shares of our Common Stock acquired upon exercise of subscription rights as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary is general in nature and does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their personal circumstances or status (for example, U.S. holders subject to the alternative minimum tax) or special rules that may apply to certain holders, including, without limitation, financial institutions, regulated investment companies, real estate investment trusts, holders who are dealers in securities or foreign currency, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, tax-exempt organizations, insurance companies, S-corporations, persons liable for alternative minimum tax, holders who hold such stock as part of a hedge, straddle, conversion, constructive sale or other integrated security transaction, holders whose functional currency is not the U.S. dollar, or holders who received our Common Stock on which the subscription rights are distributed in satisfaction of our indebtedness or as compensation. Additionally, this discussion does not address U.S. holders who beneficially own our shares through either a “foreign financial institution” (as such term is defined in Section 1471(d) (4) of the Code) or certain other non-U.S. entities specified in Section 1472 of the Code.

In addition, this summary applies only to holders that exercise their subscription rights for cash. The U.S. federal income tax treatment of holders that exercise their subscription rights (in whole or in part) by delivering indebtedness for borrowed money of the Company will depend on the terms of the indebtedness delivered and the circumstances under which the holder acquired and holds that indebtedness. Holders that intend to exercise subscription rights by delivering indebtedness of the Company are urged to consult their tax advisors as to the U.S. federal income tax consequences applicable to them in light of their particular circumstances.

If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes is the beneficial owner of our subscription rights or shares of our Common Stock, the U.S. federal income tax treatment of a partner or owner in such partnership generally will depend upon the tax status of the partner and the activities of the partner and the partnership. Holders that are partnerships (and partners or owners in such partnerships) are urged to consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them.

THE FOLLOWING DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE. HOLDERS OF SHARES OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE AND LOCAL LAWS AND TAX TREATIES OF THE RECEIPT, OWNERSHIP, EXERCISE AND EXPIRATION OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK.

The statements as to matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, but not as to factual matters, contained in this section, unless otherwise noted, constitute the opinion of Cadwalader, Wickersham & Taft LLP, which opinion is based on and subject to the assumptions, qualifications, and limitations described in the opinion attached as Exhibit 8.1 hereto. Notwithstanding the foregoing, as discussed below, because there is no direct controlling authority on the U.S. federal income tax treatment applicable to all of the particular facts of the Rights Offering, the opinion of Cadwalader, Wickersham & Taft LLP does not address whether the receipt of rights pursuant to the Rights Offering constitutes a non-taxable transaction but does address the U.S. federal income tax consequences to holders if the receipt of rights pursuant to the Rights Offering does in fact constitute a non-taxable transaction for U.S. federal income tax purposes and the alternative to such treatment.

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Tax Consequences to U.S. Holders

A “U.S. holder” means a beneficial owner of subscription rights or shares of our Common Stock that is or is treated as, for U.S. federal income tax purposes, any of the following:

·	an individual who is a citizen or resident of the United States;

·	a corporation created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

·	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

·	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons, as defined under Section 7701(a)(30) of the Code, have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person.

Taxation of Subscription Rights

Receipt of Subscription Rights

Although the authorities governing transactions such as this Rights Offering are complex and do not speak directly to the consequences of certain aspects of this Rights Offering (including with respect to the effects of the over-subscription privilege), we believe that a U.S. holder’s receipt of subscription rights pursuant to the Rights Offering should not be treated as a taxable distribution with respect to the holder’s existing shares of Common Stock for U.S. federal income tax purposes and intend to take the position that such receipt will be a non-taxable distribution. Pursuant to Section 305(a) of the Code, in general, the receipt by a stockholder of a right to acquire stock should not be included in the taxable income of the recipient. The general rule of nonrecognition under Section 305(a) of the Code is subject to exceptions under Section 305(b) of the Code, which include a distribution or a series of distributions (including a deemed distribution) that has the effect of the receipt of cash or other property by some stockholders and an increase in the proportionate interest of other stockholders in a corporation’s assets or earnings and profits (such distributions, “disproportionate distributions”). We do not believe the receipt of the subscription rights should be treated as a disproportionate distribution, but the rules related to disproportionate distributions are complex. The Treasury Regulations under Section 305 of the Code generally treat distributions of cash or non-stock property within 36 months of another distribution as a series of distributions. During the last 36 months, we have not made any distributions of cash or non-stock property (excluding for this purpose, other issuances of subscription rights) with respect to our Common Stock. Currently we do not intend to make any future distributions of cash or non-stock property with respect to our Common Stock; however, there is no guarantee that we will not make such distributions in the future.

Our position regarding the tax-free treatment of the subscription rights distribution is not binding on the IRS or the courts. If this position is finally determined by the IRS or a court to be incorrect, whether on the basis that the issuance of the subscription rights is a disproportionate distribution or otherwise, the fair market value of the subscription rights upon receipt would be taxable to holders of our Common Stock to which the subscription right is distributed as a dividend to the extent of the holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain.

The following discussion assumes that the distribution of the subscription rights is a non-taxable distribution to holders of our Common Stock for U.S. federal income tax purposes.

Tax Basis in the Subscription Rights

If the fair market value of the subscription rights a U.S. holder receives is less than 15% of the fair market value of the holder’s existing shares of our Common Stock (with respect to which the subscription rights are distributed) on the date the holder receives the subscription rights, the subscription rights will be allocated a zero-dollar basis for U.S. federal income tax purposes, unless the holder elects to allocate the holder’s basis in the holder’s existing shares of our Common Stock (with respect to which the subscription rights are distributed) between the holder’s existing shares of our Common Stock and the subscription rights in proportion to the relative fair market values of the existing shares of our Common Stock and the subscription rights, determined on the date of receipt of the subscription rights. If a U.S. holder chooses to allocate basis between the holder’s existing shares of our Common Stock and the subscription rights, the holder must make this election on a statement included with the holder’s timely filed tax return (including extensions) for the taxable year in which the holder receives the subscription rights. Such an election is irrevocable.

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However, if the fair market value of the subscription rights a holder receives is 15% or more of the fair market value of the holder’s existing shares of our Common Stock (with respect to which the subscription rights are distributed) on the date the holder receive the subscription rights, then the holder must allocate the holder’s basis in the holder’s existing shares of our Common Stock (with respect to which the subscription rights are distributed) between those shares and the subscription rights the holder receives in proportion to their fair market values determined on the date the holder receives the subscription rights.

The fair market value of the subscription rights on the date that the subscription rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the subscription rights. In determining the fair market value of the subscription rights, you are urged to consider all relevant facts and circumstances, including any difference between the subscription price of the subscription rights and the trading price of our shares of our Common Stock on the date that the subscription rights are distributed, the length of the period during which the subscription rights may be exercised and the fact that the subscription rights are non-transferable.

Exercise of Subscription Rights

Generally, a U.S. holder will not recognize gain or loss upon the exercise of subscription rights in the Rights Offering. A U.S. holder’s adjusted tax basis in the shares of our Common Stock acquired upon exercise of the subscription rights will equal the sum of its adjusted tax basis, if any, in the subscription rights as determined above under “Tax Basis in the Subscription Rights” plus an amount equal to such U.S. holder’s subscription price. The holding period of shares of our Common Stock acquired upon exercise of subscription rights in the Rights Offering will begin on the date of exercise.

If you exercise subscription rights received in the Rights Offering after disposing of the shares of our Common Stock with respect to which such subscription rights are received, then certain aspects of the tax treatment of the exercise of the subscription rights are unclear, including (1) the allocation of the tax basis between the shares of our Common Stock previously sold and the subscription rights, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares of our Common Stock previously sold and (3) the impact of such allocation on the tax basis of the shares of our Common Stock upon exercise of the subscription rights. If a U.S. holder exercises subscription rights received in the Rights Offering after disposing of shares of our Common Stock with respect to which the subscription rights are received, the U.S. holder is urged to consult with the holder’s own tax advisor regarding the tax treatment of the exercise of the subscription rights.

Expiration of Subscription Rights

If a U.S. holder allows subscription rights received in the Rights Offering to expire without being exercised, the U.S. holder should not recognize any gain or loss for U.S. federal income tax purposes, and the U.S. holder should re-allocate any portion of the tax basis in the holder’s existing shares of our Common Stock previously allocated to the subscription rights that have expired to the existing shares of our Common Stock with respect to which such subscription rights were received. If a U.S. holder allows subscription rights to expire after disposing of shares of our Common Stock with respect to which the subscription rights are received, the U.S. holder is urged to consult with the holder’s own tax advisor regarding the tax treatment of the expiration of the subscription rights.

Taxation of Common Stock

Distributions

Distributions with respect to shares of our Common Stock acquired upon exercise of subscription rights will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes.

Dividend income received by certain non-corporate U.S. holders with respect to shares of our Common Stock generally will be “qualified dividends” subject to preferential rates of U.S. federal income tax, under current law, provided that the U.S. holder meets the applicable holding period and other requirements. Dividend income on shares of our Common Stock paid to U.S. holders that are domestic corporations generally will qualify for the dividends-received deduction if the requisite holding period is satisfied.

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To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the holder’s adjusted tax basis in such shares of our Common Stock and thereafter as capital gain. Such capital gain will be long-term capital gain if the holder’s holding period for such shares is more than one year at the time of the applicable distribution. Under current law, long-term capital gain of a non-corporate U.S. holder is generally taxed at preferential rates of U.S. federal income tax.

Sale, Exchange, Redemption or Other Taxable Disposition of Common Stock

If a U.S. holder sells or otherwise disposes of shares of our Common Stock acquired upon exercise of subscription rights in a taxable transaction, the U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized and the holder’s adjusted tax basis in the shares. The amount realized is generally the amount of cash received plus the fair market value of any other property received for such shares. Such capital gain or loss will be long-term capital gain or loss if the holder’s holding period for such shares is more than one year at the time of disposition. Under current law, long-term capital gain of a non-corporate U.S. holder is generally taxed at preferential rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

A U.S. holder may be subject to information reporting and/or backup withholding with respect to dividend payments and the gross proceeds from the disposition of shares of our Common Stock acquired through the exercise of subscription rights. Backup withholding may apply under certain circumstances if the U.S. holder (i) fails to furnish the holder’s social security or other taxpayer identification number (a “TIN”), (ii) furnishes an incorrect TIN, (iii) fails to report interest or dividends properly, or (iv) fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct, that the holder is not subject to backup withholding and that the U.S. holder is a United States person for U.S. federal income tax purposes on IRS Form W-9. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle the holder to a refund with respect to) the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Certain persons are exempt from information reporting and backup withholding, including corporations and certain financial institutions, provided that they demonstrate their exempt status. U.S. holders are urged to consult their own tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Tax Consequences to Non-U.S. Holders

A “non-U.S. holder” means a beneficial owner of subscription rights or shares of our Common Stock that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust and is not a U.S. holder.

Taxation of the Subscription Rights

Receipt, Exercise and Expiration of the Subscription Rights

The discussion below assumes that the receipt of subscription rights will be treated as a non-taxable distribution as discussed above. In such case, non-U.S. holders will not be subject to U.S. federal income tax (or any withholding thereof) on the receipt, exercise or expiration of the subscription rights. It is possible that the receipt of the subscription rights could be a taxable event and taxable as a distribution on our Common Stock. Please see “Tax Consequences to U.S. Holders – Taxation of Subscription Rights – Receipt of Subscription Rights” above and “Taxation of Distributions on Common Stock” below.

Taxation of Distributions on Common Stock

Any distributions of cash or property to a non-U.S. holder made with respect to our Common Stock acquired upon exercise of subscription rights generally will be subject to withholding tax to the extent paid out of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes, if any, at a rate of 30% (or a lower rate prescribed by an applicable income tax treaty). In order to obtain a reduced withholding tax rate under a tax treaty, if applicable, a non-U.S. holder will be required to provide a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying the holder’s entitlement to benefits under a treaty. In addition, a non-U.S. holder will not be subject to withholding tax if the non-U.S. holder provides an IRS Form W-8ECI certifying that the distributions are effectively connected with the holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, are attributable to a permanent establishment or fixed base maintained by such non-U.S. holder within the United States); instead, the non-U.S. holder generally will be subject to U.S. federal income tax, net of certain deductions, with respect to such income at the same rates applicable to United States persons. If a non-U.S. holder is a corporation, a “Branch Profits Tax” of 30% (or a lower rate prescribed by an applicable income tax treaty) also may apply to such effectively connected income. Non-U.S. holders may be required to periodically update their IRS Forms W-8. The U.S. federal income tax treatment of any distribution is also subject to the discussion below under the headings “Information Reporting and Backup Withholding” and “FATCA.”

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Sale or Other Disposition of Our Common Stock

Subject to the discussions below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on a sale or other disposition of shares of our Common Stock acquired upon exercise of subscription rights unless:

·	such gain is effectively connected with the holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or fixed base maintained by such non-U.S. holder in the United States);

·	such non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year in which gain is realized and certain other conditions are met; or

·	we are or have been a “United States real property holding corporation”, (a “USRPHC”), for U.S. federal income tax purposes during the five-year period preceding such disposition (or the Non-U.S. holder’s holding period, if shorter) unless our Common Stock is regularly traded on an established securities market and the non-U.S. holder held no more than 5% of our outstanding Common Stock, directly or indirectly, actually or constructively, during the shorter of the five-year period ending on the date of the disposition or the period that the non-U.S. holder held our Common Stock

Gain that is effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. holder within the United States) generally will be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S. persons. If a Non-U.S. holder is a corporation, a Branch Profits Tax of 30% (or a lower rate prescribed in an applicable income tax treaty) also may apply to such effectively connected gain.

A domestic corporation is treated as a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of (1) the fair market value of its United States real property interests, (2) the fair market value of its non-United States real property interests, and (3) the fair market value of any other of its assets which are used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a USRPHC. In addition, no assurance can be provided that our Common Stock will be regularly traded on an established securities market. Non-U.S. holders are urged to consult their own tax advisors regarding the U.S. federal income tax considerations that could result if we are, or become, a USRPHC and the exception for 5% or less stockholders.

Information Reporting and Backup Withholding

Generally, distributions on our Common Stock and the amount of tax, if any, withheld with respect to such distributions will be reported annually to the IRS and to non-U.S. holders. Copies of the information returns reporting such distributions and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty.

If a non-U.S. holder complies with certification procedures to establish that the holder is not a United States person, backup withholding generally should not apply to distributions on our Common Stock and information reporting and backup withholding generally should not apply to the proceeds from a sale or other disposition of shares of our Common Stock. Generally, a non-U.S. holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other IRS Form W-8), as applicable, or otherwise meets documentary evidence requirements for establishing that it is a not a United States person, or otherwise establishes an exemption. The amount of any backup withholding will generally be allowed as a refund or credit against the non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

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FATCA

Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), generally impose a 30% withholding tax on dividends on our Common Stock and gross proceeds from the sale or other disposition of our Common Stock if paid to a foreign entity unless (1) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (2) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, or (3) the foreign entity is otherwise exempted under FATCA.

Withholding under FATCA generally applies to payments of dividends on our Common Stock. While withholding under FATCA may apply to payments of gross proceeds from a sale or other disposition of our Common Stock, under proposed Treasury Regulations, withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

If withholding under FATCA is required on any payment related to our Common Stock, holders not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment may be able to seek a refund or credit from the IRS. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our Common Stock and the entities through which they hold our Common Stock.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS NOT TAX ADVICE. HOLDERS OF SUBSCRIPTION RIGHTS AND SHARES OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE AND LOCAL LAWS AND TAX TREATIES OF THE RECEIPT, OWNERSHIP, EXERCISE AND EXPIRATION OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK ACQUIRED UPON EXERCISE OF SUBSCRIPTION RIGHTS.

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PLAN OF DISTRIBUTION

On or about December 31, 2024, the subscription rights will be distributed to holders of record of our Common Stock as of the Record Date. If you wish to exercise your subscription rights and purchase shares of Common Stock in this Rights Offering, you should timely comply with the procedures described in “The Rights Offering”.

The shares of Common Stock offered pursuant to this Rights Offering are being offered by us directly to all holders of our Common Stock. We intend to distribute subscription materials, including rights certificates, to those persons that were holders of our Common Stock on the Record Date.

The Rights Offering is being made to raise capital for general corporate purposes, and to provide the Company with an opportunity to raise capital and deleverage and more generally strengthen the Company’s balance sheet (including through a reduction of the Company’s indebtedness).

Except as set forth below, we have not employed any brokers, dealers or underwriters in connection with the solicitation of exercise of the rights.

Financial Advisor

We have engaged Roth, a broker-dealer registered with the Financial Industry Regulatory Authority, to provide certain financial advisory services in connection with the Rights Offering.  In its capacity as our financial advisor, Roth is expected to provide advice to us regarding the pricing for the Rights Offering.  Roth is not engaged in the solicitation of exercise of the rights or distribution of the rights.

As compensation for its financial advisory services rendered in connection with the structuring of the Rights Offering, we have agreed to pay Roth a $200,000 advisory fee.  We also agreed to reimburse Roth for its reasonable and documented out-of-pocket expenses incurred in connection with its services.  Neither Roth nor any other broker-dealer is acting as an underwriter in the Rights Offering nor will Roth or any other broker-dealer be obligated to purchase any shares of our Common Stock in the Rights Offering. We have agreed to indemnify Roth against certain losses and liabilities in connection with its engagement.

Roth may in the future provide other investment banking services to us and will receive compensation for such services. In the ordinary course of its business as a broker-dealer, Roth may also purchase securities from and sell securities to us and may actively trade our equity or debt securities for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Subscription Agent and Information Agent

We have retained Equiniti Trust Company, LLC to serve as our Subscription Agent and Transfer Agent for the Rights Offering and D.F. King & Co., Inc. to serve as our Information Agent for the Rights Offering. We will pay all customary fees and expenses of the Subscription Agent and the Information Agent related to this Rights Offering. We have also agreed to indemnify the Subscription Agent and the Information Agent with respect to certain liabilities that they may incur in connection with this Rights Offering. Our officers and directors may solicit responses from the holders of subscription rights in connection with this Rights Offering, but such officers and directors will not receive any commissions or compensation for such services other than their normal compensation.

Electronic Distribution

This prospectus may be made available in electronic format on websites or via email or through other online services maintained by the Company. Other than this prospectus in electronic format, the information on the Company’s website and any information contained in any other websites maintained by the Company is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Price Stabilization, Short Positions

No person has been authorized by our company to engage in any form of price stabilization in connection with the Rights Offering.

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Total Expenses

We estimate that we will incur approximately $1,458,779 in total expenses in connection with the Rights Offering.

Transferability

The subscription rights are non-transferable, except that the subscription rights will be transferable by operation of law. The rights will not be listed for trading on Nasdaq or any other stock exchange or market. The shares of our Common Stock issuable upon exercise of the rights are listed on Nasdaq under the symbol “PLCE”.

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LEGAL MATTERS

The validity of the subscription rights and our Common Stock issuable upon exercise of the subscription rights offered by this prospectus has been passed upon for us by Young Conaway Stargatt & Taylor, LLP.

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EXPERTS

The consolidated financial statements of The Children’s Place, Inc. appearing in The Children’s Place Inc.’s Annual Report (Form 10-K) for the fiscal year ended February 3, 2024, and the effectiveness of The Children’s Place Inc.’s internal control over financial reporting as of February 3, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents and information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.thechildrensplace.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

The following documents previously filed with the SEC are incorporated by reference into this Prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

·	Annual Report on Form 10-K for the fiscal year ended February 3, 2024, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2024 Annual Meeting of Stockholders;

·	Quarterly Reports on Form 10-Q for the fiscal quarter ended May 4, 2024, filed with the SEC on June 13, 2024, for the fiscal quarter ended August 3, 2024, filed with the SEC on September 11, 2024, and for the fiscal quarter ended November 2, 2024, filed with the SEC on December 6, 2024;

·	Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 6, 2024, as supplemented by Supplement to the Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 21, 2024; and

·	Current Reports on Form 8-K filed on January 17, 2024; February 9, 2024 (excluding information under Item 2.02); February 15, 2024; February 16, 2024; March 4, 2024 (excluding information under Item 7.01); March 14, 2024 (excluding information under Item 7.01); April 18, 2024 (excluding information under Item 7.01); May 21, 2024 (excluding information under Item 7.01); May 22, 2024; June 13, 2024; July 2, 2024; August 16, 2024; August 23, 2024; October 3, 2024; December 3, 2024; and December 12, 2024; and on Form 8-K/A filed on February 21, 2024.

In addition to the filings listed above, any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement are deemed to be incorporated by reference into this prospectus; however, we will not incorporate by reference any document or portions thereof that are not deemed “filed” with the SEC, or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Current Reports on Form 8-K.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus. You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

The Children’s Place, Inc.

Attn: Chief Administrative Officer, General Counsel and Corporate Secretary

500 Plaza Drive, Secaucus

New Jersey 07094

Telephone: (201) 558-2400

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

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The Children’s Place, Inc.

Non-Transferable Subscription Rights to Purchase Up to $90,000,000 in
Shares of Common Stock, representing 9,230,769 Shares of Common Stock in the Aggregate

PRELIMINARY PROSPECTUS

[·], 2024

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses to be paid by us in connection with the offering of securities described in this registration statement. All amounts are estimates except for the SEC registration fee. We will bear all expenses shown below.

SEC registration fee	$13,779.00
Subscription Agent fees and expenses	$30,000
Information Agent fees and expenses	$20,000
Financial Advisor fees and expenses	$200,000
Printing and postage expenses	$35,000
Legal fees and expenses	$1,000,000
Accounting fees and expenses	$150,000
Miscellaneous fees and expenses	$10,000
Total	$1,458,779

ITEM 14	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the DGCL permits the Company, in certain circumstances, to indemnify any present or former director, officer, employee or agent of the Company against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with a proceeding in which any such person was, is or is threatened to be, made a party by reason of holding such office or position. Article Ten of our Certificate of Incorporation and Article VI of our Bylaws provide for indemnification of our directors, officers, employees and agents to the to the fullest extent authorized by the DGCL. Our Certificate of Incorporation provides that, subject to Delaware law, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duties as a director. This provision does not eliminate our directors’ fiduciary duty and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law.

The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (b) to the registrant with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

In addition, we have entered into indemnification agreements with each of the members of our Board Directors and named executive officers (and intend to enter into similar indemnification agreements with any future members of our Board of Directors and named executive officers). These agreements require, among other things, that we indemnify each of our Directors and named executive officers to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, court costs, judgments, fines and settlement amounts reasonably incurred by the Director or named executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a Director or named executive officer. We are also expressly authorized to carry directors’ and officers’ insurance to protect us, our directors, officers and certain employees against certain liabilities.

Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

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ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES.

In November 2021, our Board of Directors authorized a $250.0 million share repurchase program (the “Share Repurchase Program”). Under this program, we may repurchase shares on the open market at current market prices at the time of purchase or in privately negotiated transactions. The timing and actual number of shares repurchased under the program will depend on a variety of factors, including price, corporate and regulatory requirements, and other market and business conditions. We may suspend or discontinue the program at any time and may thereafter reinstitute purchases, all without prior announcement. Pursuant to the Credit Agreement as amended by the Seventh Amendment, we are not expecting to repurchase any shares in Fiscal 2024, except as described below, pursuant to our practice as a result of our insider trading policy. As of November 2, 2024, there was $156.7 million remaining availability under the Share Repurchase Program.

Pursuant to our practice, including due to restrictions imposed by our insider trading policy during black-out periods, we withhold and repurchase shares of vesting stock awards and make payments to taxing authorities as required by law to satisfy the withholding tax requirements of all equity award recipients. Our payment of the withholding taxes in exchange for the surrendered shares constitutes a repurchase of our Common Stock. We also acquire shares of our Common Stock in conjunction with liabilities owed under our deferred compensation plan, which are held in treasury.

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ITEM 16	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of the Company dated May 31, 2016 filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on June 7, 2016.
3.2	Eighth Amended and Restated Bylaws of The Children’s Place, Inc. filed as Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed on December 12, 2024.
3.3	Clawback Policy of The Children’s Place, Inc. filed as Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q for the period ended May 4, 2024.
3.4	Insider Trading Policy of The Children’s Place, Inc. filed as Exhibit 3.2 to the registrant’s Quarterly Report on Form 10-Q for the period ended May 4, 2024.
4.1	Form of Certificate for Common Stock of the Company filed as an exhibit to the registrant’s Registration Statement No. 333-31535 on Form S-1.
4.2	Amended Form of Certificate for Common Stock of the Company filed as Exhibit 4.2 to the registrant’s Annual Report on Form 10-K for the period ended January 28, 2017.
4.3*	Form of Non-Transferable Subscription Rights Certificate.
5.1*	Opinion of Young Conaway Stargatt & Taylor, LLP.
8.1*	Tax Opinion of Cadwalader, Wickersham & Taft LLP.
10.1	Lease Agreement as of August 12, 2003 between Orlando Corporation and The Children’s Place (Canada), LP, together with Indemnity Agreement as of August 12, 2003 between the Company and Orlando Corporation, together with Surrender of Lease as of August 12, 2003 between the Company and Orlando Corporation and Orion Properties Ltd. (Canadian Distribution Center) filed as Exhibit 10.2 to the registrant’s Quarterly Report on Form 10-Q for the period ended November 1, 2003.
10.2	Form of Indemnity Agreement between the Company and certain members of management and the Board of Directors filed as Exhibit 10.7 to registrant’s Quarterly Report on Form 10-Q for the period ended August 2, 2008.
10.3	Lease Agreement between The Children’s Place Services Company, LLC and 500 Plaza Drive Corp. effective as of March 12, 2009 (500 Plaza Drive), Secaucus, New Jersey filed as Exhibit 10.67 to the registrant’s Annual Report on Form 10-K for the period ended January 31, 2009.
10.4	Guaranty between the Company and 500 Plaza Drive Corp. effective as of March 12, 2009 filed as Exhibit 10.68 to the registrant’s Annual Report on Form 10-K for the period ended January 31, 2009.
10.5	The First Lease Modification Agreement, dated as of August 27, 2009, between The Children’s Place Services Company, LLC and 500 Plaza Drive Corp. filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the period ended August 1, 2009.
10.6	Sixth Modification Agreement, dated as of January 23, 2024, by and between Hancock S-REIT SECA LLC and The Children’s Place Services Company, LLC filed as Exhibit 10.6 to the registrant’s Annual Report on Form 10-K for the period ended February 3, 2024.
10.7	The Company Nonqualified Deferred Compensation Plan effective January 1, 2010 filed as Exhibit 10.82 to the registrant’s Annual Report on Form 10-K for the period ended January 30, 2010.
10.8	Amended and Restated Employment Agreement, dated as of March 28, 2011, by and between the Company and Jane T. Elfers filed as Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2011.

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10.9	Amendment No. 1 as of March 23, 2012 to Amended and Restated Employment Agreement dated as of March 28, 2011, by and between the Company and Jane T. Elfers filed as Exhibit 10.31 to the Registrant’s Annual Report on Form 10-K for the period ended January 28, 2012.
10.10	Separation and Release Agreement dated May 20, 2024, between Jane T. Elfers and The Children’s Place, Inc. filed as Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q for the period ended May 4, 2024.
10.11	Form of Amended and Restated Change in Control Agreement filed as Exhibit 10.41 to the registrant’s Annual Report on Form 10-K for the period ended January 29, 2011.
10.12	Agreement dated May 22, 2015, by and among The Children’s Place, Inc., Macellum SPV II, LP, Barington Companies Equity Partners, L.P., Jonathan Duskin, James A. Mitarotonda, certain of their affiliates listed on Schedule A to the Agreement, and Robert L. Mettler filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on May 29, 2015.
10.13	The Company Profit Sharing/401(k) Plan Adoption Agreement No.#001 for use with Fidelity Basic Plan Document No. 17 entered into by the Company and Fidelity Management Trust Company on September 11, 2015 as filed as Exhibit 10.28 to the registrant’s Annual Report on Form 10-K for the period ended January 30, 2016.
10.14	The Children’s Place, Inc. Fourth Amended and Restated 2011 Equity Incentive Plan filed as Annex B to the registrant’s Definitive Proxy Statement on Schedule 14A filed on April 2, 2021.
10.15	Form of Performance-Based Restricted Stock Unit Award Agreement under the 2011 Equity Incentive Plan (Senior Vice President & above) filed as Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q for the period ended May 4, 2019.
10.16	Form of Performance-Based Restricted Stock Unit Award Agreement under the 2011 Equity Incentive Plan (below Senior Vice President) filed as Exhibit 10.2 to the registrant’s Quarterly Report on Form 10-Q for the period ended May 4, 2019.
10.17	Letter Agreement dated February 13, 2019 between The Children’s Place Services Company, LLC and Claudia Lima-Guinehut filed as Exhibit 10.3 to the registrant’s Quarterly Report on Form 10-Q for the period ended May 4, 2019.
10.18	Amended and Restated Credit Agreement, dated as of May 9, 2019, by and among the Company and The Children’s Place Services Company, LLC, as borrowers, The Children’s Place (International), LLC, The Children’s Place Canada Holdings, Inc., the childrensplace.com, inc., TCP IH II, LLC, TCP International IP Holdings, LLC and TCP International Product Holdings, LLC, as guarantors, Wells Fargo Bank, National Association (successor by merger to Wells Fargo Retail Finance, LLC), as Administrative Agent and Collateral Agent, L/C Issuer, Swing Line Lender and as a lender and Bank of America, N.A., HSBC Bank USA, N.A. and JPMorgan Chase Bank, N.A., as lenders, filed as Exhibit 10.5 to the registrant’s Quarterly Report on Form 10-Q for the period ended May 4, 2019.
10.19	First Amendment to Amended and Restated Credit Agreement, dated April 24, 2020, by and among the Company and The Children’s Place Services Company, LLC, as borrowers, The Children’s Place (International), LLC, The Children’s Place Canada Holdings, Inc., the childrensplace.com, inc., TCP IH II, LLC, TCP International IP Holdings, LLC and TCP International Product Holdings, LLC, as guarantors, Wells Fargo Bank, National Association (successor by merger to Wells Fargo Retail Finance, LLC), as Administrative Agent and Collateral Agent, L/C Issuer, Swing Line Lender and as a lender and HSBC Bank USA, N.A. and JPMorgan Chase Bank, N.A., as lenders, filed as Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q for the period ended May 2, 2020.
10.20	Joinder and Second Amendment to Amended and Restated Credit Agreement and Other Loan Documents, dated as of October 5, 2020, among the Company, the Borrowers identified on Schedule I thereto, TCP Brands, LLC, TCP Investment Canada I Corp., collectively, the New Guarantors, the Guarantors identified on Schedule II thereto, the Credit Agreement Lenders and Wells Fargo Bank, National Association (successor by merger to Wells Fargo Retail Finance, LLC), as Administrative Agent and Collateral Agent, L/C Issuer, Swing Line Lender and as a lender, filed as Exhibit 4.2 to the registrant’s Current Report on Form 8-K filed on October 6, 2020.
10.21	Third Amendment to Amended and Restated Credit Agreement, dated as of April 23, 2021, by and among the Company, the Borrowers identified on Schedule I thereto, the Guarantors identified on Schedule II thereto, the Credit Agreement Lenders and Wells Fargo Bank, National Association (successor by merger to Wells Fargo Retail Finance, LLC), as Administrative Agent, Collateral Agent, L/C Issuer, and Swing Line Lender filed as Exhibit 10.23 to the registrant’s Annual Report on Form 10-K for the period ended January 29, 2022.

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10.22	Joinder and Fourth Amendment to Amended and Restated Credit Agreement and Other Loan Documents, dated as of November 15, 2021, among the Company, the Borrowers identified on Schedule I thereto, TCP Brands, LLC, The Children’s Place International, LLC, collectively the New Borrowers, the Guarantors identified on Schedule II thereto, the Credit Agreement Lenders and Wells Fargo Bank, National Association, as Administrative Agent, Collateral Agent, L/C Issuer, Swing Line Lender and Term Agent, filed as Exhibit 10.4 to the registrant’s Quarterly Report on Form 10-Q for the period ended October 30, 2021.
10.23	Joinder and Fifth Amendment to the Amended and Restated Credit Agreement and Other Loan Documents, dated as of June 5, 2023, among the Company, the Borrowers identified on Schedule I thereto, the Guarantors identified on Schedule II thereto, the Credit Agreement Lenders and Wells Fargo Bank, National Association, as Administrative Agent, Collateral Agent, L/C Issuer, Swing Line Lender and Term Agent filed as Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended April 29, 2023.
10.24	Waiver and Amendment Agreement to the Credit Agreement, dated as of October 24, 2023, among the Company, the Borrowers identified on Schedule I thereto, the Guarantors identified on Schedule II thereto, the Credit Agreement Lenders and Wells Fargo Bank, National Association, as Administrative Agent, Collateral Agent, L/C Issuer, Swing Line Lender and Term Agent, filed as Exhibit 10.4 to the registrant’s Quarterly Report on Form 10-Q for the period ended October 28, 2023.
10.25	Seventh Amendment to Amended and Restated Credit Agreement, dated April 16, 2024, among the Company, certain subsidiaries of the Company, the Credit Agreement Lenders and Wells Fargo Bank, National Association, as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender filed as Exhibit 10.24 to the registrant’s Annual Report on Form 10-K for the period ended February 3, 2024.
10.26	Promissory Note, dated February 29, 2024, among the Company, certain subsidiaries of the Company, and Mithaq Capital SPC filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on March 4, 2024.
10.27	Unsecured Promissory Note, dated April 16, 2024, among the Company, certain subsidiaries of the Company, and Mithaq Capital SPC filed as Exhibit 10.26 to the registrant’s Annual Report on Form 10-K for the period ended February 3, 2024.
10.28	Commitment Letter for $40 Million Senior Unsecured Credit Facility (Third), dated as of May 2, 2024, among the Company, certain subsidiaries of the Company, and Mithaq Capital SPC filed as Exhibit 10.27 to the registrant’s Annual Report on Form 10-K for the period ended February 3, 2024.
10.29	Amendment No. 1 to Commitment Letter for $40 Million Senior Unsecured Credit Facility (Third), dated as of May 2, 2024, among the Company, certain subsidiaries of the Company, and Mithaq Capital SPC filed as Exhibit 10.5 to the registrant’s Quarterly Report on Form 10-Q for the period ended August 3, 2024.
10.30	Asset Purchase Agreement, dated March 1, 2019, by and among TCP Brands, LLC, as buyer, and Gymboree Group, Inc. and its subsidiaries, as sellers, filed as Exhibit 10.6 to the registrant’s Quarterly Report on Form 10-Q for the period ended May 4, 2019.
10.31	Form of Performance-Based Restricted Stock Unit Award Agreement under the 2011 Equity Incentive Plan (Senior Vice President & above), filed as Exhibit 10.3 to the registrant’s Quarterly Report on Form 10-Q for the period ended May 2, 2020.
10.32	The Fifth Lease Modification Agreement, dated as of January 29, 2021, by and between The Children’s Place Services Company, LLC and Hancock S-REIT SECA LLC filed as Exhibit 10.24 to the registrant’s Annual Report on Form 10-K for the period ended January 30, 2021.
10.33	Form of Performance-Based Restricted Stock Unit Award Agreement under the 2011 Equity Incentive Plan (Senior Vice President & above) filed as Exhibit 10.25 to the registrant’s Annual Report on Form 10-K for the period ended January 30, 2021.
10.34	Form of Time-Based Restricted Stock Unit Award Agreement under the 2011 Equity Incentive Plan (Senior Vice President & above) filed as Exhibit 10.29 to the registrant’s Annual Report on Form 10-K for the period ended January 29, 2022.
10.35	Letter Agreement dated July 21, 2021 between The Children’s Place Services Company, LLC and Jared Shure filed as Exhibit 10.2 to the registrant’s Quarterly Report on Form 10-Q for the period ended July 31, 2021.

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10.36	Letter Agreement dated October 16, 2022 between The Children’s Place Services Company, LLC and Sheamus Toal filed as Exhibit 10.2 to the registrant’s Quarterly Report on Form 10-Q for the period ended October 29, 2022.
10.37	Updated Letter Agreement dated August 1, 2023 between The Children’s Place Services Company, LLC and Sheamus Toal filed as Exhibit 10.2 to the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended July 29, 2023.
10.38	Updated Letter Agreement dated August 1, 2023 between The Children’s Place Services Company, LLC and Maegan Markee filed as Exhibit 10.3 to the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended July 29, 2023.
10.39	Letter Agreement dated May 29, 2024, between Muhammad Umair and The Children’s Place, Inc. filed as Exhibit 10.2 to the registrant’s Quarterly Report on Form 10-Q for the period ended May 4, 2024.
10.40	Separation and Release Agreement dated June 14, 2024, between Maegan Markee and The Children’s Place, Inc. filed as Exhibit 10.3 to the registrant’s Quarterly Report on Form 10-Q for the period ended August 3, 2024.
10.41	Letter Agreement dated August 9, 2024, between Claudia Lima-Guinehut and The Children’s Place, Inc. filed as Exhibit 10.4 to the registrant’s Quarterly Report on Form 10-Q for the period ended August 3, 2024.
10.42	Separation and Release Agreement dated October 1, 2024, between Sheamus Toal and The Children’s Place, Inc. filed as Exhibit 10.6 to the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended November 2, 2024.
10.43	Form of Restricted Stock Unit Award Agreement under the 2011 Equity Incentive Plan filed as Exhibit 10.7 to the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended November 2, 2024.
21.1	List of subsidiaries of the Company filed as Exhibit 21.1 to the registrant’s Annual Report on Form 10-K for the period ended February 3, 2024.
23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm
23.2*	Consent of Young Conaway Stargatt & Taylor, LLP (included in Exhibit 5.1)
23.3*	Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 8.1)
24.1**	Powers of Attorney
99.1*	Form of Instructions for Use of Non-Transferable Subscription Rights Certificates
99.2*	Form of Letter to Stockholders Who Are Record Holders
99.3*	Form of Letter to Brokers and Other Nominees
99.4*	Form of Letter to Clients of Brokers and Other Nominees
99.5*	Form of Beneficial Owner Election Form
99.6*	Form of Nominee Holder Certification
99.7*	Form of Notice of Guaranteed Delivery
107**	Filing Fee Table

* Filed herewith

** Filed previously

(b) Financial statement schedules.

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes thereto.

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ITEM 17	UNDERTAKINGS

(i)   The undersigned registrant hereby undertakes:

(A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1) To include any prospectus required by Section 10(a)(3) of the Securities Act.

(2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.

(3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i)(A)(1), (2) and (3) above do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(B) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(D) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to the offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(E) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(2) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(ii)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Secaucus, New Jersey, on the 26th day of December, 2024.

THE CHILDREN’S PLACE, INC.

By:	/s/ Muhammad Umair
	Name:	Muhammad Umair
	Title:	President & Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Muhammad Umair	Director, President & Interim Chief Executive Officer (Principal Executive Officer)	December 26, 2024
Muhammad Umair

/s/ Laura Lentini	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	December 26, 2024
Laura Lentini

*	Director	December 26, 2024
Turki Saleh A. AlRajhi

*	Director	December 26, 2024
Muhammad Asif Seemab

*	Director	December 26, 2024
Hussan Arshad

*	Director	December 26, 2024
Douglas Edwards

*By:	/s/ Muhammad Umair
Muhammad Umair, Attorney-in-Fact